UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Big Lots, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Big Lots, Inc.
4900 E. Dublin-Granville Road
Columbus, Ohio 43081
April 12, 2023
Dear Big Lots Shareholder:
We cordially invite you to attend the 2023 Annual Meeting of Shareholders of Big Lots, Inc. The Annual Meeting will be held at our corporate offices located at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081 on Tuesday, May 23, 2023, beginning at 10:00 a.m., Eastern Time.
The following pages contain the Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting.
Your vote is important and we encourage you to attend the Annual Meeting. For additional information regarding how to attend the Annual Meeting, please see “Attendance at the Annual Meeting” on page 2 of the Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you attend the Annual Meeting and wish to participate by voting electronically during the Annual Meeting, you may revoke your previously submitted proxy as described in the Proxy Statement.
Thank you for your ongoing support of, and continued interest in, Big Lots, Inc.
Respectfully submitted,
CYNTHIA T. JAMISON Chair	BRUCE K. THORN President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 23, 2023
10:00 a.m., Eastern Time
4900 E. Dublin-Granville Road
Columbus, Ohio 43081
Notice is hereby given that the 2023 Annual Meeting of Shareholders of Big Lots, Inc. will be held at our corporate offices located at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081 on Tuesday, May 23, 2023, beginning at 10:00 a.m., Eastern Time.
The Annual Meeting is being held for the following purposes:
1.
To elect as directors the ten nominees named in our accompanying Proxy Statement;

2.
To consider and vote upon a proposal to approve the amended and restated Big Lots 2020 Long-Term Incentive Plan;

3.
To approve, on an advisory basis, the compensation of our named executive officers;

4.
To approve, on an advisory basis, the frequency of our future advisory votes on the compensation of our named executive officers;

5.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 27, 2024; and

6.
To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on the record date, March 24, 2023, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Further information regarding voting rights and matters to be voted upon is presented in the accompanying Proxy Statement.
On or about April 12, 2023, we began mailing to our shareholders of record at the close of business on March 24, 2023 a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report to Shareholders for our fiscal year ended January 28, 2023, as well as instructions on how to request a paper copy of the proxy materials.
By Order of the Board of Directors,
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer,
General Counsel and Corporate Secretary
April 12, 2023
Columbus, Ohio
Your vote is important. Shareholders are urged to vote online. If you attend the Annual Meeting, you may revoke your previously submitted proxy as described in the Proxy Statement. For additional information regarding how to attend the Annual Meeting, please see “Attendance at the Annual Meeting” on page 2 of the Proxy Statement.

BIG LOTS, INC.
PROXY STATEMENT

i

PROXY STATEMENT
The Board of Directors (“Board”) of Big Lots, Inc., an Ohio corporation (“we,” “us,” “our,” the “Company” or “Big Lots”), is furnishing you this proxy statement (this “Proxy Statement”) to solicit proxies for use at the 2023 Annual Meeting of Shareholders of Big Lots to be held at our corporate offices located at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081 on Tuesday, May 23, 2023 beginning at 10:00 a.m., Eastern Time (including any adjournments, postponements or continuations thereof, the “Annual Meeting”).
This Proxy Statement is dated April 12, 2023, and on or about April 12, 2023, we began mailing to our shareholders of record at the close of business on March 24, 2023 a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders for our fiscal year ended January 28, 2023 (“fiscal 2022”).
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, our shareholders will be asked to:
(1)
elect ten directors to serve until the 2024 Annual Meeting of Shareholders of the Company;

(2)
approve the amended and restated Big Lots 2020 Long-Term Incentive Plan (“2020 LTIP”);

(3)
approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (“say-on-pay resolution”);

(4)
approve, on an advisory basis, the frequency of our future advisory votes on the compensation awarded to our named executive officers;

(5)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 27, 2024 (“fiscal 2023”); and

(6)
transact such other business as may properly come before the Annual Meeting.

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the meeting.
Shareholder Voting Rights
Only those shareholders of record at the close of business on March 24, 2023, the record date for the Annual Meeting (“Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had 29,028,711 common shares, $0.01 par value per share (“Common Shares”), outstanding. Each of the outstanding Common Shares entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof. The holders of our Common Shares have no cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Amended Code of Regulations and the Ohio General Corporation Law.

Registered Shareholders and Beneficial Shareholders
If your Common Shares are registered in your name directly with our transfer agent, Computershare Investor Services, LLC, you are considered a holder of record (which we also refer to as a registered shareholder). If you hold our Common Shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial shareholder of the Common Shares, which shares are often referred to as being held in “street name.”
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while reducing the costs of delivery of our proxy materials and the environmental impact of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered shareholders may vote their Common Shares on the Internet. Registered shareholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such paper or email copies.
A notice that directs our beneficial shareholders to the website where they can access our proxy materials should be forwarded to each beneficial shareholder by the broker, bank or other holder of record that is considered the registered shareholder with respect to the Common Shares of the beneficial shareholder. Such broker, bank or other holder of record should also provide to the beneficial shareholders instructions on how the beneficial shareholders may request a paper or email copy of our proxy materials. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their Common Shares by following the voting instructions they receive from their broker, bank or other holder of record.
To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
Attendance at the Annual Meeting
All of our shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m., Eastern Time, and the Annual Meeting will begin at 10:00 a.m., Eastern Time. If you attend the Annual Meeting, you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you hold your Common Shares as a beneficial shareholder, you may also be asked to present a copy of a brokerage or bank statement reflecting your beneficial ownership of our Common Shares as of the record date. An audio recording of the entire Annual Meeting will be available in the Investor Relations section of our website (www.biglots.com) after the meeting.
How to Vote and Revoke Your Vote
Registered Shareholders
After receiving your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials), registered shareholders are urged to visit www.proxyvote.com to access our proxy materials.

If you are a registered shareholder, there are several ways for you to vote your Common Shares:
•
Vote by Internet Before the Date of the Annual Meeting.   You will have the opportunity to vote your Common Shares online at www.proxyvote.com until May 22, 2023 at 11:59 p.m., Eastern Time. When voting online before the date of the Annual Meeting, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote at the Annual Meeting.   You may also vote your Common Shares at the Annual Meeting.

•
Vote by Telephone.   You may vote your Common Shares by telephone by calling 1-800-690-6903 from any touch-tone telephone until May 22, 2023 at 11:59 p.m., Eastern Time. When voting by telephone, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote by Mail.   If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope provided with the proxy materials to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards submitted by mail must be received no later than May 22, 2023 to be voted at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.
Beneficial Shareholders
Beneficial shareholders have the right to direct the broker, bank or other holder of record that is the registered holder of their Common Shares on how to vote their Common Shares by following the voting instructions included in the materials they receive from their registered holder. Beneficial shareholders should follow the procedures and directions set forth in such voting instructions to instruct their registered holder how to vote those Common Shares or revoke or change previously given voting instructions (including how to vote at the Annual Meeting). Beneficial shareholders should contact their broker, bank or other holder of record to determine the applicable deadlines.
Brokers, banks and other holders of record who hold Common Shares for beneficial shareholders in street name may vote such Common Shares on “routine” matters (as determined under New York Stock Exchange (“NYSE”) rules), such as Proposal Five, without specific voting instructions from the beneficial owner of such Common Shares. Such brokers, banks and other holders of record may not, however, vote such Common Shares on “non-routine” matters, such as Proposal One, Proposal Two, Proposal Three and Proposal Four, without specific voting instructions from the beneficial owner of such Common Shares. Proxies submitted by such brokers, banks and other holders of record that have not been voted on “non-routine” matters are referred to as “broker non-votes.” Broker non-votes will not be counted for purposes of determining the number of Common Shares necessary for approval of any matter to which broker non-votes apply (i.e., broker non-votes will have no effect on the outcome of such matter).
How to Revoke or Change Your Vote
If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
•
signing and returning a new proxy card with a later date (only your latest completed, signed and dated proxy card received by May 22, 2023 will be counted);

•
submitting a later-dated vote by telephone or via the Internet (only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Time, on May 22, 2023, will be counted);

•
attending and participating in the Annual Meeting and voting again (attending the Annual Meeting will not by itself revoke a previously submitted proxy); or

•
delivering a written revocation to our Corporate Secretary at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081, received no later than May 22, 2023.

Beneficial shareholders should follow the procedures and directions set forth in the voting instructions they receive from their registered holder to instruct their registered holder how to revoke or change previously given voting instructions.
What is a “proxy”?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
Householding
SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the Notice of Internet Availability of Proxy Materials (or the Annual Report to Shareholders and Proxy Statement, if requested) if they consent to do so (we refer to this process as “householding”). Householding is permitted only in certain circumstances, including when you have the same last name and address as another shareholder. If the required conditions are met, and SEC rules allow, your household may receive a single copy of the Notice of Internet Availability of Proxy Materials or, if requested, the Annual Report to Shareholders and Proxy Statement. Upon request, we will promptly deliver a separate copy of the Annual Report to Shareholders and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the document(s) was delivered. Such a request should be made in the same manner as a revocation of consent for householding.
You may revoke your consent for householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will be sent separate copies of the Annual Report to Shareholders and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable.
Beneficial shareholders can request more information about householding from their brokers, banks or other holders of record.
Board’s Recommendations
Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the Common Shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
(1)
FOR the election of the director nominees identified in Proposal One;

(2)
FOR the approval of the amended and restated 2020 LTIP (see Proposal Two);

(3)
FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and the narrative discussion accompanying the tables (see Proposal Three);

(4)
for the approval, on an advisory basis, of holding future advisory votes on the compensation of our named executive officers every ONE YEAR (see Proposal Four); and

(5)
FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023 (see Proposal Five).

If any other matter properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on such matter or for a substitute nominee as recommended by the Board.
Quorum
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting will constitute a quorum and permit us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of Common Shares considered to be present at the Annual Meeting for purposes of establishing a quorum.
Vote Required to Approve a Proposal
Proposal One
Our Amended Articles of Incorporation impose a majority vote standard in uncontested elections of directors and our Corporate Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Specifically, Article Eighth of our Amended Articles of Incorporation provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. In all director elections other than uncontested elections, plurality voting will apply and the director nominees receiving the greatest number of votes cast for their election will be elected as directors. An “uncontested election” generally means an election of directors at a meeting of shareholders in which the number of nominees for election does not exceed the number of directors to be elected. Broker non-votes will not be considered votes cast for or against a director nominee’s election at the Annual Meeting.
See the “Governance — Majority Vote Standard and Policy” section of this Proxy Statement for more information about our majority vote policy and standard.
Other Matters
For purposes of Proposal Two, Proposal Three and Proposal Five, the affirmative vote of the holders of a majority of the outstanding Common Shares, present in person or by proxy, and entitled to vote on the proposal, will be required for approval. For purposes of Proposal Four, the frequency alternative that receives the affirmative vote of the holders of a plurality of the Common Shares represented in person or by proxy and entitled to vote on the matter will be approved. The votes received with respect to Proposal Three, Proposal Four and Proposal Five are advisory and will not bind the Board or the Company. A properly executed proxy marked “abstain” with respect to Proposal Two, Proposal Three, Proposal Four and Proposal Five will not be voted with respect to such matter, although it will be counted for purposes of determining the number of Common Shares necessary for approval of Proposal Two, Proposal Three and Proposal Five. Accordingly, an abstention will have the same effect as a vote against Proposal Two, Proposal Three and Proposal Five. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the Common Shares in accordance with the recommendation of the Board.
Tabulation
Votes will be counted by an independent inspector of election appointed for the Annual Meeting by the Board.
Appraisal or Dissenters’ Rights
Shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

Results
We will announce preliminary results promptly once they are available and will report final results in a filing with the SEC on a Current Report on Form 8-K. You can access both Form 8-Ks and our other reports we file with the SEC at our website at https://www.biglots.com/corporate/investors/sec-filings or at the SEC’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.

PROPOSAL ONE:   ELECTION OF DIRECTORS
In accordance with the Company’s Amended Code of Regulations, the current size of the Board is set at ten directors. The Board has nominated the ten persons identified in the biographies set forth below for election as directors at the Annual Meeting, who include all of the incumbent directors. At the Annual Meeting, the Common Shares represented by proxies will be voted, unless otherwise specified, for the election of the ten director nominees named below. Proxies cannot be voted at the Annual Meeting for more than ten persons. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.
All of the nominees set forth below have consented to being named in this Proxy Statement and to serve as directors of the Company if elected. It is expected that all nominees proposed by the Board will be able to serve on the Board if elected. However, if before the Annual Meeting one or more of the Board’s nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption.
Set forth below is certain information related to the nominees.

Summary of Director Nominee Core Experiences and Skills
Our Board possesses a deep and broad set of experiences and skills that facilitate strong oversight and strategic direction for a leading retailer.   The following chart summarizes the competencies of each director nominee to be represented on our Board.
EXPERIENCE/SKILLS	Campos	Chambers	DiGrande	Gottschalk	Jamison	McCormick	Newton	Reardon	Schoppert	Thorn
Retail Industry Operating or managerial experience with retailers.	X	X	X	X	X	X	X	X	X	X
Customer Experience/Omnichannel and Digital Strategies Experience developing and deploying retail (or adjacent sector) customer experience programs across physical and digital mediums.	X	X	X	X	X	X	X		X	X
Public Company CEO/COO/CFO/CHRO Prior public company C-suite experience.		X	X	X	X			X	X	X
Finance/Accounting/Audit Understanding of finance, accounting, financial reporting and/or audit processes.	X	X	X	X	X	X	X	X	X	X
Legal/Risk Management Governmental/public policy, legal/regulatory and risk management experience.		X	X	X	X	X	X	X	X	X
Strategy, Innovation and Business Transformation Experience successfully ideating and executing transformative business strategies.	X	X	X	X	X	X	X		X	X
Human Capital/Talent Management Experience in human resources, talent and leadership development and/or executive compensation.	X	X		X	X		X	X		X
Other Public Company Board Prior public company board experience to assist in enhancing board form and function.		X		X	X	X		X	X	X
Environmental, Social and Governance Significant experience with ESG strategies and programs.	X	X	X	X	X	X	X	X	X	X

The following information is furnished with respect to each of the nominees of the Company, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating / Corporate Governance Committee and the Board to determine that the nominees should serve as our directors. Other than as set forth in this Proxy Statement, no principal occupation of any of the Board’s nominees has been at any corporation or organization that is a parent, subsidiary or other affiliate of the Company.
Age: 56 Director since: 2021 Committees: • Audit • Capital Allocation Planning
SANDRA Y. CAMPOS
Ms. Campos served as the Chief Executive Officer of DVF (Diane von Furstenberg) (a luxury fashion brand) from 2018 to 2020. After her departure from DVF, Ms. Campos served as the Chief Executive Officer of Project Verte Inc. (a retail technology and supply chain solutions provider) until November 2021. A receivership proceeding was filed against Project Verte Inc. in August 2022 in the Delaware Court of Chancery. The receiver subsequently filed a bankruptcy proceeding under Chapter 7 of the U.S. Bankruptcy Code with respect to Project Verte Inc. in January 2023 in the U.S. Bankruptcy Court for the District of Delaware. Since her departure from Project Verte Inc., Ms. Campos has been serving as a professional director.
Prior to joining DVF, she was the Co-President, Women’s Apparel of Global Brands Group Holding Limited (a branded apparel, footwear and brand management company) from 2015 to 2018, which included the Juicy Couture, Bebe, Buffalo, Tretorn, BCBG and Herve Leger brands. Ms. Campos also held leadership roles with apparel companies Polo Ralph Lauren and Nautica International.
Ms. Campos also founded Fashion Launchpad (a continuing education platform for retail and fashion professionals) and created Dream out Loud in partnership with Selena Gomez (the first teen celebrity brand management company). She is also a member of the board of Fabric (a modular and headless commerce solution).
Qualifications: Ms. Campos’ qualifications to serve on the Board include her extensive executive experience in the retail, technology and consumer products industries, marketing, global brand building, and omnichannel development.

Age: 65 Director since: 2012 Committees: • Human Capital and Compensation • Capital Allocation Planning
JAMES R. CHAMBERS
Mr. Chambers served as President and Chief Executive Officer and director of Weight Watchers International, Inc. (weight management services provider) from 2013 to late 2016. Since his retirement from Weight Watchers International, Inc. in 2016, he has been serving as a professional director and as a strategic advisor to boards of directors.
Mr. Chambers previously served as President of the US Snacks and Confectionery business unit and General Manager of the Immediate Consumption Channel of Kraft Foods Inc. (food manufacturer) until 2011. Mr. Chambers also served as President and CEO of Cadbury Americas (confectionery manufacturer) until 2010 and as the President and Chief Executive Officer of Remy Amerique, Inc. (spirits manufacturer). Prior to his employment with Remy Amerique, Inc., Mr. Chambers served as the Chief Executive Officer of Paxonix, Inc. (online branding and packaging process solutions business), the Chief Executive Officer of Netgrocer.com

(online grocery retailer) and the Group President of Information Resources, Inc. (global market research provider). Mr. Chambers spent the first 17 years of his career at Nabisco (food manufacturer), where he held leadership roles in sales, distribution, marketing and information technology, culminating in the role of President, Refrigerated Foods. Mr. Chambers previously served as a director of B&G Foods (food manufacturer) for seven years where he served on the nominating and governance committee and the compensation committee and as a director of Weight Watchers International, Inc.
Qualifications: Mr. Chambers’ qualifications to serve on the Board include his extensive cross-functional packaged goods industry experience, his extensive leadership experience as a chief executive officer, his 20-year track record in general management and his experience serving on the boards of other public companies.
Other Directorships: Board of Trustees of TIAA (a privately-held financial services company) since 2015, where he serves as chair and on the human resources committee, the nominating and governance committee and the risk and compliance committee.

Age: 56 Director since: 2018 Committees: • Audit • Nominating /Corporate Governance
SEBASTIAN J. DIGRANDE
Mr. DiGrande is the Chief Executive Officer of Plastic Credit Exchange (a facilitator of funding of plastic waste clean-up, recycling and reprocessing activities). Mr. DiGrande served as a professional director from 2019 until April 2022.
Mr. DiGrande served as the Executive Vice President of Strategy and Chief Customer Officer for Gap Inc. (apparel retailer) from May 2016 until 2019, where he led the company’s strategy, consumer and market insights, customer data and analytics, digital and customer marketing, payments, loyalty, and franchise teams. Prior to joining Gap, Inc., Mr. DiGrande was a Senior Partner and Managing Director for The Boston Consulting Group from 1996 to April 2016. He was also a leader in BCG’s Technology, Marketing and Digital Innovation efforts.
Qualifications: Mr. DiGrande’s qualifications to serve on the Board include his extensive experience in senior management roles in strategy, analytics, marketing and technology, his extensive consulting background and his qualification as an “audit committee financial expert,” as defined by applicable SEC rules.

Age: 62 Director since: 2015 Committees: • Audit (Chair) • Human Capital and Compensation
MARLA C. GOTTSCHALK
Ms. Gottschalk is the former Chief Executive Officer of The Pampered Chef, Ltd. (marketer of kitchen tools, food products and cookbooks), where she also previously served as President and Chief Operating Officer. Since her retirement from The Pampered Chef, Ltd. in 2013, she has been serving as a professional director.
Ms. Gottschalk served as Senior Vice President of Financial Planning and Investor Relations for Kraft Foods, Inc. (food manufacturer), where she also previously served as Executive Vice President and General Manager of the Post Cereal division and Vice President of Marketing and Strategy of the Kraft Cheese division. Ms. Gottschalk previously served as a director of Potbelly Corporation (food retailer) from 2019 until 2022 where she served as the chair of the audit committee and on the compensation committee.
Qualifications: Ms. Gottschalk’s qualifications to serve on the Board include her extensive experience in operations and strategic management, her qualification as an “audit committee financial expert,” as defined by applicable SEC rules, her extensive leadership experience as a chief executive officer, her expertise in the food industry and her experience serving on the boards of other public companies.
Other Directorships: US Foods, Inc. (Food wholesaler) since 2022, where she serves on the audit committee and nominating and governance committee; Reynolds Consumer Products Inc. (consumer products) since 2020, where she is chair of the audit committee; and UL Solutions (global safety certification company) since 2009, where she is chair of the compensation committee and serves on the nominating and governance committee.

Age: 63 Director since: 2015 Committees: • None
CYNTHIA T. JAMISON
Chair of the Board of Big Lots, Inc.
Ms. Jamison served as Chief Financial Officer or Chief Operating Officer of several companies during her tenure from 1999 to 2009 at Tatum, LLC (executive services firm). From 2005 to 2009, she led the CFO services practice and was a member of the firm’s operating committee. After retiring from Tatum, Ms. Jamison subsequently served as Chief Financial Officer of AquaSpy, Inc. from 2009 to 2012 (provider of soil moisture sensors to monitor soil moisture levels). Since her retirement from AquaSpy Inc. in 2012, she has been serving as a professional director. Ms. Jamison has also served as Chief Financial Officer of Chart House Enterprises (food retailer) and held various financial positions at Allied Domecq Retailing USA, Kraft General Foods and Arthur Anderson LLP.
Ms. Jamison previously served as a director of B&G Foods, Inc. (food manufacturer and distributor) from 2004 to 2015, where she served as chair of the audit committee. She previously held board seats at Horizon Organic Holdings from 2001 to 2003 and Cellu Tissue, Inc.
Qualifications: Ms. Jamison’s qualifications to serve on the Board include her extensive experience in financial and accounting matters, including public company reporting, as well as strategy and capitalization expertise, her qualification as an “audit committee financial expert,” as defined by applicable SEC rules, and her key management, leadership, financial and strategic planning, corporate governance and public company executive and board experience.

Other Directorships: Tractor Supply Company (farm and ranch retailer) since 2002, where she has served as chair since 2014 (she is not standing for re-election to the Tractor Supply Company board of directors in 2023); Darden, Inc. (food retailer) since 2014, where she serves as chair of the audit committee and a member of the compensation committee; and The ODP Corporation (a provider of business services, products and digital workplace technology solutions) since 2013, where she is chair of the audit committee and a member of the compensation and talent committee.
Age: 67 Director since: 2018 Committees: • Human Capital and Compensation • Capital Allocation Planning (Chair)
CHRISTOPHER J. MCCORMICK
Mr. McCormick is the former President and Chief Executive Officer of L.L. Bean, Inc. (clothing and outdoor recreation equipment retailer). He joined L.L. Bean, Inc. in 1983 and held a number of leadership positions in Advertising and Marketing prior to his tenure as President and Chief Executive Officer from 2001 until March 2016. Since his retirement from L.L. Bean, Inc. in 2016, he has been serving as a professional director. Mr. McCormick previously served as a director of Sun Life Financial, Inc. (financial services company) from 2017 to 2019, where he served as a member of the compensation committee and nominating corporate governance committee.
Qualifications: Mr. McCormick’s qualifications to serve on the Board include his extensive leadership experience as a chief executive officer of a retail company, his service on the boards of other public companies and his qualification as an “audit committee financial expert,” as defined by applicable SEC Rules.
Other Directorships: Levi Strauss & Co. (clothing retailer) since 2016, where he is a member of the audit committee and the nominating and governance committee.

Age: 50 Director since: 2021 Committees: • Audit • Nominating /Corporate Governance
KIMBERLEY A. NEWTON
Ms. Newton is the founder and Chief Executive Officer of Alexis Enterprises, LLC, which includes the Intentional Pause Project (media, product, and experiential platform aimed at empowering women to expand the impact of their leadership). Ms. Newton is the former Senior Vice President Consumer Experience of Hallmark Cards, Inc. (greeting card manufacturer) from 2017 to 2019. Ms. Newton joined Hallmark Cards, Inc. in 1996 and held a number of leadership positions in marketing and strategy before serving as Vice President North America Strategy and Planning from 2011 to 2015 and Vice President Corporate Strategy and Business Development from 2015 to 2017.
During her more than 20 years with Hallmark Cards, Inc., she influenced global corporate strategy and led transformation across a diversified portfolio of top brands by reimagining strategies and capabilities through a future-looking, digitally-enabled, and customer-focused lens. Ms. Newton has been recognized as a top African American in corporate America and is an active investor in and advisor to several female-led businesses.
Qualifications: Ms. Newton’s qualifications to serve on the Board include her extensive experience in consumer marketing, corporate strategy, business development, omnichannel consumer experience, P&L management and digital transformation.

Age: 70 Director since: 2015 Committees: • Human Capital and Compensation (Chair) • Nominating /Corporate Governance
NANCY A. REARDON
Ms. Reardon is the former Senior Vice President and Chief Human Resources and Communications Officer of Campbell Soup Company (food manufacturer). Since her retirement from Campbell Soup Company in 2012, she has been serving as a professional director.
Additionally, Ms. Reardon served as Executive Vice President of Human Resources for Comcast Cable Communications, Inc. (telecommunications provider) from 2002 to 2004. Prior to that, Ms. Reardon served as Partner and Executive Vice President, Human Resources and Corporate Affairs for Borden Capital Management Partners (consumer products retailer) from 1997 to 2002, where she developed financial and merger and acquisition skills through her involvement in multiple transactions for a portfolio of operating companies. Ms. Reardon previously served as a director of Warnaco Group, Inc. (apparel retailer) where she served as a member of the audit committee and the compensation committee.
Qualifications: Ms. Reardon’s qualifications to serve on the Board include her extensive experience in senior management roles, her experience on the boards of other public companies and private and charitable organizations, her experience leading human resources departments and in communications and public affairs, her leadership skills and her skills in human capital management, talent development and succession planning.
Other Directorships: Signet Jewelers Limited (jewelry retailer) since 2018, where she chairs the human capital management and compensation committee and serves on the corporate citizenship and sustainability committee.

Age: 56 Director since: 2015 Committees: • Audit • Nominating /Corporate Governance (Chair) • Capital Allocation Planning
WENDY L. SCHOPPERT
Ms. Schoppert is the former Executive Vice President and Chief Financial Officer of Sleep Number Corporation (bedding retailer and manufacturer) from June 2011 to February 2014, where she also served as Chief Information Officer and led Marketing, Digital, International, and New Channel Development. Since her retirement from Sleep Number Corporation in 2014, she has been serving as a professional director.
Prior to joining Sleep Number, Ms. Schoppert led the Private Asset Management division of US Bank (financial services company) from 2004 to 2005 and served as Head of Product, Marketing & Corporate Development for U.S. Bank’s Asset Management division from 2002 to 2004. Ms. Schoppert began her career in the airline industry, serving in various financial, strategic and general management leadership positions at American Airlines, Northwest Airlines and America West Airlines. Ms. Schoppert also previously served as a director of Gaia, Inc. (formerly Gaiam, Inc.) (an alternative media video streaming service) from 2013 to 2018.
Qualifications: Ms. Schoppert’s qualifications to serve on the Board include her qualification as an “audit committee financial expert,” as defined by applicable SEC Rules, her extensive retail experience across finance, information technology, digital and marketing, and her significant financial leadership and expertise with respect to the oversight of financial reporting and disclosure for public companies.

Other Directorships: The Hershey Company (a global confectionery company) since 2017, where she serves on the audit committee and the finance & risk management committee (she is not standing for re-election to The Hershey Company board of directors in 2023); The ODP Corporation (a provider of business services, products and digital workplace technology solutions), since 2020, where she chairs the compensation and talent committee and serves on the audit committee; and Bremer Financial Corporation (a financial services firm) since 2017, where she serves on the audit committee and the compensation committee.
Age: 56 Director since: 2018 Committees: • None
BRUCE K. THORN
Mr. Thorn is our President and Chief Executive Officer. Before joining Big Lots in September 2018, he served as President (since 2017) and Chief Operating Officer (since 2015) of Tailored Brands, Inc. (a leading specialty retailer of men’s tailored clothing and formalwear) until 2018. Mr. Thorn also previously held various enterprise-level roles with PetSmart, Inc. (a pet supply retailer), most recently as Executive Vice President, Store Operations, Services and Supply Chain, as well as leadership positions with The Gap, Inc., Cintas Corp, LESCO, Inc. and The United States Army.
Qualifications: Mr. Thorn’s qualifications to serve on the Board include his day-to-day leadership as President and Chief Executive Officer of Big Lots, strong leadership skills, proven management capabilities and more than 25 years of diverse retail and services experience.
Other Directorships: Caleres, Inc. (a footwear company) since 2022, where he serves on the culture, compensation, and people committee and the technology and digital committee.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

GOVERNANCE
The following table sets forth some of our key governance policies and practices we have implemented to advance the objectives and long term interests of our shareholders:
Governance Highlights
• Nine of our ten current directors are independent	• Six of our nine independent director nominees are women
• Annual election of all directors and Majority Voting Standard	• Annual board and committee self-evaluations
• Proxy access for our shareholders	• We have a non-executive chair
• Executive session of non-employee directors at all regularly scheduled board meetings	• Director orientation and continuing education
• All committees composed of independent directors	• Limit of 4 public company directorships Board members may hold
• Annual shareholder engagement	• Mandatory Board retirement at age 72
Board Leadership and Independent Chair of the Board
The Board is currently composed of the individuals identified in Proposal One. Each of the director nominees (other than Mr. Thorn, our Chief Executive Officer (“CEO”) and President), qualifies as an independent (as defined by the applicable NYSE rules) non-employee director (“non-employee directors”). Ms. Jamison, a non-employee director, currently serves as non-executive Chair of the Board (“Chair”). The Board believes it should have the flexibility to establish a leadership structure that works best for us at a particular time, and it reviews that structure from time to time, including in the context of a change in leadership. The Chair works with management to plan the agendas for meetings of the Board, chairs the Board meetings, and is responsible for briefing our CEO, as needed, concerning executive sessions of the independent members of the Board. The Chair also determines when additional meetings of the Board are needed. Additionally, the Chair communicates informally with other directors between meetings of the Board to foster free and open dialogue among directors.
Board Meetings in Fiscal 2022
The Board held eight meetings during fiscal 2022. During fiscal 2022, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the periods that he or she served). All of our directors attended our 2022 annual meeting of shareholders as required by our Corporate Governance Guidelines. In addition, the non-employee directors met in executive session at each of the Board’s regularly scheduled meetings.
Role of the Board’s Committees
The Board has standing Audit, Human Capital and Compensation, Nominating / Corporate Governance and Capital Allocation Planning Committees. Each of these committees reports its activities to the Board.
Audit Committee
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to:
(1)
the integrity of the financial reports and other financial information provided by us to our shareholders and others;

(2)
our compliance with legal and regulatory requirements;

(3)
the engagement of our independent registered public accounting firm and the evaluation of the firm’s qualifications, independence and performance;

(4)
the performance of our system of internal controls;

(5)
the oversight of the performance of the internal audit function;

(6)
our audit, accounting and financial reporting processes generally; and

(7)
the evaluation of enterprise risk issues.

During fiscal 2022, Mses. Campos, Gottschalk, Newton and Schoppert and Mr. DiGrande served on our Audit Committee. All members of the Audit Committee are independent as required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. The Board has determined that each member of the Audit Committee is “financially literate,” as required by NYSE rules, and is an “audit committee financial expert,” as defined by applicable SEC rules.
The functions of the Audit Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee met four times during fiscal 2022.
Human Capital and Compensation Committee
The Human Capital and Compensation Committee discharges the responsibilities of the Board relating to the administration of our compensation programs, including the compensation program for our executive leadership team (“Leadership Team”), and provides input on our policies and strategies relating to human capital management. Our Leadership Team is composed of the current executives named in the Summary Compensation Table and other executives reporting to our CEO.
The responsibilities of the Human Capital and Compensation Committee include:
(1)
establishing our general compensation philosophy;

(2)
overseeing the development of our compensation programs;

(3)
approving goals and objectives for the incentive compensation awarded to the Leadership Team;

(4)
reviewing and recommending to the Board the other compensation for our CEO and the Leadership Team;

(5)
reviewing plans for the leadership, development, retention and succession of the CEO’s direct reports;

(6)
administering our compensation programs;

(7)
overseeing our policies and strategies relating to the management of our human capital; and

(8)
reporting on the entirety of the executive compensation program to the Board.

The Human Capital and Compensation Committee annually conducts a compensation risk assessment. The purpose of the assessment is to identify risks arising from the Company’s compensation policies, practices and programs and the controls in place to mitigate any such risks. The Human Capital and Compensation Committee determined that our compensation policies are consistent with our overall risk structure. Because a significant portion of the incentive compensation we award is subject to performance goals based on operating profit, we believe our associates are encouraged to take a balanced approach that focuses on corporate profitability and performance. If the Company is not profitable at a reasonable level, there are limited payouts under the bonus programs.
The Company has internal controls over the measurement and calculation of the performance measures, including operating profit, earnings per share, return on invested capital, sales, net income and relative total shareholder return. These controls, and the auditing of the Company’s financial statements by an independent registered public accounting firm, are designed to keep the Company, including its compensation programs, from being susceptible to manipulation by associates. In addition, our associates are subject to the Company’s Code of Business Conduct and Ethics which covers, among other things, accuracy of books and records.
During fiscal 2022, Mses. Gottschalk, Jamison and Reardon and Messrs. Chambers, Thomas A. Kingsbury and McCormick served on our Human Capital and Compensation Committee. All members of the Human Capital and Compensation Committee are independent as required by the Human Capital and Compensation Committee’s charter and NYSE rules.
The functions of the Human Capital and Compensation Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Human Capital and Compensation Committee met five times during fiscal 2022.
Nominating / Corporate Governance Committee
The responsibilities of the Nominating / Corporate Governance Committee include:
(1)
recommending individuals to the Board for nomination as members of the Board and its committees;

(2)
taking a leadership role in shaping our corporate governance policies and practices, including recommending to the Board changes to our Corporate Governance Guidelines and monitoring compliance with such guidelines;

(3)
developing and recommending to the Board appropriate criteria for determining director independence;

(4)
in coordination with the Human Capital and Compensation Committee, monitoring issues associated with CEO succession planning and management development;

(5)
overseeing the evaluation of the Board and CEO; and

(6)
reviewing the compensation of the members of the Board and recommending any changes to such compensation to the Board for its approval.

During fiscal 2022, Mses. Jamison, Newton, Reardon and Schoppert and Messrs. DiGrande and Kingsbury served on our Nominating / Corporate Governance Committee. All members of the Nominating / Corporate Governance Committee are independent as required by the Committee’s charter and NYSE rules.
The functions of the Nominating / Corporate Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Nominating / Corporate Governance Committee met four times during fiscal 2022.
Capital Allocation Planning Committee
The responsibilities of the Capital Allocation Planning Committee include:
(1)
reviewing, at least annually, the Company’s three-year capital expenditure outlook and expected returns, current year capital expenditure plan and associated returns and three-year liquidity outlook;

(2)
periodically reviewing the Company’s current year actual capital expenditures versus the current year capital expenditure plan, the Company’s rolling twelve-month liquidity outlook, debt ratio and other ratios required for compliance with the Company’s credit facilities and management’s estimate of the Company’s weighted-average cost of capital;

(3)
reviewing management recommendations on the Company’s declaration and payment of quarterly or special dividends on our Common Shares;

(4)
reviewing management recommendations on the establishment and, upon establishment, execution of a share repurchase program;

(5)
periodically reviewing the Company’s capital allocation strategy in comparison to peers and industry benchmarks; and

(6)
reviewing the Company’s short-term investment policy.

During fiscal 2022, Mses. Campos, Jamison and Schoppert and Messrs. Chambers and McCormick served on our Capital Allocation Planning Committee. All voting members of the Capital Allocation Planning Committee meet the NYSE independence requirements.
The functions of the Capital Allocation Planning Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Capital Allocation Planning Committee met five times during fiscal 2022.
Selection of Nominees by the Board
The Nominating / Corporate Governance Committee has oversight over a broad range of issues relating to the composition and operation of the Board. The Nominating / Corporate Governance Committee is responsible for recommending to the Board the appropriate skills and qualifications required of Board members, based on our needs from time to time. The Nominating / Corporate Governance Committee also evaluates prospective director nominees against the standards and qualifications set forth in the Corporate Governance Guidelines. Although the Nominating / Corporate Governance Committee has not approved any specific minimum qualifications that must be met by a nominee for director recommended by the Nominating / Corporate Governance Committee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating / Corporate Governance Committee considers factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, age, and compatibility with our CEO, senior management and other members of the Board. The Nominating / Corporate Governance Committee also considers other relevant factors that it deems appropriate, including the current composition of the Board, the alignment of the Board members’ skills and experiences with our strategic plan, diversity, experience with succession planning, crisis management, the balance of management and independent directors, public company experience and the need for committee expertise. Before commencing a search for a new director nominee, the Nominating / Corporate Governance Committee confers with the Board regarding the factors it intends to consider in its search.
In identifying potential candidates for Board membership, the Nominating / Corporate Governance Committee considers recommendations from the Board, shareholders and management, as well as proxy access candidates. Any shareholder who wishes to recommend a prospective director nominee to the Board must send written notice to: Chair of the Nominating / Corporate Governance Committee, Big Lots, Inc., 4900 E. Dublin-Granville Road, Columbus, Ohio 43081. The written notice must include the prospective nominee’s name, age, business address, principal occupation, ownership of our Common Shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.
Pursuant to its written charter, the Nominating / Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm.
Director Vote Standard and Policy
Our Amended Articles of Incorporation impose a majority vote standard in uncontested elections of directors and our Corporate Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Article Eighth of our Amended Articles of Incorporation provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes cast for such nominee’s election exceeds the number of votes cast against and/or withheld from such nominee’s election. The majority vote policy contained in our Corporate Governance Guidelines requires any nominee for director who does not receive more votes cast for such nominee’s election than votes cast against and/or withheld as to his or her election to deliver his or her resignation from the Board to the Nominating / Corporate Governance Committee. Broker non-votes have no effect in determining whether the required affirmative majority vote has been obtained. Upon its receipt of such resignation, the Nominating / Corporate Governance Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or to take other action. The Board will act on the recommendation of the Nominating / Corporate Governance Committee no later than 100 days following the certification of the shareholder vote. The Nominating / Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, will evaluate such resignation in light of the best interests of Big Lots and our shareholders and may consider any factors and other information they deem relevant; provided, however, that if the nominee for director who delivered such resignation also failed to receive more votes cast for such nominee’s election than votes cast against and/or withheld as to his or her election at the immediately preceding meeting of shareholders involving the election of directors, the Board must accept the resignation. We will promptly publicly disclose the Board’s decision in a periodic or current report to the SEC.
Determination of Director Independence
The Board affirmatively determined that all of the directors nominated for election at the Annual Meeting other than Mr. Thorn are independent of Big Lots, its subsidiaries and its management under the standards set forth in the NYSE rules, and no director nominee other than Mr. Thorn has a material relationship with Big Lots, its subsidiaries or its management aside from his or her service as a director.
In determining that each of the director nominees other than Mr. Thorn is independent, the Board considered charitable contributions to not-for-profit organizations of which these director nominees or their immediate family members are executive officers or directors and determined that each of the transactions and relationships it considered was immaterial and did not impair the independence of any of the directors.
In addition, all members of the Board’s standing Audit Committee meet the independence standards required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. All members of the Human Capital and Compensation Committee meet the independence standards required by the Human Capital and Compensation Committee’s charter and NYSE rules.
Related Person Transactions
Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Financial Professionals, and human resources policies prohibit (without the consent of the Board or the Nominating / Corporate Governance Committee) directors, officers and employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities.
Pursuant to our written related person transaction policy, the Nominating / Corporate Governance Committee evaluates “related person transactions.” Consistent with SEC rules, we consider a related person transaction to be any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Big Lots or a subsidiary thereof is, was or will be a participant:
(1)
involving more than $120,000; and

(2)
in which any of our directors, nominees for director, executive officers, holders of more than five percent of our Common Shares or their respective immediate family members had, has or will have a direct or indirect material interest.

Under our policy, our directors, executive officers and other members of management are responsible for bringing all transactions, whether proposed or existing, of which they have knowledge and which they believe may constitute related person transactions to the attention of our General Counsel. If our General

Counsel determines that the transaction constitutes a related person transaction, our General Counsel will notify the chair of the Nominating / Corporate Governance Committee. Thereafter, the Nominating / Corporate Governance Committee will review the related person transaction, considering all factors and information it deems relevant, and either approve or disapprove the transaction in light of what the Committee believes to be the best interests of Big Lots and our shareholders. If advance approval is not practicable or if a related person transaction that has not been approved is discovered, the Nominating / Corporate Governance Committee will promptly consider whether to ratify the related person transaction. Where advance approval is not practicable or we discover a related person transaction that has not been approved and the Committee disapproves the transaction, the Committee will, taking into account all of the factors and information it deems relevant (including the rights available to us or other parties under the transaction), determine whether we should amend, rescind or terminate the transaction in light of what it believes to be the best interests of Big Lots and its shareholders.
Examples of factors and information that the Nominating / Corporate Governance Committee may consider in its evaluation of a related person transaction include:
(1)
our reasons for entering into the transaction;

(2)
the terms of the transaction;

(3)
the benefits of the transaction to us;

(4)
the comparability of the transaction to similar transactions with unrelated third parties;

(5)
the materiality of the transaction to each party;

(6)
the nature of the related person’s interest in the transaction;

(7)
the potential impact of the transaction on the status of an independent director; and

(8)
the alternatives to the transaction.

Additionally, each director, nominee for director and executive officer must complete an annual questionnaire that requires written disclosure of any related person transaction.
Oversight of Corporate Strategy
The Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities and potential corporate development opportunities. At the Board and committee meetings and throughout the year, the Board regularly receives information and formal updates from our management and actively engages with the Leadership Team with respect to our corporate strategy, oversight of corporate culture and human capital management. The Board’s independent directors also hold regularly scheduled executive sessions at which strategy is discussed.
Board’s Role in Risk Oversight
The Board and its committees play an important role in overseeing the identification, assessment and mitigation of short-term, intermediate-term and long-term risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports. The Board oversees the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed. The Board also oversees the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics. The Board retains oversight responsibility for these risk issues instead of allocating oversight for them to a Board committee as a result of the experience of various Board members with respect to these risk issues that are not represented on any single committee.
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, cybersecurity matters, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. In carrying out these responsibilities, the Audit Committee, among other things, meets with our independent registered public accounting firm (with and without management present) on a quarterly basis to discuss the firm’s review of our interim financial information and, after our fiscal year end, to discuss the firm’s audit of our annual consolidated financial statements and internal control over financial reporting. The Audit Committee also meets quarterly with our internal auditors and receives an annual risk assessment report from our internal auditors.
The Human Capital and Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, human capital management (including diversity, equity and inclusion) and succession planning. The Human Capital and Compensation Committee annually conducts a compensation risk assessment to identify risks arising from the Company’s compensation policies, practices and programs and the controls in place to mitigate any such risks. The Human Capital and Compensation Committee also discusses with its independent compensation consultant the risks presented by our compensation policies, practices and programs.
The Nominating / Corporate Governance Committee manages risks associated with corporate governance, related person transactions, CEO and Board succession planning, and business conduct and ethics. The Capital Allocation Planning Committee is responsible for overseeing risks related to our liquidity and allocation of capital. The Environmental, Social and Governance Committee, a management committee that reports to the Nominating / Corporate Governance Committee, reviews and evaluates the Company’s risk management policies and practices with respect to ESG Matters (as defined below in “Environmental, Social and Governance Practices”) and considers the future impact of such matters on our operations, performance or public image.
Environmental, Social and Governance Practices
Our Environmental, Social and Governance Committee supports the Company’s ongoing commitment to environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters relevant to the Company (“ESG Matters”). The Environmental, Social and Governance Committee takes a leadership role in (a) developing the Company’s general strategy with respect to ESG Matters, (b) overseeing the development of policies and practices relating to ESG Matters based on such strategy and the integration of such policies and practices into the Company’s business operations and strategy, (c) overseeing communications with employees, investors and stakeholders regarding ESG Matters and (d) monitoring and assessing developments relating to, and improving the Company’s understanding of, ESG Matters. The Environmental, Social and Governance Committee is comprised of our Chief Legal and Governance Officer, our Chief Financial and Administrative Officer and the leaders of our Compliance/Social, Diversity, Equity & Inclusion (DEI), Investor Relations, Public Relations and Sustainability functions. The duties and responsibilities of the Environmental, Social and Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
We recognize the value of creating a diverse, equitable, and inclusive workplace. As part of our commitment to DEI, we maintain a Diversity, Equity, and Inclusion Council, which is comprised of associates from our stores, distribution centers, and corporate headquarters who represent various job levels, locations, ages, genders, languages, work shifts, races, sexual orientations, and leadership styles, to lead the development and advancement of our DEI strategy. Additionally, our Diversity, Equity, and Inclusion Executive Advisory Committee, which is comprised of senior leaders, provides guidance to the DEI Council, approves our DEI strategy and promotes its achievement throughout our organization. In 2022, we integrated our conscious inclusion program into the onboarding process for all of our associates, which we developed to build awareness of our DEI strategy, educate our associates on how we can improve DEI, and ultimately engrain DEI in the culture of the Company.
In April 2023, we published our second corporate social responsibility report, titled “BIG Cares,” which addresses our environmental, social and governance policies, initiatives and achievements. A copy our corporate social responsibility reports are available on our website (www.biglots.com). The contents of our website, including our corporate social responsibility reports, are not incorporated by reference in, or otherwise made a part of, this Proxy Statement.

Corporate Governance Guidelines
Our Corporate Governance Guidelines comply with applicable NYSE rules and can be found in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals
We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. We also have a Code of Ethics for Financial Professionals which applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. We intend to post amendments to or waivers from any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals (in each case, to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions), if any, in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
Human Capital and Compensation Committee Interlocks and Insider Participation
During fiscal 2022, Mses. Gottschalk, Jamison and Reardon and Messrs. Chambers, Kingsbury and McCormick served on our Human Capital and Compensation Committee. No member of our Human Capital and Compensation Committee serves, or at any time has served, as one of our officers or employees or has, or during fiscal 2022, had a material interest in any related person transaction, as defined in Item 404 of Regulation S-K. None of our executive officers serves or, during fiscal 2022, served as a member of the board of directors or compensation committee of any other company that has or had an executive officer serving as a member of the Board or our Human Capital and Compensation Committee.
Communications with the Board
Shareholders and other parties interested in communicating directly with the Board, with specified individual directors or with the non-employee directors as a group, may do so by choosing one of the following options:
Call:	(866) 834-7325
Write:	Big Lots Board of Directors, 4900 E. Dublin-Granville Road, Columbus, Ohio 43081
Online Message:	http://biglotsbigvoice.com
Under a process approved by the Nominating / Corporate Governance Committee for handling correspondence received by us and addressed to non-employee directors, our Chief Legal Officer reviews all such correspondence and forwards to the Board or appropriate members of the Board a summary and/or copies of any such correspondence that deals with the functions of the Board, members or committees thereof or otherwise requires their attention. Directors may at any time review a log of all correspondence received by us and directed to members of the Board and may request copies of any such correspondence. Concerns relating to our accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the Nominating / Corporate Governance Committee. Parties submitting communications to the Board may choose to do so anonymously or confidentially.

DIRECTOR COMPENSATION
Under the Big Lots, Inc. Non-Employee Director Compensation Package established by the Board, each non-employee director is compensated for Board and committee participation in the form of retainers and fees and a restricted stock unit award.
Retainers and Charitable Contributions
During fiscal 2022, Messrs. Chambers, DiGrande, Kingsbury and McCormick and Mses. Campos, Gottschalk, Jamison, Newton, Reardon and Schoppert qualified as non-employee directors and, as a result, received compensation for their Board service. Due to our employment of Mr. Thorn in fiscal 2022, he did not qualify as a non-employee director and did not receive compensation for his services as a director. The compensation received by Mr. Thorn as an employee is shown in the Summary Compensation Table included in this Proxy Statement.
We pay our non-employee directors retainers and fees on a quarterly basis. For fiscal 2022, the annual retainers we paid to non-employee directors consisted of: (1) an annual retainer of $85,000 for each non-employee director other than the nonexecutive chair; (2) an annual retainer of $185,000 for the nonexecutive chair; (3) an additional annual retainer of $35,000 for the chair of the Audit Committee; (4) an additional annual retainer of $25,000 for the chair of the Human Capital and Compensation Committee; (5) an additional annual retainer of $20,000 for the chair of the Nominating / Corporate Governance Committee and the chair of the Capital Allocation Planning Committee; (6) an additional annual retainer of $17,500 for each other member of the Audit Committee; (7) an additional annual retainer of $12,500 for each other member of the Human Capital and Compensation Committee; and (8) an additional annual retainer of $10,000 for each other member of the Nominating / Corporate Governance Committee and each other member of the Capital Allocation Planning Committee.
Each term during which our non-employee directors serve on the Board, we donate an aggregate annual amount of up to $15,000 to charitable organizations nominated by the non-employee director and make matching charitable donations in an aggregate amount of up to $15,000 to charitable organizations to which the non-employee director makes contributions.
Restricted Stock Units
In May 2022, our nonexecutive chair received a restricted stock unit award having a grant date fair value equal to approximately $245,000 (8,185 Common Shares) and our other non-employee directors received a restricted stock unit award having a grant date fair value equal to approximately $145,000 (4,844 Common Shares). The restricted stock unit awards were made under the terms of the 2020 LTIP and will be settled in our Common Shares on the earlier to occur of (1) the trading day immediately preceding the Annual Meeting or (2) the non-employee director’s death or disability (as defined in the 2020 LTIP). The non-employee director will forfeit the restricted stock units if the non-employee director ceases to serve on the Board before either settlement event occurs. Our non-employee directors may defer all or any portion of their restricted stock unit award until the earlier to occur of (1) the date specified by the non-employee director, (2) the non-employee director’s death or disability or (3) the date the non-employee director ceases to serve as a member of the Board. The non-employee directors must make any deferral election on or before December 31 of the year preceding the grant of the restricted stock unit award (e.g., December 31, 2021 for awards granted in 2022) or, in the case of a newly elected director, within thirty days of the date they become eligible to participate in the 2020 LTIP.

Director Compensation Table for Fiscal 2022
The following table summarizes the total compensation for fiscal 2022 for each of our non-employee directors.
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(3) (g)	Total ($) (h)
Ms. Campos	112,500	144,981	—	—	—	30,000	287,481
Mr. Chambers	131,913	144,981	—	—	—	30,000	306,894
Mr. DiGrande	112,500	144,981	—	—	—	30,000	287,481
Ms. Gottschalk	132,500	144,981	—	—	—	16,250	293,731
Ms. Jamison	166,888	244,977	—	—	—	23,650	435,515
Mr. Kingsbury(4)	107,500	144,981	—	—	—	15,000	267,481
Mr. McCormick	114,350	144,981	—	—	—	15,000	274,331
Ms. Newton	112,500	144,981	—	—	—	—	257,481
Ms. Reardon	120,000	144,981	—	—	—	21,250	286,231
Ms. Schoppert	132,500	144,981	—	—	—	21,183	298,664

(1)
Amounts in this column reflect the aggregate grant date fair value of the restricted stock unit awards granted to the non-employee directors in fiscal 2022 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The full grant date fair value of the fiscal 2022 restricted stock unit award granted to our nonexecutive chair and each non-employee director was based on individual awards of 8,185 and 4,844 Common Shares, respectively, at a per Common Share value of $29.93 on the grant date. In accordance with ASC 718 and the 2020 LTIP, the per Common Share grant date value is the closing price of our Common Shares on the NYSE on the grant date.

(2)
As of January 28, 2023, Mr. DiGrande held 16,505 restricted stock units, Ms. Jamison held 16,498 restricted stock units, Mr. McCormick held 17,522 restricted stock units, Ms. Reardon held 14,587 restricted stock units, Ms. Schoppert held 19,846 restricted stock units, and Mses. Campos, Gottschalk and Newton and Messrs. Chambers and Kingsbury held 4,844 restricted stock units.

(3)
Amounts in this column reflect both matching contributions and payments made by us during fiscal 2022 to charitable organizations nominated by the specified directors.

(4)
Mr. Kingsbury resigned from the board on February 3, 2023 and, as a result, he forfeited his restricted stock units on such date.

STOCK OWNERSHIP
Ownership of Our Common Shares by Certain Beneficial Owners and Management
The following table sets forth certain information with regard to the beneficial ownership of our Common Shares by each holder of more than five percent of our Common Shares, each director, each director nominee, each of the current and former executive officers named in the Summary Compensation Table, and all executive officers, directors and director nominees as a group. The assessment of holders of more than five percent of our Common Shares is based on a review of and reliance upon their respective filings with the SEC. Except as otherwise indicated, all information is as of the Record Date.
Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Outstanding Common Shares
Gene Eddie Burt	38,080
Sandra Y. Campos	7,052	*
James R. Chambers	33,919	*
Sebastian J. DiGrande	19,730	*
Marla C. Gottschalk	28,950	*
Cynthia T. Jamison	25,941	*
Christopher J. McCormick	19,770	*
Kimberley A. Newton	7,052	*
Jack A. Pestello	0	*
Jonathan E. Ramsden	84,185	*
Nancy A. Reardon	27,100	*
Ronald A. Robins, Jr.	72,185	*
Michael A. Schlonsky	113,278	*
Wendy L. Schoppert	19,846	*
Bruce K. Thorn	291,274	1.0%
BlackRock, Inc.(3)	4,914,596	16.9%
FMR LLC(4)	4,343,747	15.0%
The Vanguard Group, Inc.(5)	3,278,685	11.3%
Ninety One UK Limited(6)	1,747,940	6.0%
Dimensional Fund Advisors LP(7)	1,544,852	5.3%
All directors, nominees and executive officers as a group (17 persons)	876,610	3.0%

*
Represents less than 1.0% of the outstanding Common Shares.

(1)
Unless otherwise indicated, the address for each director and officer is c/o Big Lots, Inc., 4900 E. Dublin-Granville Road, Columbus, Ohio, 43081.

(2)
Each person named in the table has sole voting power and sole dispositive power with respect to all Common Shares shown as beneficially owned by such person, except as otherwise stated in the footnotes to this table. The amounts set forth in the table include Common Shares that may be acquired within 60 days of the Record Date through the vesting of restricted stock unit awards are as follows: Mr. Burt: 6,852; Ms. Campos: 4,844; Mr. Chambers: 4,844; Mr. DiGrande: 4,844; Ms. Gottschalk, 4,844; Ms. Jamison: 8,185; Mr. McCormick: 4,844; Ms. Newton: 4,844; Mr. Ramsden: 14,107; Ms. Reardon: 4,844; Mr. Robins: 10,077; Mr. Schlonsky: 10,351; Ms. Schoppert: 4,844; and Mr. Thorn: 39,410.

(3)
In its Schedule 13G/A filed on January 26, 2023, BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2022, had sole voting power over 4,846,312 of the shares and sole dispositive power over 4,914,596 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

(4)
In its Schedule 13G/A filed on February 9, 2023, FMR LLC and Abigail P. Johnson (a director and Chair and Chief Executive Officer of FMR LLC), 245 Summer Street, Boston, Massachusetts 02210, stated that they beneficially owned the number of Common Shares reported in the table as of December 31, 2022, had sole voting power over 4,342,036 of the shares and sole dispositive power over 4,343,747 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

(5)
In its Schedule 13G/A filed on February 9, 2023, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2022, had sole dispositive power over 3,234,927 of the shares, had shared dispositive power over 43,758 of the shares, had shared voting power over 19,382 of the shares and had no sole voting power over any of the reported shares.

(6)
In its Schedule 13D filed on February 13, 2023, Ninety One UK Limited, 55 Gresham Street, London, EC2V 7HB, United Kingdom, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2022, had sole voting power over 217,834 of the shares and sole dispositive power over 1,747,490 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares. The Schedule 13D further states that Ninety One UK Limited’s client, Border to Coast, also holds more than five percent of the total outstanding Common Shares including the voting rights.

(7)
In its Schedule 13G/A filed on February 10, 2023, Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2022, had sole voting power over 1,506,825 of the shares and sole dispositive power over 1,544,852 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

PROPOSAL TWO:   APPROVAL OF THE AMENDED AND RESTATED BIG LOTS 2020 LONG-TERM INCENTIVE PLAN
Background
On February 24, 2023, the Board proposed, based on the recommendation of the Human Capital and Compensation Committee (which we refer to as the “Committee” throughout this discussion of Proposal Two), that our shareholders approve the amended and restated 2020 LTIP. Our shareholders first approved the 2020 LTIP on June 10, 2020. If our shareholders approve the amended and restated 2020 LTIP, it will become effective on May 23, 2023. The Board recommends that shareholders approve the amended and restated 2020 LTIP.
The Proposed Amended and Restated 2020 LTIP
The 2020 LTIP is designed to support our long-term business objectives in a manner consistent with our compensation philosophy. The Board believes that by allowing us to continue to offer our employees long-term equity and performance-based compensation through the amended and restated 2020 LTIP, we will promote the following key objectives of our compensation program:
•
aligning the interests of salaried employees, outside directors and consultants with those of our shareholders through increased participant ownership of our Common Shares; and

•
attracting, motivating and retaining experienced and highly qualified salaried employees, outside directors and consultants who will contribute to our financial success.

The 2020 LTIP is an omnibus plan that provides for a variety of types of Awards to maintain flexibility. The 2020 LTIP permits grants of (1) non-qualified stock options (“NQSOs”), (2) incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended and including applicable rules, regulations and authoritative interpretations thereunder (“IRC”), (3) stock appreciation rights (“SARs”), (4) restricted stock, (5) restricted stock units, (6) deferred stock units, (7) performance shares, (8) performance share units, (9) performance units, (10) cash-based awards, and (11) other stock-based awards (NQSOs, ISOs, SARs, restricted stock, restricted stock units, deferred stock units, performance shares, performance share units, performance units, cash-based awards and other stock-based awards are referred to collectively as “Awards”). All of our and our affiliates’ employees, outside directors and consultants are eligible to receive Awards under the 2020 LTIP.
The changes to the 2020 LTIP proposed to be made in the amended and restated 2020 LTIP include:
Increase in Share Authorization
The amended and restated 2020 LTIP would increase the aggregate number of Common Shares available for grant under the 2020 LTIP by 1,250,000 Common Shares. As of April 7, 2023, there were 36,800 Common Shares available for grant under the 2020 LTIP. The total number of Common Shares available for Awards under the 2020 LTIP as proposed by the amended and restated 2020 LTIP would equal the sum of (1) the 1,250,000 additional Common Shares authorized for issuance by the amended and restated 2020 LTIP, plus (2) the 36,800 Common Shares available for grant under the 2020 LTIP as of April 7, 2023, plus (3) any Common Shares subject to the 3,563,319 outstanding full value awards (1,912,198 restricted stock units and 1,651,121 performance share units) as of April 7, 2023 that on or after April 7, 2023 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Common Shares). The 36,800 Common Shares available for grant under the 2020 LTIP as of April 7, 2023 will be reduced by any Common Shares subject to awards that we grant under the 2020 LTIP between April 7, 2023 and the Annual Meeting.
The 2020 LTIP is our only equity incentive plan. Because we believe equity compensation is a valuable tool to align the interests of our associates with the interests of our shareholders, motivate associates to achieve multi-year financial and strategic goals and create long-term shareholder value and retain talented associates for the long-term, we believe that the amended and restated 2020 LTIP is critically important to our future success. By increasing the number of Common Shares available for issuance under the 2020 LTIP by

1,250,000 Common Shares, we estimate, based on historical grant practices and expected future grants, that we will have a sufficient number of Common Shares available for issuance under the 2020 LTIP to meet our equity-based compensation needs for approximately the next year. If our shareholders do not approve the amended and restated 2020 LTIP, we do not expect to have enough Common Shares available for issuance under the 2020 LTIP to fund our normal annual equity grants in 2024.
We recognize that equity awards dilute existing shareholders, and we are committed to responsible management of our equity compensation program. The Committee annually reviews our equity compensation program to ensure that we balance the goals of motivating and retaining our associates with our shareholders’ interest in limiting dilution. In reaching our conclusion as to the appropriate number of additional Common Shares to seek to add to the 2020 LTIP, we reviewed, among other measures, our average share usage rate, sometimes referred to as burn rate. Burn rate measures how rapidly a company is depleting its shares reserved for equity compensation, and is commonly used by investors and proxy advisors to evaluate equity compensation plan proposals. Our burn rate over the three years ended January 28, 2023 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic Common Shares outstanding for that year) is approximately 2.82%. The potential dilution resulting from issuing all 1,250,000 additional Common Shares authorized under the amended and restated 2020 LTIP, and taking into account outstanding awards, would be 14.3% on a fully-diluted basis. The Board believes that the total number of additional Common Shares available for Awards under the amended and restated 2020 LTIP represents a reasonable amount of potential equity dilution and provides a powerful incentive for our associates to increase the value of Big Lots for all of our shareholders.
As of April 7, 2023, there were 36,800 Common Shares available for grant under the 2020 LTIP and 3,563,319 Common Shares underlying awards outstanding under the 2020 LTIP and the Big Lots 2017 Long-Term Incentive Plan (“2017 LTIP”) (1,872,883 of which are underlying restricted stock unit awards under the 2020 LTIP, 1,651,121 of which are underlying performance share unit awards under the 2020 LTIP and 39,315 of which are underlying restricted stock unit awards under the 2017 LTIP). There are no other outstanding awards under the 2020 LTIP or any other equity compensation arrangements pursuant to which any Common Shares were issuable as of April 7, 2023. It is our current practice to grant stock-based compensation awards to key employees on an annual basis during the first quarter of each year based on targeted dollar values that are generally competitive with market and our comparator group.
The Committee retained Meridian, its independent compensation consultant, to analyze the amended and restated 2020 LTIP, including the appropriate number of Common Shares to add to the 2020 LTIP. Meridian reviewed, among other things, our burn rate, our historical grant practices and the terms of the 2020 LTIP. Based on its analysis, Meridian determined that proposing to increase the number of Common Shares available for issuance under the 2020 LTIP by 1,250,000 Common Shares is reasonable and expressed its support for the amended and restated 2020 LTIP.
For more information concerning the outstanding awards under the 2020 LTIP and its predecessor plans and the number of Common Shares available for issuance under the 2020 LTIP, see “Equity Compensation Plan Information.”
Limitation on Recycling of Shares Withheld to Satisfy Tax Withholding Obligations
The amended and restated 2020 LTIP would provide that Common Shares withheld from an Award of restricted stock, restricted stock units or performance share units by a participant in the 2020 LTIP in excess of the minimum required tax withholding obligations for such Award will no longer be available for grant under the 2020 LTIP. The Board believes that this limitation on share usage is consistent with best compensation and governance practices.
The material features of the amended and restated 2020 LTIP are summarized below. This summary is qualified in its entirety by reference to the complete text of the amended and restated 2020 LTIP, which is attached to this Proxy Statement as Appendix A.
Administration
Subject to the terms of the 2020 LTIP, the selection of participants in the 2020 LTIP, the level of participation of each participant and the terms and conditions of all Awards will be determined by the

Committee. Each member of the Committee will be an “independent director” for purposes of our Corporate Governance Guidelines, the Committee’s charter and the NYSE listing requirements; a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and an “outside director” as historically defined for purposes of Section 162(m). The Committee is currently composed of four directors, each of whom meets all of these criteria. Consistent with the purpose of the 2020 LTIP, the Committee will have the discretionary authority to (1) interpret the terms and intent of the 2020 LTIP, (2) adopt rules and regulations for administering the 2020 LTIP, (3) determine eligibility for Awards and (4) make determinations and take actions that the Committee deems necessary or advisable for administering of the 2020 LTIP. The Committee may delegate authority to administer the 2020 LTIP as it deems appropriate, subject to the express limitations set forth in the 2020 LTIP.
Limits on Awards
The Board has reserved a number of Common Shares for issuance under the 2020 LTIP equal to the sum of (1) 1,250,000 Common Shares, plus (2) the 36,800 Common Shares available for grant under the 2020 LTIP as of April 7, 2023, plus (3) any Common Shares subject to the 3,563,319 outstanding full value awards as of April 7, 2023 that on or after April 7, 2023 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Common Shares). Of this number, no more than 1,250,000 Common Shares may be issued pursuant to grants of ISOs during the term of the 2020 LTIP.
The maximum number of Common Shares subject to Awards granted during a single fiscal year to any non-employee director may not exceed $500,000 in total value (based on the grant date fair value of such Awards for financial reporting purposes).
All Awards (other than cash-based awards and Awards of deferred stock units related to elective deferrals of cash compensation) must have a minimum vesting period of at least one year from the date of grant with no vesting prior to the first anniversary of the grant date (or 50 weeks for an Award granted to a non-employee director at the regular annual meeting of shareholders that vests at the next regular annual meeting of shareholders); except (1) in the case of the death, disability or retirement of the participant or termination of employment of a participant in connection with a change in control, and (2) with respect to up to an aggregate of 5% of the Common Shares available for grant authorized under the Plan, which may be granted (or re-granted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting requirements.
The Common Shares available for issuance under the 2020 LTIP will be our authorized but unissued Common Shares and treasury shares. Subject to the terms of the 2020 LTIP, Common Shares covered by an Award will only be counted as used to the extent they are actually issued. To the extent that any Award payable in Common Shares (1) terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such Common Shares, (2) is settled in cash in lieu of Common Shares, or (3) is exchanged with the Committee’s permission prior to the issuance of Common Shares for Awards not involving Common Shares, the Common Shares covered thereby may again be made subject to Awards under the 2020 LTIP. However, Common Shares which are (a) withheld from an Award of Restricted Stock, Restricted Stock Units or Performance Share Units in excess of the minimum required share withholding, (b) not issued or delivered as a result of the net settlement of a stock option or stock-settled SAR, (c) withheld to satisfy tax withholding obligations on a stock option or SAR issued under the 2020 LTIP, (d) tendered to pay the exercise price of a stock option or the grant price of a SAR under the 2020 LTIP, or (e) repurchased on the open market with the proceeds of a stock option exercise will no longer be eligible to be again available for grant under the 2020 LTIP.
The 2020 LTIP does not permit the repricing of Awards without the approval of shareholders or the granting of Awards with a reload feature.
Any dividend equivalents paid under an Award will be subject to performance conditions and service conditions, as applicable, as the Award with respect to which such dividend equivalents are to be paid.
Eligibility and Participation
All of our and our affiliates’ employees, outside directors and consultants will be eligible to participate in the 2020 LTIP. As of April 7, 2023, we and our affiliates had approximately 31,000 employees and nine outside directors. We are unable to reasonably estimate the number of consultants who will be eligible to receive awards under the 2020 LTIP. In fiscal 2022, approximately 135 employees, 10 outside directors and no consultants received equity incentive awards, although this may vary from year to year. From time to time, the Committee will determine who will be granted Awards, the number of shares subject to such grants, and all other terms of Awards.
Types of Awards
Stock Options
Stock options granted under the 2020 LTIP may be either NQSOs or ISOs. The exercise price of any stock option granted may not be less than the fair market value of the Company’s Common Shares on the date the stock option is granted. The stock option exercise price is payable (1) in cash, (2) by tendering previously acquired Common Shares (subject to the satisfaction of the holding period set forth in the 2020 LTIP) having an aggregate fair value at the time of exercise equal to the exercise price, (3) through a broker-assisted cashless exercise, or (4) by any combination of the foregoing.
The Committee determines the terms of each stock option grant at the time of the grant. However, the aggregate fair market value (determined as of the date of the grant) of the Common Shares subject to ISOs that are exercisable by any participant for the first time in any calendar year may not be greater than $100,000. The Committee specifies at the time each stock option is granted the time or times at which, and in what proportions, the stock option becomes vested and exercisable. No stock option shall be exercisable later than the tenth anniversary of the grant date. In general, a stock option expires upon the earlier of (1) its stated expiration date or (2) one year after the participant terminates service (except in the case of ISOs which must be exercised within three months after a termination of service, other than due to death or disability). We have not issued any stock options under the 2020 LTIP and do not currently have any stock options outstanding.
Stock Appreciation Rights
A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of our Common Shares on the settlement date over the grant price of the SAR, multiplied by the number of SARs being settled. The grant price of a SAR may not be less than the fair market value of our Common Shares on the grant date. SARs may be payable in cash, our Common Shares or a combination of both.
The Committee determines the vesting requirements, the form of payment and/or other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or the attainment of a specified business performance goal established by the Committee or both. No SAR shall be exercisable later than the tenth anniversary of the grant date. In general, a SAR expires upon the earlier of (1) its stated expiration date or (2) one year after the participant terminates service. We have not issued any SARs under the 2020 LTIP and do not currently have any SARs outstanding.
Restricted Stock
A restricted stock Award represents our Common Shares that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods and/or the attainment of a specified business performance goal established by the Committee.
Subject to the transfer restrictions and vesting requirements of the restricted stock Award, the participant has the same rights as our shareholders during the restriction period, including all voting and dividend rights, although the Committee may provide that dividends and restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Also, any stock dividends will be subject to the same restrictions that apply to the restricted stock upon which the stock dividends are issued. Unless the Committee specifies otherwise in the Award agreement, the restricted stock is forfeited if the participant terminates service before the restricted stock vests or if applicable terms and conditions have not been met at the end of the restriction period.
Restricted Stock Units
An Award of restricted stock units provides the participant the right to receive a payment based on the value of our Common Shares. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period and/or on the attainment of a specified business performance goal established by the Committee. Restricted stock units are payable in cash, our Common Shares or a combination of both, as determined by the Committee.
Participants receiving restricted stock units do not have, with respect to such restricted stock units, any of the rights of a shareholder. Unless the Committee specifies otherwise in the Award agreement, the restricted stock unit Award is forfeited if the participant terminates service before the restricted stock unit vests or if applicable terms and conditions have not been met at the end of the restriction period.
Deferred Stock Units
An Award of deferred stock units provides the participant the right to defer receipt of all or some portion of his or her annual compensation, annual incentive bonus and/or long-term compensation as permitted by the Committee, and for which the participant will receive a payment based on the value of our Common Shares. Deferred stock units shall be fully vested and non-forfeitable at all times. Deferred stock units, together with any dividend-equivalent rights credited with respect thereto, may be subject to such requirements, restrictions and conditions to payment as the Committee determines are appropriate. Deferred stock unit Awards are payable in cash, our Common Shares or a combination of both. Participants credited with deferred stock units shall not have, with respect to such deferred stock units, any of the rights of a shareholder of the Company.
Performance Shares, Performance Share Units and Performance Units
An Award of performance shares, performance share units or performance units provides the participant the right to receive our Common Shares if specified terms and conditions are met. Performance shares are restricted shares that are subject to performance based vesting. Performance share units are restricted stock units that are subject to performance based vesting. Performance units are cash based awards that are subject to performance based vesting. Performance share, performance share unit and performance unit Awards are payable in cash, our Common Shares or a combination of both. Unless the Committee specifies otherwise when the Award is granted, if a participant terminates service for any reason before the performance shares, performance share units or performance units become vested, such Award will be forfeited.
Cash-Based Awards
An Award of cash-based awards provides the participant an opportunity to receive a cash payment. Cash-based awards may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of a specified performance goal established by the Committee. If a participant terminates service before the cash-based award vests, the Award will be forfeited.
Other Stock-Based Awards
An Award of other stock-based awards provides the participant an equity-based or equity-related right, which may provide the participant the right to receive our Common Shares. Other stock-based awards may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of a specified performance goal established by the Committee. If a participant terminates service for any reason before the other stock-based award vests, the Award will be forfeited.

Performance-Based Awards
With respect to any performance-based Award, the terms of the Award must state (1) the performance goals or measures applicable to a given performance period and (2) the method of computing the amount of compensation payable under the Award if the performance goals are attained. The performance goals applicable to performance-based Awards will be based on our performance or one or more subsidiary, affiliate, business unit, business group, business venture or legal entity on an absolute, relative, adjusted or per-share basis, individual performance goals, strategic and business unit operational goals, subjective goals and any other performance measures and goals that the Committee determines to be appropriate. The 2020 LTIP specifies that financial performance measures applicable to performance-based Awards may include, but are not limited to, earnings, profits, income (on a gross or net basis), EBIT, EBITDA, return measures, cash flow, or any other financial measure that appears as a line item in Company’s filings with the Securities and Exchange Commission or the annual report to shareholders; the price per share of our Common Shares; total shareholder return; market shares; or working capital. The 2020 LTIP specifies that non-financial performance measures applicable to performance-based Awards may include, but are not limited to: productivity ratios; customer satisfaction; ESG; individual performance goals or any other performance measure or goal that the Committee determines to be appropriate. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.
Effect of Change in Control
Awards under the 2020 LTIP are generally subject to special provisions upon the occurrence of a change in control (as defined in the 2020 LTIP). For Awards granted under the 2020 LTIP, if a change in control occurs and the participant incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days preceding or the 24 months following the change in control, then: (1) all stock options and SARs outstanding as of the date of the change in control shall become fully exercisable; (2) all remaining restrictions applicable to restricted stock and restricted stock units shall lapse and such restricted stock and restricted stock units shall become free of restrictions, fully vested and transferable or redeemed, as applicable; (3) all performance goals or other conditions applicable to performance shares, performance share units or performance units shall be deemed satisfied in an amount equal to the greater of (a) the target number of performance units, performance shares, or performance share units or (b) the actual performance earned as measured on the date of the change in control, and the Common Shares or cash subject to such Award shall be fully distributable; (4) any remaining restrictions, performance goals or other conditions applicable to deferred stock units shall be deemed to be satisfied in full with the Common Shares or cash subject to such Award being fully distributable; and (5) all other stock-based awards or cash-based awards outstanding as of the date of the change in control shall become fully vested. Payments under Awards that become subject to the excess parachute rules of Section 280G of the IRC may be reduced under certain circumstances. See the “Tax Treatment of Awards — Sections 280G and 4999” subsection below for more details.
Limited Transferability
All Awards or Common Shares subject to an Award under the 2020 LTIP are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, and Awards are exercisable during the participant’s lifetime only by the participant (or by the participant’s legal representative in the event of the participant’s incapacity). This limitation on the transferability of Awards does not restrict transfers of unrestricted Shares that have been issued in connection with a vested Award.
Adjustments for Corporate Changes
In the event of a reorganization, recapitalization, liquidation, merger, spin-off, stock split, stock dividend, special cash dividend or other specified changes affecting us or our capital structure, the Committee is required to make equitable adjustments that reflect the effects of such changes to the participants. Such adjustments may relate to the number of our Common Shares available for grant, as well as to other maximum limitations under the 2020 LTIP (e.g., exercise and grant prices), and the number of our Common Shares or other rights and prices under outstanding Awards.
Term, Amendment and Termination
The 2020 LTIP will expire on June 10, 2030, unless terminated earlier by the Board. Although the Board or the Committee may amend or alter the 2020 LTIP, it may not do so without shareholder approval of any amendment or alteration to the extent shareholder approval is required by law, regulation or stock exchange rule. In addition, any amendment, alteration or termination of the 2020 LTIP or an Award agreement may not adversely affect any outstanding Award to a participant without the consent of that participant other than amendments for the purpose of (1) causing the 2020 LTIP to comply with applicable law, (2) permitting us to receive a tax deduction under applicable law, or (3) avoiding an expense charge to us or our affiliates.
Repricing
The 2020 LTIP does not permit the repricing of Awards without the approval of shareholders or the granting of Awards with a reload feature.
Federal Income Tax Treatment of Awards
The following summary discussion of the United States federal income tax implications of Awards under the 2020 LTIP is based on the provisions of the IRC as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not, among other things, describe state, local or foreign tax consequences and such tax consequences may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions could vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant, vesting or exercise of Awards and the disposition of any acquired Common Shares.
Incentive Stock Options
ISOs may only be granted to our employees. No taxable ordinary income to the participant or a deduction to us will be realized at the time the ISO is granted or exercised. If the participant holds the Common Shares received as a result of an exercise of an ISO for at least two years from the grant date and one year from the exercise date, then (1) any gain realized on disposition of the Common Shares is treated as a long-term capital gain and any loss sustained will be a long-term capital loss and (2) we are not entitled to a deduction. If the Common Shares acquired by an exercise of an ISO are disposed of within either of these periods (i.e., a “disqualifying disposition”), then the participant must include in his or her income, as taxable compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the Common Shares upon exercise of the stock option over the stock option exercise price (or, if less, the excess of the amount realized upon disposition over the stock option exercise price). In such case, we will generally be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the participant’s income as taxable compensation. The participant’s basis in the Common Shares acquired upon exercise of an ISO is equal to the stock option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition. The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.
Non-Qualified Stock Options
A NQSO results in no taxable income to the participant or deduction to us at the time it is granted. A participant exercising a NQSO will, at that time, realize taxable compensation in the amount of the difference between the stock option exercise price and the then-current fair market value of the Common Shares. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the participant.

The participant’s basis in such Common Shares is equal to the sum of the stock option exercise price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the Common Shares will be a long-term or short-term gain (or loss), depending upon the holding period of the Common Shares.
If a participant tenders previously owned Common Shares in payment of the NQSO exercise price, then, instead of the treatment described above, the following generally will apply: (1) a number of new Common Shares equal to the number of previously owned Common Shares tendered will be considered to have been received in a tax-free exchange; (2) the participant’s basis and holding period for such number of new Common Shares will be equal to the basis and holding period of the previously owned Common Shares exchanged; (3) the participant will have compensation income equal to the difference between the stock option exercise price and the fair market value of the Common Shares on the exercise date, multiplied by the number of new Common Shares received in excess of such number of exchanged Common Shares; (4) the participant’s basis in such excess Common Shares will be equal to the sum of the stock option exercise price for the excess Common Shares plus the amount includible in the participant’s income as compensation upon exercise; and (5) the holding period in the excess Common Shares will begin on the exercise date.
Stock Appreciation Rights
Generally, a participant that receives a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in a SAR in cash, the cash will be taxed as ordinary compensation income to the participant at the time it is received. If a participant receives the appreciation inherent in a SAR in Common Shares, the spread between the then-current fair market value of the Common Shares and the grant price will be taxed as ordinary compensation income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of a SAR. However, upon the settlement of either form of SAR, we will generally be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.
If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on the holding period of the Common Shares. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on the holding period of the Common Shares.
Restricted Stock
Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2020 LTIP, unless the participant makes a Section 83(b) election described below. A participant who has not made such an election will recognize ordinary compensation income at the time the restrictions on the Common Shares lapse in an amount equal to the fair market value of the Common Shares at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Shares on the date the restrictions lapse).
Deferred Stock Units
Generally, a participant who defers compensation into deferred stock units will not recognize income at the time the compensation would otherwise have been paid to the participant. Upon the settlement of the deferred stock unit, the participant will be taxed on the then-current fair market value of the shares or cash paid and we will be entitled to a deduction equal to the amount of ordinary compensation income the participant is required to recognize as a result of the settlement.

Other Awards
The current United States federal income tax consequences of other Awards authorized under the 2020 LTIP are generally in accordance with the following: (1) the fair market value of other stock-based awards is generally subject to ordinary compensation income tax at the time the restrictions lapse, unless the participant elects to accelerate recognition as of the date of grant; and (2) the amount of cash paid (or the fair market value of the Common Shares issued) to settle restricted stock units, performance shares, performance share units, performance units and cash-based awards is generally subject to ordinary compensation income tax. In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary compensation income.
Dividend-Equivalent Rights
Participants may be granted dividend-equivalent rights in connection with any Award other than a stock option or SAR. A participant who receives dividend-equivalent rights with respect to an Award will recognize ordinary compensation income equal to the value of cash or Common Shares delivered and we will generally be entitled to a corresponding deduction for such dividends.
Section 162(m)
Section 162(m) generally prohibits a public company from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers, including our CEO, Chief Financial Officer and three other most highly compensated executives. While the Committee carefully considers the net cost and value of maintaining the deductibility of all compensation, it also desires the flexibility to reward our executive officers and other key employees in a manner that enhances our ability to attract and retain individuals, as well as to create longer term value for shareholders. Accordingly, income tax deductibility is only one of several factors the Committee considers in making decisions regarding our compensation program.
Sections 280G and 4999
Section 280G of the IRC disallows deductions for excess parachute payments and Section 4999 of the IRC imposes penalties on persons who receive excess parachute payments. A parachute payment is the present value of certain compensation that is paid to “disqualified individuals” (such as our and our subsidiaries’ officers and highly paid employees) that are contingent upon or paid on account of a change in control — but only if the includible portions of such payments, in the aggregate, are equal to or greater than 300% of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount.” An excess parachute payment is the amount by which the aggregate parachute payments exceeds the Base Amount.
Some participants in the 2020 LTIP may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2020 LTIP must be combined with other parachute payments the same participant is entitled to receive under other agreements or arrangements with us or our subsidiaries, such as an employment agreement or a change in control agreement. If the participant is a disqualified individual and the combined value of all parachute payments would result in an excess parachute payment, the participant must pay an excise tax equal to 20% of the value of all parachute payments above 100% of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither we nor any of our subsidiaries would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) would be reduced by the amount of the excess parachute payment. Generally, if a participant in the 2020 LTIP would receive an excess parachute payment, the shares or cash deliverable in connection with the award that constitutes a parachute payment is reduced to avoid the excess parachute penalties.
Section 83(b)
A participant may elect pursuant to Section 83(b) of the IRC to have compensation income recognized at the grant date of an Award of restricted stock and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will generally be entitled to a corresponding tax deduction equal to the value of the Award affected by this election. If the participant who has made an election subsequently forfeits the Award, then the participant will not be entitled to deduct the amount previously recognized as income.
Section 409A
Section 409A of the IRC imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and imposes certain penalty taxes on amounts that are subject to, but do not comply with, Section 409A of the IRC. If the requirements of Section 409A are not complied with, holders of such Awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax, a penalty interest tax, and, potentially, interest and penalties. Section 409A of the IRC includes a broad definition of nonqualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the Awards granted under the 2020 LTIP will comply with or be exempt from the requirements of Section 409A of the IRC and the treasury regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service).
New Plan Benefits
Awards granted under the 2020 LTIP are at the discretion of the Committee. As a result, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2020 LTIP in the future.
Equity Compensation Plan Information
The following table summarizes information as of January 28, 2023 relating to our equity compensation plans pursuant to which our Common Shares may be issued.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#) (a)	Weighted- average exercise price of outstanding options, warrants, and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	1,317,887(1)	—(2)	2,530,813(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,317,887	—(2)	2,530,813

(1)
Includes performance share units and restricted stock units granted under the 2020 LTIP and the 2017 LTIP.

(2)
The weighted average exercise price does not take into account the performance share units and the restricted stock units granted under the 2020 LTIP and 2017 LTIP.

(3)
The Common Shares available for issuance under the 2020 LTIP are limited to 2,530,813 Common Shares. There are no Common Shares available for issuance under any of the other shareholder-approved plans.

The 2017 LTIP was approved in May 2017 and was terminated in June 2020. The 2020 LTIP was approved in June 2020.
The information contained under the caption “Stock Ownership,” with respect to the security ownership of certain beneficial owners and management, is incorporated herein by reference in response to this item.

Market Value
On January 27, 2023 (the last trading day of fiscal 2022), the closing price of the our Common Shares traded on the NYSE was $16.86 per share.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2020 LTIP.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, describes the compensation program for our named executive officers for fiscal 2022, who are listed below:
Bruce K. Thorn President and Chief Executive Officer	Jonathan E. Ramsden Executive Vice President, Chief Financial and Administrative Officer
Michael A. Schlonsky Executive Vice President, Chief Human Resources Officer	Ronald A. Robins, Jr. Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary
Gene Eddie Burt Executive Vice President, Chief Supply Chain Officer	Jack A. Pestello* Former Executive Vice President, Chief Merchandising Officer

(*)
Mr. Pestello’s employment as our Executive Vice President, Chief Merchandising Officer ended on May 31, 2022.

EXECUTIVE SUMMARY
Company Performance in Fiscal 2022
The extremely difficult consumer environment that persisted through fiscal 2022 adversely impacted our results of operations. We believe that the absence of government sponsored relief packages that were present in fiscal 2021, which included government stimulus payments and enhanced unemployment benefits, and the general economic pressures on our customers caused by inflation negatively impacted the discretionary spending of our customers. Despite the challenging environment, we delivered fourth quarter sales and gross margins that were in line with guidance, materially reduced our inventories to appropriate levels, and further strengthened our balance sheet through asset monetization efforts. We also continued to accelerate the transformation of our business through the implementation of Operation North Star, our transformative restructuring strategy, which is focused on growing our net sales, reducing our costs, making highly disciplined investment decisions and creating long-term shareholder value.
The following charts set forth our (1) net sales, (2) net income, (3) adjusted net income, (4) diluted earnings per common share, (5) adjusted diluted earnings per common share, (6) increase in comparable sales for stores open at least fifteen months plus our e-commerce operations, and (7) return on invested capital for fiscal 2020, fiscal 2021 and fiscal 2022 (reconciliations of adjusted net income and adjusted diluted earnings per common share (each a non-GAAP financial measure) to net income and diluted earnings per share (the most directly comparable GAAP financial measures), respectively, are attached to this Proxy Statement on Appendix B).

Net Sales
Net (Loss) Income

$750,000,000
$650,000,000
$550,000,000
$450,000,000
$350,000,000
$250,000,000
$150,000,000
$50,000,000
$(50,000,000)
$(150,000,000)
$(250,000,000)
$629,191,000
$177,778,000
$(210,708,000)
2020
2021
2022

Adjusted Net (Loss) Income
Diluted (Loss) Earnings Per Common Share

Adjusted Diluted (Loss) Earnings Per Share
Comparable Sales Increase

Return on Invested Capital

100%
80%
60%
40%
20%
0%
-20%
48.4%
14.9%
-17.3%
2020
2021
2022

Key Executive Compensation Actions in Fiscal 2022
•
Customary Mix of Compensation Elements.   The Human Capital and Compensation Committee (referred to as the Committee in this CD&A) determined to retain the same mix of compensation elements for our named executive officers in fiscal 2022 that was in place in fiscal 2021 and before the onset of the COVID-19 (base salary merit increases, annual cash incentive awards based entirely on annual Company financial goals, and long-term equity incentive awards consisting of performance share units (“PSUs”) (weighted 60%) and restricted stock units (“RSUs”) (weighted 40%)).

•
Changes to Incentive Award Performance Measures.   The Committee made the following changes to the performance measures applicable to the incentive awards granted to our named executive officers in fiscal 2022:

•
modified the weighting of the adjusted operating profit and total annual sales performance measures applicable to the annual cash incentive awards from 75% and 25% in fiscal 2021 to 65% and 35% in fiscal 2022 to reinforce our strategy to drive total sales through new store growth; and

•
included relative total shareholder return (“rTSR”) (weighted 20%) as a performance measure applicable to the PSU awards for the first time in addition to adjusted earnings per share — diluted (“EPS”) (weighted 40%) and adjusted return on invested capital (“ROIC”) (weighted 40%).

•
Payouts on Annual Cash Incentive Awards.   None of our named executive officers earned a payout under their respective annual cash incentive award for fiscal 2022 as a result of the Company’s achievement of adjusted operating profit and total annual sales of $(214,837,834) and $5,468,328,554, respectively, for fiscal 2022.

•
Vesting of RSU Awards.   We did not achieve the operating profit performance requirement applicable to the RSUs we granted in 2022 and, as a result, none of the RSUs granted to the named executive officers in fiscal 2022 have vested.

Key Executive Compensation Actions in Fiscal 2023
The extremely difficult consumer environment that persisted through fiscal 2022 has continued into fiscal 2023. In light of the uncertain economic conditions at the time of the Committee’s annual evaluation of the executive compensation program in March 2023, the Committee:
•
bifurcated the annual cash incentive award for the named executive officers in 2023 into (1) a discretionary award based on management’s achievement of progress against the goals of Operation North Star during the first half of fiscal 2023 (weighted 20%) and (2) an objective performance-based award based on our achievement of corporate performance goals during the second half of fiscal 2023 (weighted 80%); and

•
modified the mix of equity awards for the named executive officers in 2023 to consist of PSUs (subject to rTSR, free cash flow and EPS performance measures weighted 20%, 40% and 40%, respectively), service-based RSUs and shareholder value creation performance share units. The shareholder value creation performance share units will vest on the third anniversary of the grant date subject to the closing price of our Common Shares equaling or exceeding $25.00, $32.50 and $40.00 for 20 consecutive trading days on or before the vesting date.
The Committee expects to return to a more customary executive compensation program structure in fiscal 2024 subject to the moderation of the difficult consumer environment.
Executive Compensation Program Objectives and Components
Compensation Objectives
Our executive compensation program is designed to:
•
Pay for superior results by rewarding executives for achieving short- and long-term performance goals and creating long-term shareholder value;

•
Align the interests of our executives with the interests of our shareholders through performance- and equity-based compensation; and

•
Attract and retain talented executives by paying compensation that is competitive with the compensation paid by the companies in our peer group.

Compensation Components
The following table summarizes the primary components of our executive compensation program and the primary purposes each component serves in furthering the objectives of our executive compensation program:
Component	Characteristics	Primary Purposes
Base Salary	Annual fixed cash compensation
Attract and retain talented executives through an annual salary that reflects the executive’s performance, experience and scope of responsibilities.
Mitigate pressure to take unnecessary or excessive risks or unduly focus on the price of our Common Shares.

Annual Cash Incentive Awards	Annual variable performance-based cash compensation	Motivate executives to achieve performance objectives that directly relate to our annual operating and strategic goals.
Long-Term Equity Incentive Awards	Long-term variable equity awards granted annually as a combination of performance-based awards and RSUs
Align the interests of our executives with the interests of our shareholders.
Motivate executives to achieve multi-year financial and strategic goals and create long-term shareholder value.
Retain talented executives for the long-term.

Pay-for Performance
Pay-for-performance is the fundamental objective of our executive compensation philosophy. As a result, the Committee believes that a majority of each named executive officer’s total compensation should be at risk or variable based on our performance and/or stock price (i.e., performance-based). The percentage of the total compensation awarded to Mr. Thorn and our other named executive officers for fiscal 2022 (excluding Mr. Pestello whose employment ended on May 31, 2022) that was performance-based as disclosed in the Summary Compensation Table was 79% and 64%, respectively. The performance-based compensation disclosed in the Summary Compensation Table for fiscal 2022 was comprised solely of the grant date fair value of the fiscal 2022 RSU and PSU awards because none of our named executive officers earned a payout under their respective annual cash incentive award for fiscal 2022.
Executive Compensation and Governance Practices and Policies
The following table sets forth executive compensation and governance practices and policies we have implemented to advance the objectives of our executive compensation program and to align our practices and policies with industry-leading standards.
Practice	Big Lots Policy
Pay-for-Performance Philosophy	✓	A majority of the total target compensation opportunity of each of our named executive officers is at risk or variable based on our performance and/or stock price.
Stock Ownership Requirements	✓	All of our executive officers and outside directors are subject to stock ownership requirements.
Clawback Policy	✓	All of our executive officers are subject to a compensation clawback policy.
Independent Compensation Consultant	✓	The Committee engages an independent compensation consultant that reviews and advises the Committee on executive compensation. The consultant performs services solely for the Committee.
Independent Board Chair	✓	We maintain separate CEO and Chair of the Board positions.
Anti-Hedging and Pledging Policy	✓	We do not allow our directors or Leadership Team members to enter into any hedging or pledging transactions relating to our Common Shares.
Excise Tax Gross-Ups	✓	We do not pay excise tax gross-ups under our severance agreements in the event of a change in control.
Dividends on Unearned Awards	✓	We do not pay dividends on unearned performance awards.
“Double-Trigger” Requirements	✓	The 2020 LTIP and our severance agreements only provide certain cash payments and other benefits upon a change in control if the participant is terminated in connection with the change in control.
2022 Say-on-Pay Advisory Vote and Shareholder Engagement
At our 2022 annual meeting of shareholders, our shareholders approved the compensation of our named executive officers with approximately 97.8% of votes cast in favor of our say-on-pay resolution. The Committee considers this vote a positive endorsement of our executive compensation program. Our shareholders’ support of our 2022 say-on-pay resolution and discussions with our shareholders before our 2022 annual meeting contributed to the Committee’s decision to not make significant changes to our current executive compensation program.

EXECUTIVE COMPENSATION PROCESS
Roles in Executive Compensation Process
The principal roles of the Committee, our outside directors, our CEO and members of management in our executive compensation process are as follows:
Responsible Party	Role
Human Capital and Compensation Committee
Lead the process for establishing our annual executive compensation program and approve or recommend that the Board approve compensation actions.
Consult with management and the Committee’s compensation consultant regarding employee benefit and compensation programs, plans and awards.

All Outside Directors	Conduct comprehensive evaluation of CEO performance. Approve annual executive compensation program and finalize compensation awards for the members of our Leadership Team.
CEO	Provide the Committee and other outside directors with an annual performance evaluation and compensation recommendation for each of the other members of our Leadership Team in the first quarter of each fiscal year based on the CEO’s direct knowledge of their respective performance and contributions.
Management
Make recommendations to the Committee and our CEO regarding the design and administration of our employee benefit and compensation programs, plans and awards in accordance with the Committee’s charter and the terms of our compensation plans.
Advise the Committee and our CEO regarding the competitiveness of existing and proposed compensation programs and the impact of accounting rules, laws and regulations on existing and proposed compensation programs.

Fiscal 2022 Executive Compensation Process
The Committee maintains an annual calendar for reviewing and approving the compensation elements described above for our named executive officers. The Committee took the following key actions at its February 25, 2022 meeting to establish our executive compensation program for fiscal 2022:
•
Determined to retain the mix of compensation elements in place for the CEO and Leadership Team in fiscal 2021 and before the onset of the COVID-19 pandemic consisting of base salary merit increases, annual cash incentive awards based entirely on annual Company financial goals, and long-term equity incentive awards consisting of PSUs (weighted 60%) and RSUs (weighted 40%);

•
Reviewed management’s proposed recommendations for annual cash incentive awards and long-term equity incentive awards;

•
Reviewed and approved performance goals for the 2022 annual cash incentive awards based 65% on adjusted operating profit and 35% on total annual sales;

•
Reviewed and approved performance goals for the 2022 PSUs based 40% on EPS and ROIC and 20% on rTSR; and

•
Reviewed and approved base salary, target annual cash incentive levels, and long-term equity incentive award levels for fiscal 2022 for the CEO and Leadership Team (including the named executive officers).

Performance Evaluation Process
The Committee and our outside directors generally consider the following objective and subjective factors when evaluating the performance of the members of our Leadership Team:
• long-term strategic goals	• short-term business goals	• profit and revenue goals
• expense goals	• operating margin improvement	• earnings per share growth
• capital efficiency metrics	• fostering teamwork and other corporate values	• optimization of organizational effectiveness and productivity
• leadership and the development of talent	• the performance of our competitors	• comparable store, new store and e-commerce sales growth of the Company compared to the industry
• specific business challenges and general economic and market conditions	• total shareholder return of the Company compared to the industry	• capital allocation and liquidity
The Committee and the other outside directors do not assign any of these performance factors a specific weight and may consider different factors for each executive.
Independent Compensation Consultant
The Committee has the authority, in its sole discretion, to retain compensation consultants. In establishing executive compensation for fiscal 2022, the Committee retained Meridian as its compensation consultant based on its independence, expertise and past service to the Committee. Meridian provided research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. Meridian kept the Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of the named executive officers. Representatives of Meridian attended meetings of the Committee, as requested.
Peer Compensation Data
During the course of establishing our fiscal 2022 executive compensation program, the Committee reviewed compensation data for a group of retailers similar to us with whom we believe we compete for talent (the “Retailer Peer Group”). In selecting the Retailer Peer Group, the Committee considered revenue, geographic location, market capitalization and number of stores. The companies included in the Retailer Peer Group for fiscal 2022 compensation decisions were:
• Abercrombie & Fitch	• Bed Bath & Beyond	• Ollie’s Bargain Outlet
• Academy Sports & Outdoors	• Burlington Stores	• RH
• Advance Auto Parts	• Designer Brands	• Tractor Supply
• American Eagle Outfitters	• Dick’s Sporting Goods	• Urban Outfitters
• Bath and Body Works, Inc.	• Foot Locker	• Williams — Sonoma
The Committee and our human resources department reviewed each Leadership Team member’s responsibilities and compared, where possible, the total direct compensation (which includes salary, annual incentive award at target and equity awards) levels for our Leadership Team members to the total direct compensation of similarly situated executives within the peer groups.
As discussed in this CD&A, we determine compensation subjectively based on numerous factors. We do not benchmark or target our compensation at any particular level in relation to the compensation of the peer groups. Rather, the peer group data provides a point of reference and market check.

COMPONENTS OF OUR 2022 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The Committee annually reviews and establishes the base salary for each named executive officer. The Committee determines adjustments to the base salaries of our named executive officers based on each executive’s performance, experience, scope of responsibilities and base salary in comparison to our other employees and similarly positioned executives in our Retailer Peer Group and the anticipated future contributions of the executive. For fiscal 2022, the Committee approved the following salaries for the named executive officers.
Name	Fiscal 2022 Salary ($)
Mr. Thorn	$1,200,000
Mr. Ramsden	$739,000
Mr. Schlonsky	$534,350
Mr. Robins	$534,350
Mr. Burt	$484,500
Mr. Pestello*	$685,500

(*)
Mr. Pestello’s employment as our Executive Vice President, Chief Merchandising Officer ended on May 31, 2022.

Annual Cash Incentive Awards
Each of our named executive officers participates in our annual cash incentive award program. In fiscal 2022, consistent with our historic practice, the amount of the annual cash incentive award earned by each named executive officer was been based entirely on our annual corporate performance. On an annual basis with respect to our annual cash incentive award program, the Committee (1) selects one or more performance measures, (2) establishes threshold, target and maximum performance goals for each performance measure and (3) establishes for each named executive officer a percentage of base salary that is earned at the threshold, target and maximum performance levels (with linear interpolation between the specified payout percentages). No annual cash incentive award is earned for a performance measure if we do not meet the applicable threshold performance goal. See the “Bonus and Equity Plans” discussion following the Summary Compensation Table for more information regarding our annual cash incentive awards.
In February 2022, the Committee selected adjusted operating profit (weighted 65%) and total annual sales (weighted 35%) as the performance measures for the annual cash incentive award for fiscal 2022. The Committee selected adjusted operating profit as the primary performance measure because they believe it represents a key indicator of the strength of our operating results and financial condition and incentivizes the participants in our annual cash incentive award program to achieve strong earnings growth. The Committee selected total annual sales as the other performance measure because the Committee believes it captures the full impact of our growth initiatives, including new store growth, merchandising initiatives and e-commerce growth. The Committee increased weighting of the total annual sales performance measure from 25% in fiscal 2021 to 35% in fiscal 2022 to reinforce our strategy to drive total sales through new store growth.
The Committee established the performance goals for the adjusted operating profit and total annual sales performance measures in March 2022 based on management’s projected results for fiscal 2022 which considered, among other things, the impacts of (1) stimulus payments on sales in spring of fiscal 2021, (2) anticipated capital expenditures and initiatives on fiscal 2022 sales, (3) anticipated increases in merchandise purchases for the fiscal 2022 spring Holiday season and (4) inflation and mandatory minimum wage increases. The Committee set the target adjusted operating profit performance goal for fiscal 2022 at a level that would represent a decline in our adjusted operating profit in fiscal 2022 of 9.3% compared to fiscal 2021. The Committee set the target annual sales performance goal for fiscal 2022 at a level that would represent an increase in our total annual sales in fiscal 2022 of 2.8% compared to fiscal 2021.

The following table sets forth for fiscal 2022 the adjusted operating income performance goal established for each performance level and the payout percentage (as a percentage of base salary) established for each named executive officer for each performance level:
	Payout Percentage (% of salary)
Fiscal 2022 Performance Levels	Performance Goal ($)	Thorn	Ramsden	Schlonsky	Robins	Burt	Pestello
Below Threshold	0-188,700,000	0	0	0	0	0	0
Threshold	188,700,000	24.375%	12.1875%	9.75%	9.75%	9.75%	12.1875%
Target	222,000,000	97.5%	48.75%	39%	39%	39%	48.75%
Maximum	255,300,000	195%	97.5%	78%	78%	78%	97.5%
The following table sets forth for fiscal 2022 the total annual sales performance goal established for each performance level and the payout percentage (as a percentage of base salary) established for each named executive officer for each performance level:
	Payout Percentage (% of salary)
Fiscal 2022 Performance Levels	Performance Goal ($)	Thorn	Ramsden	Schlonsky	Robins	Burt	Pestello
Below Threshold	0-6,121,000,000	0	0	0	0	0	0
Threshold	6,121,000,000	13.125%	6.5625%	5.25%	5.25%	5.25%	6.5625%
Target	6,321,000,000	52.5%	26.25%	21%	21%	21%	26.25%
Maximum	6,521,000,000	105%	52.5%	42%	42%	42%	52.5%
To calculate the amount of the annual cash incentive award earned for fiscal 2022, if any, we first calculate the applicable financial measure for purposes of our financial statements. We then adjust the measure to eliminate the effect of selective events, transactions or accrual items. The Committee approves such adjustments at the same time it establishes the corporate performance goals and annual incentive award payout percentages applicable to the award. These adjustments may increase or decrease the corporate performance amount achieved. Consistent with prior years, the Committee exercised negative discretion to reduce the corporate performance amounts achieved with respect to the annual cash incentive awards to exclude certain accrual items, which would have otherwise increased such amount. The Committee decided to exclude these accrual items principally because they were either anticipated as part of the corporate operating plan for fiscal 2022 upon which the financial measure and performance goals were established or because of their potential outsized effect on the financial measure, and not because of any corporate or individual performance factors. Our named executive officers did not earn any payout under the annual cash incentive award for fiscal 2022 as a result of the Company’s achievement of adjusted operating profit and total annual sales of $(214,837,834) and $5,468,328,554, respectively, for fiscal 2022.
The following table sets forth the payout percentage achieved and the annual cash incentive award earned by each named executive officer for fiscal 2022:
Name	Payout Percentage (% of salary)	Annual Cash Incentive Award ($)
Mr. Thorn	0%	$0
Mr. Ramsden	0%	$0
Mr. Schlonsky	0%	$0
Mr. Robins	0%	$0
Mr. Burt	0%	$0
Mr. Pestello	0%	$0
Long-Term Equity Incentive Compensation
In connection with its equity award process for fiscal 2022, the Committee, consistent with our historic equity grant practices, granted PSUs and RSUs to each of our named executive officers in March 2022. Each named executive officer received 60% of their equity awards in fiscal 2022 in the form of PSUs and 40% in the form of RSUs. The Committee determined the value of the equity awards granted to our named executive officers, and the allocation of the equity awards between PSUs and RSUs, based on:
•
management’s estimate of the number of Common Shares underlying the equity awards to be granted during fiscal 2022;

•
comparative compensation data;

•
individual performance;

•
the executive’s level of responsibility;

•
the potential impact that the executive could have on our operations and financial condition;

•
the market price of our Common Shares; and

•
the recommendations for the value of the equity awards granted to the other named executive officers.

The Committee did not utilize a particular formula in making these determinations, although individual performance and the executive’s role and responsibility were the most significant factors in determining the value of the equity awards granted to our named executive officers in fiscal 2022. See “Performance Evaluation Process” above for more information regarding how we evaluate performance.
PSUs and RSUs are settled in our Common Shares. Any PSUs or RSUs that do not vest will be forfeited. The PSUs and RSUs do not have voting rights. PSUs and RSUs include a dividend-equivalent right, which represents the right to receive the equivalent of any cash dividends payable with respect to our Common Shares underlying the awards. Any cash dividends will accrue without interest and will vest and be paid only at the time the corresponding PSUs or RSUs vest. Any accrued cash dividends relating to PSUs or RSUs that do not vest will be forfeited.
Fiscal 2022 PSU Awards
In fiscal 2022, the Committee awarded a target number of PSUs to our named executive officers subject to (1) the attainment of performance goals applicable to specified performance measures (EPS, ROIC and rTSR) during a three-year performance cycle consisting of three annual service periods for the EPS and ROIC performance measures and one three-year service period for the rTSR performance measure, and (2) the named executive officer’s continued employment through the end of the performance cycle. The Committee selected rTSR as a performance measure for the first time in fiscal 2022 in addition to EPS and ROIC to further align the interests of our named executive officers with the interests of our shareholders.
To calculate the attainment of the performance goals for the EPS and ROIC performance measures, we first calculate the applicable performance measures derived from our financial statements and then adjust the performance measures to eliminate the effect of selected events, transactions or accrual items described in the 2020 LTIP and approved by the Committee when it establishes the performance goals. These adjustments may increase or decrease the amount achieved for the performance measure. To calculate the attainment of the performance goals for the rTSR performance measure, we calculate the percentile ranking of the Company’s total shareholder return compared to the total shareholder return of the members of the S&P 600 Specialty Retailing index based on the 30 days preceding the 2022 fiscal year as the starting point and the 30 days preceding the 2025 fiscal year as the ending point.
The Committee establishes the performance measures for each performance cycle at the beginning of each performance cycle and has historically established the performance goals for each service period at the beginning of the service period. In fiscal 2022, the Committee established the performance goals for the EPS and ROIC performance measures that apply to the first service period of the Fiscal 2022 PSU award performance cycle and the rTSR performance goals that apply to the entire performance cycle at the beginning of the service period. The following table sets forth the performance goals established by the Committee for each performance measure for fiscal 2022 and the actual amount of each performance measure in fiscal 2022:

Performance Measure	Weighting	Target	Actual
EPS	40%	$5.33	$(6.05)
ROIC	40%	15.4%	(13.2)%
rTSR	20%	55th percentile	13.3 percentile
The Committee set the target EPS performance goal for fiscal 2022 at a level that would represent an increase in our adjusted operating profit in fiscal 2022 of 1.7% compared to fiscal 2021. The Committee set the target ROIC performance goal for fiscal 2022 at a level that would represent an increase in our ROIC in fiscal 2022 of 1.3% compared to fiscal 2021.
For the fiscal 2022 PSU awards, a percentage of the target number of PSUs (i.e., the vesting factor) vests based on our average attainment of the performance goals applicable to the performance measures during the three-year performance cycle (with linear interpolation between the performance levels) as described in the following chart:
Performance Level	3-Year Average Performance Attainment	Vesting Factor
Threshold	80%	50%
Target	100%	100%
Maximum	120%	200%
The following table sets forth the target number and grant value (the product of the target number of PSUs awarded to the named executive officer and the closing price of our common shares on the grant date) of the PSUs awarded to the named executive officers in fiscal 2022 (Mr. Pestello’s 2022 PSU award was terminated with his employment in fiscal 2022) and the performance attained for each performance measure during each completed service period in the fiscal 2022 PSU award performance cycle:
Name	Target Number of PSUs	Grant Value of PSUs
Mr. Thorn	99,135	$3,780,017
Mr. Ramsden	25,280	$963,926
Mr. Schlonsky	18,548	$707,235
Mr. Robins	18,057	$688,513
Mr. Burt	16,818	$641,270
Mr. Pestello	23,113	$881,299
Fiscal 2022 PSU Award Performance Cycle Attainment
(2022 – 2024)
		Fiscal 2022	Fiscal 2023	Fiscal 2024
EPS	Actual Results	$(6.05)	TBD	TBD
	Target Performance Goal	$5.33	TBD	TBD
	Performance %	0%	TBD	TBD
ROIC	Actual Results	(13.2)%	TBD	TBD
	Target Performance Goal	15.4%	TBD	TBD
	Performance %	0%	TBD	TBD
rTSR	Actual Results	13.3 %ile	TBD	TBD
	Target Performance Goal	55th %ile	55th %ile	55th %ile
	Performance %	Below threshold	TBD	TBD

Fiscal 2022 RSU Awards
The RSUs awarded to our named executive officers vest ratably over three years from the grant date of the award and are subject to (1) the participant remaining employed by us through each annual vesting date and (2) an operating profit performance component that requires us to earn at least one dollar in operating profit for the fiscal year in which the grant date occurs or in either of the two fiscal years immediately thereafter. We did not achieve the performance requirement applicable to the fiscal 2022 RSU awards in fiscal 2022 and, as a result, none of the RSUs awarded to the named executive officers in fiscal 2022 will vest in fiscal 2023.
The following table sets forth the number and grant value (the product of the number of RSUs awarded to the named executive officer and the closing price of our common shares on the grant date) of the RSUs awarded to the named executive officers in fiscal 2022 (Mr. Pestello’s RSU award was prorated in connection with the termination of his employment).
Name	Number of RSUs	Grant Value of RSUs
Mr. Thorn	66,089	$2,519,974
Mr. Ramsden	16,852	$642,567
Mr. Schlonsky	12,365	$471,477
Mr. Robins	12,037	$458,971
Mr. Burt	11,211	$427,475
Mr. Pestello	15,408	$587,507
Personal Benefits and Perquisites
We provide our named executive officers with certain benefits that are available to nearly all salaried employees, including paid group term life insurance equal to one and a half times base salary, matching contributions to our Savings Plan, and medical and dental insurance. We generally provide the following limited personal benefits and perquisites to employees at or above the vice president level: (1) coverage under the Big Lots Executive Benefit Plan (“Executive Benefit Plan”); (2) enhanced long-term disability insurance coverage; and (3) payment of an automobile allowance. We believe these personal benefits and perquisites, although immaterial to us in amount, are an important element of total compensation because of the value our executives place on these benefits.
Our Executive Benefit Plan reimburses executives for health-related costs incurred but not covered under our Big Lots Associate Benefit Plan, up to an annual maximum reimbursement of $40,000 per family. Amounts received by named executive officers under the Executive Benefit Plan are treated as taxable income, and we reimburse each executive the approximate amount of his or her income tax liability relating to the benefits received under the Executive Benefit Plan.
We offer short-term disability coverage to all full-time employees and long-term disability coverage to all salaried employees. The benefits provided under the long-term disability plan are greater for our named executive officers than for employees below the vice president level. Under the enhanced long-term disability coverage, a named executive officer may receive 67% of his or her monthly salary, up to $25,000 per month, until the executive is no longer disabled or turns 65, whichever occurs earlier. We pay the premiums for this long-term disability coverage and also reimburse our named executive officers for any income taxes resulting from our payment of such premiums.
Post-Termination and Change in Control Arrangements
The senior executive severance agreements described below in “Agreements with Named Executive Officers” provide our named executive officers with potential severance and change in control payments and benefits. Our equity compensation plans and related award agreements also provide for the accelerated vesting of outstanding equity awards, including PSUs and RSUs, in connection with certain termination events. The change in control provisions of the severance agreements provide the named executive officer certain cash payments and other benefits upon a change in control only if the executive is terminated in connection with the change in control (including a constructive termination). The Committee believes that this “double trigger” structure incentivizes our executive officers to remain objective in connection with, and not be distracted by the personal uncertainties and risks created by, an actual or proposed change in control.
While the Committee considers the potential payments upon termination or change in control annually when it establishes compensation for the applicable year, this information is not a primary consideration in setting salary, bonus payout percentages or equity compensation amounts.
See “Potential Payments Upon Termination or Change in Control” below for a discussion of the compensation that may be paid to our named executive officers in connection with a change in control or the termination of employment.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Senior Executive Severance Agreements
We entered into a separation agreement with Mr. Pestello in connection with the termination of his employment. The separation agreement provides Mr. Pestello with the following severance benefits:
•
a cash payment equal to $1,371,000 less applicable withholdings payable in regular installments until the end of the post-termination restriction period;

•
a cash payment equal to a prorated portion of the annual incentive award that he would have earned for fiscal 2022 had his employment not terminated;

•
a cash payment of $25,000 for outplacement assistance less applicable withholdings;

•
continued coverage under our health plans until the last day of the calendar month in which the post-termination restriction period ends, plus the amount necessary to reimburse Mr. Pestello for the taxes he would be liable for as a result of such continued coverage; and

•
prorated vesting of all unvested, outstanding RSU awards granted to Mr. Pestello.

The payment of these severance benefits is subject to Mr. Pestello’s continuing compliance with the restrictive covenants set forth in the Severance Plan and his release of claims against the Company.
We have entered into a senior executive severance agreement with each of Messrs. Thorn, Ramsden, Schlonsky, Robins, Burt and several other key officers who are not parties to an employment agreement. The senior executive severance agreements expire on the first anniversary of the date of execution and automatically renew for an additional year unless we provide the executive at least 30 days’ notice of non-renewal. The senior executive severance agreements provide for the following severance benefits if, within 24 months after a change in control, the executive is terminated by us (other than for cause) or as a result of a constructive termination: (1) a lump-sum payment equal to 200% of the executive’s then current annual salary and target annual incentive award; (2) a lump-sum payment equal to executive’s target bonus prorated for the number of days the executive worked during the applicable performance period prior to the executive’s termination; and (3) for a period of two years, the executive is entitled to participate in any group life, hospitalization or disability insurance plan, health program or other executive benefit plan generally available to similarly titled executive officers. The executives are also entitled to reimbursement of legal fees and expenses they incur in seeking to enforce their rights under the agreement.
The senior executive severance agreements do not provide a gross-up payment to any participants to offset any excise tax.
Severance Plan
The Board adopted the Severance Plan, which covers each of our named executive officers and several of our other key executives, to provide more uniform severance payments and benefits to our executives, avoid the use of individual severance agreements and ensure that restrictive covenants apply to our key executives. The payments and benefits to which our named executive officers would be entitled to under the Severance Plan (collectively, the “Severance Benefits”) if they are terminated without Cause (as defined in the Severance Plan) or as a result of a Constructive Termination (as defined in the Severance Plan) are described below in the “Potential Payments Upon Termination or Change in Control — Involuntary Termination Without Cause.”
The Severance Plan also imposes confidentiality, non-competition, non-solicitation, non-disparagement and post-termination cooperation obligations on participants. The non-competition and non-solicitation obligations apply during the period of employment and continue until the end of the restriction period set forth in the Severance Plan.
The Severance Plan does not provide a gross-up payment to any participants to offset any excise tax.
Mr. Pestello’s separation from the Company on May 31, 2022 was treated as a termination without Cause for purposes of the Severance Plan.
Retirement Plans
We maintain a tax-qualified defined contribution plan (“Savings Plan”). We believe that the Savings Plan is generally commensurate with the retirement plans provided by companies in our peer groups and that providing this plan enhances our ability to attract and retain qualified executives.
OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Minimum Share Ownership Requirements and Hedging and Pledging Prohibition
The Board has adopted minimum share ownership requirements for all outside directors and Leadership Team members. These requirements are designed to align the long-term interests of our outside directors and executives with those of our shareholders. Under the requirements, the outside directors and Leadership Team members must own Common Shares having an aggregate value equal to at least the following multiple of his or her Board retainer or salary (as is in effect at the time compliance with the requirements is evaluated), as applicable:
Title	Multiple of Retainer or Salary
Outside Director	5x
Chief Executive Officer	6x
Executive Vice President	3x
Senior Vice President	2x
Shares counted toward these requirements include Common Shares held directly or through a broker, Common Shares held under the Savings Plan, unvested restricted stock, unvested RSUs, and deferred stock units. Each member of senior management that is required to meet the minimum share ownership requirements is required to hold 50% of any net (after-tax) shares received until his or her minimum share ownership requirements are met or whenever his or her minimum share ownership requirements are not met. Outside directors and executives must meet the requirements on the first annual testing date for outside directors or executives following the fifth anniversary of their election, hire or promotion, as applicable. Each outside director and executive is in compliance with our minimum share ownership requirement rules.
In addition to the minimum share ownership requirements, we do not allow our outside directors or Leadership Team members to enter into any hedging, pledging or monetization transactions involving our Common Shares.
Anti-Hedging Policy
Our insider trading policies prohibit our Leadership Team and members of the Board from engaging in hedging and monetization transactions relating to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our insider trading policies also prohibit our Leadership Team and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

The Committee has adopted an incentive compensation recoupment policy, commonly referred to as a clawback policy, which applies to all cash and equity incentive-based compensation paid or awarded to an associate (including our named executive officers) on or after March 2017. Under the policy, if we determine that we must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, we will seek to recover, at the discretion of the Committee after it has reviewed the facts and circumstances that led to the requirement for the restatement, the amount of erroneously awarded cash and equity incentive-based compensation received by the associate during the three-year period immediately preceding the date on which we are required to prepare the restatement.
Equity Grant Timing
Pursuant to the terms of the 2020 LTIP, the grant date of equity awards must be the later of the date the terms of the award are established by corporate action or the date specified in the award agreement. In fiscal 2022, the outside directors, after consultation with the Committee, specified that the grant date of the annual equity awards was March 21, 2022. The Board set the grant date on such future date to allow the market to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Committee or any employee manipulated the terms or timing of the equity awards. For equity awards made throughout the fiscal year, which generally are made as a result of a hiring or promotion, the grant date is the 15th day of the month following the month of the hire or promotion date. We have no policy of timing the grant date of equity awards with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of any equity awards.
Tax and Accounting Considerations
The Committee reviews and considers the impact that tax laws and accounting regulations may have on the executive compensation awards, including the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). In doing so, the Committee relies on guidance from members of our finance and legal departments, as well as outside accountants and attorneys. Section 162(m) generally does not allow a tax deduction to publicly-held companies for compensation over $1 million paid in any fiscal year to certain current and former executive officers of the Company.
COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee reviewed and discussed the above CD&A with management and, based on such review and discussion, the Human Capital and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for fiscal 2022 (“Form 10-K”).
Members of the Human Capital and Compensation Committee
Nancy A. Reardon (Chair)	James R. Chambers
Marla C. Gottschalk	Christopher J. McCormick

Summary Compensation Table for Fiscal 2022
Name and Principal Position(1) (a)	Year (b)	Salary ($)(2) (c)	Bonus ($) (d)	Stock Awards ($)(3) (e)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5)(6) (i)	Total ($) (j)
Bruce K. Thorn, President and Chief Executive Officer	2022	1,200,000	—	6,695,738	—	—	627,443	8,523,181
	2021	1,182,692	—	5,499,958	1,988,100	—	371,437	9,042,187
	2020	1,072,500	—	3,667,424	2,750,000	—	235,716	7,725,640
Jonathan E. Ramsden, Executive Vice President, Chief Financial and Administrative Officer	2022	734,673	—	1,707,411	—	—	225,715	2,667,779
	2021	711,577	—	1,575,007	591,460	—	146,063	3,024,107
	2020	682,500	—	1,312,775	840,000	—	87,007	2,922,282
Michael A. Schlonsky, Executive Vice President, Chief Human Resources Officer	2022	532,536	—	1,252,744	—	—	219,065	2,004,345
	2021	522,094	—	1,155,576	347,170	—	219,477	2,244,317
	2020	500,760	—	963,184	616,320	—	133,396	2,213,660
Ronald A. Robins, Jr., Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary	2022	530,136	—	1,219,560	—	—	192,075	1,941,771
	2021	508,269	—	1,124,994	337,977	—	190,406	2,161,646
	2020	487,500	—	937,684	600,000	—	115,152	2,140,336
Gene Eddie Burt Executive Vice President, Chief Supply Chain Officer	2022	482,856	—	1,135,891	—	—	100,222	1,718,969
Jack A. Pestello, Former Executive Vice President, Chief Merchandising Officer(7)	2022	231,629	—	1,561,061	—	—	1,471,562	3,264,252
	2021	650,585	—	1,440,010	432,611	—	60,199	2,583,405
	2020	320,000	—	1,129,979	396,659	—	43,485	1,890,123

(1)
We are a party to a separation agreement with Mr. Pestello and a senior executive severance agreement with Mr. Thorn, Mr. Ramsden, Mr. Schlonsky, Mr. Robins and Mr. Burt, the material terms of which are described in the “Agreements with Named Executive Officers — Senior Executive Severance Agreements” section of the CD&A. We are also a party to an executive severance plan with each of our named executive officers, the material terms of which are described in the “Agreements with Named Executive Officers — Severance Plan” section of the CD&A.

(2)
The amounts in this column reflect the salary earned by each named executive officer for fiscal 2022, fiscal 2021 and fiscal 2020.

(3)
The amounts in this column reflect the sum of the grant date fair value, as calculated in accordance with ASC 718, of (i) the RSUs awarded to the named executive officers in fiscal 2022 and in fiscal 2021 and to Mr. Pestello in fiscal 2020 under the 2020 LTIP and to the other named executive officers in fiscal 2020 under the 2017 LTIP and (ii) the PSUs awarded to the named executive officers in fiscal 2022 and in fiscal 2021 under the 2020 LTIP and the performance restricted stock unit awards (“PRSUs”) awarded to the named executive officers in fiscal 2020 under the 2017 LTIP. These amounts do not represent the actual amounts that will be realized by the named executive officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 6 to the Company’s audited consolidated financial statements for the fiscal year ended January 28, 2023 included in the 2022 Form 10-K. The aggregate grant date fair value of the PSUs assuming we achieve the maximum performance level is as follows: Mr. Thorn, $8,351,528 for the fiscal 2022 PSUs and $6,600,634 for the fiscal 2021 PSUs; Mr. Ramsden, $2,129,688 for the fiscal 2022 PSUs and $1,890,094 for the fiscal 2021 PSUs; Mr. Schlonsky, $1,562,534 for the fiscal 2022 PSUs and $1,386,776 for the fiscal 2021 PSUs; Mr. Robins, $1,521,178 for the fiscal 2022 PSUs and $1,350,106 for the fiscal 2021 PSUs; Mr. Burt, $1,416,832 for the fiscal 2022 PSUs and $1,282,573 for the fiscal 2021 PSUs; and Mr. Pestello, $1,947,108 for the fiscal 2022 PSUs and $1,728,126 for the fiscal 2021 PSUs. In connection with the termination of Mr. Pestello’s employment on May 31, 2022, (i) he forfeited all of his PSUs, (ii) a prorated portion of his RSUs vested, subject in the case of the 2022 RSUs to the satisfaction of the operating profit performance component, and (iii) he forfeited his RSUs that did not vest.
(4)
The amounts in this column reflect annual incentive awards earned by each named executive officer under the 2019 Bonus Plan for performance during fiscal 2022, fiscal 2021 and fiscal 2020.

(5)
For fiscal 2022, the amounts in this column include the following compensation for the named executive officers, as more fully described in the table included with this footnote:

i.
The reimbursement of taxes related to our payment of healthcare costs, including costs covered by the Executive Benefit Plan, long-term disability insurance premiums, and relocation expenses;

ii.
Matching contributions made by Big Lots pursuant to the Savings Plan, which is described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below;

iii.
Healthcare costs paid by Big Lots pursuant to the Executive Benefit Plan, which is described in the “Components of our Executive Compensation Program — Personal Benefits and Perquisites” section of the CD&A;

iv.
Premiums paid by Big Lots for life insurance, which is generally available to all full-time employees;

v.
Premiums paid by Big Lots for long-term disability insurance, which is described in the “Components of our Executive Compensation Program — Personal Benefits and Perquisites” section of the CD&A;

vi.
The cost to Big Lots associated with the executive’s receipt of a cash allowance in lieu of an automobile;

vii.
Separation payments made to Mr. Pestello pursuant to his separation agreement and the executive severance plan (see the “Agreements with Named Executive Officers — Senior Executive Severance Agreements” section of the CD&A for more information regarding the severance benefits provided to Mr. Pestello in connection with his separation from the Company);

viii.
Matching charitable contributions made by Big Lots; and

ix.
Dividends paid on vested RSU, PRSU and PSU awards.

Name	Mr. Thorn	Mr. Ramsden	Mr. Schlonsky	Mr. Robins	Mr. Burt	Mr. Pestello
Reimbursement of Taxes ($)	6,409	15,313	12,968	5,369	2,929	11,681
Big Lots Contributions to Defined Contribution Plans ($)	12,200	12,200	12,200	12,200	12,200	11,485
Big Lots Paid Health Care under Executive Benefits Plans ($)	5,685	15,865	13,589	4,432	1,491	25,956
Big Lots Paid Life Insurance Premiums ($)	891	659	482	480	438	200
Big Lots Paid Long-Term Disability Insurance Premiums ($)	2,038	2,038	2,038	2,038	2,038	849
Use of Automobile or Automobile Allowance ($)	13,200	13,200	13,200	13,200	13,200	4,823
Severance Expenses ($)	—	—	—	—	—	1,396,000
Matching Charitable Contributions ($)	15,000	15,000	15,000	15,000	—	—
Dividend Payments ($)	572,020	151,440	149,588	139,356	67,926	20,568
Total	627,443	225,715	219,065	192,075	100,222	1,471,562

(6)
We purchase tickets to entertainment and sporting venues for the primary purpose of allowing employees to use such tickets in furtherance of our business. Because we incur no incremental cost if a named executive officer uses such tickets for purposes other than our business, such tickets are not included in the amounts in this column.

(7)
Mr. Pestello served as our Executive Vice President, Chief Merchandising Officer until May 31, 2022.

Bonus and Equity Plans
The amounts reported in the Summary Compensation Table above include awards granted to the named executive officers under the 2019 Bonus Plan, the 2017 LTIP and the 2020 LTIP. Below is a description of the material terms of each plan and the awards made under those plans to our named executive officers, as reflected in the Summary Compensation Table for Fiscal 2022 and the Grants of Plan-Based Awards in Fiscal 2022 table.
Big Lots 2019 Bonus Plan
The 2019 Bonus Plan provides for cash compensation paid annually when we meet or exceed pre-established minimum corporate performance amounts under one or more financial measures approved by the Human Capital and Compensation Committee and other non-employee directors at the start of the fiscal year. Whether we achieve the minimum corporate performance amounts is substantially uncertain at the time the corporate performance amounts and financial measures are established. No right to a minimum annual incentive award exists under the 2019 Bonus Plan, and the Human Capital and Compensation Committee has the discretion to cancel or decrease an annual incentive award calculated under the 2019 Bonus Plan. Payments made with respect to a fiscal year were made in the first quarter of the following fiscal year. The annual incentive awards that may be earned under the 2019 Bonus Plan range from the threshold to the maximum annual incentive award payout percentages, and include all amounts in between. The threshold annual incentive award payout percentage is pre-established annually by the Human Capital and Compensation Committee and the other non-employee directors. The Human Capital and Compensation Committee and the other non-employee directors retain the right to adjust the payout percentages and, in the past, have generally done so as deemed necessary to realign an executive’s annual incentive award opportunity with our compensation philosophy. See the “Components of our Executive Compensation Program — Annual Cash Incentive Awards” section of the CD&A for more information regarding the 2019 Bonus Plan and the awards made under that plan for fiscal 2022.
Big Lots 2017 Long-Term Incentive Plan
From May 25, 2017 through June 10, 2020, all equity awards granted to our employees and non-employee directors were granted under the 2017 LTIP. The 2017 LTIP authorized the grant of (1) NQSOs, (2) ISOs, (3) SARs, (4) restricted stock, (5) RSUs, (6) deferred stock units, (7) performance shares, (8) PSUs, (9) performance units, (10) cash-based awards, and (11) other stock-based awards. All of our and our affiliates’ employees, outside directors and consultants were eligible to receive Awards under the 2017 LTIP.
The RSUs awarded to our named executive officers in fiscal 2020 pursuant to the 2017 LTIP covered a fixed number of RSUs. The RSUs will vest, if at all, ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date (except in the case of death, disability, retirement, involuntary termination or constructive termination). These RSUs are also subject to an operating profit performance component that requires us to earn at least one dollar in operating profit for the fiscal year in which the grant date occurs or in either of the two fiscal years immediately thereafter. The performance requirement for the fiscal 2020 RSU awards was met as a result of our performance in fiscal 2020.
The PRSUs awarded to our named executive officers in fiscal 2020 pursuant to the 2017 LTIP covered a fixed number of PRSUs. The PRSUs vested 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00; (2) $21.00; and (3) $25.00. The closing price of our Common Shares subsequently exceeded each of the thresholds in fiscal 2021 and, as a result, all of the PRSUs vested in April 2021 on the first anniversary of the grant date although the underlying Common Shares may not be sold until the third anniversary of the grant date.
Upon a change in control (as defined in the 2017 LTIP), all awards outstanding under the 2017 LTIP automatically become fully vested. For a discussion of the change in control provisions in our senior executive severance agreements and the 2017 LTIP, see the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below.

Big Lots 2020 Long-Term Incentive Plan
All equity awards granted to our employees and non-employee directors since June 10, 2020 have been granted under the 2020 LTIP. The 2020 LTIP authorized the grant of (1) NQSOs, (2) ISOs, (3) SARs, (4) restricted stock, (5) RSUs, (6) deferred stock units, (7) performance shares, (8) PSUs, (9) performance units, (10) cash-based awards, and (11) other stock-based awards. All of our and our affiliates’ employees, outside directors and consultants were eligible to receive Awards under the 2020 LTIP.
The RSUs awarded to our named executive officers in fiscal 2020 (which consisted of the RSUs awarded to Mr. Pestello in connection with his hiring), fiscal 2021 and fiscal 2022 pursuant to the 2020 LTIP covered a fixed number of RSUs. The RSUs will vest, if at all, ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date (except in the case of death, disability, retirement, involuntary termination or constructive termination). The performance requirement for the fiscal 2020 RSU awards and the fiscal 2021 RSU awards was met as a result of our performance in fiscal 2020 and fiscal 2021, respectively. We did not achieve the performance requirement applicable to the fiscal 2022 RSU awards in fiscal 2022 and, as a result, none of the RSUs awarded to our named executive officers in fiscal 2022 will vest in fiscal 2023.
The PSUs awarded to our named executive officers in fiscal 2022 and fiscal 2021 pursuant to the 2020 LTIP covered a target number of PSUs. The fiscal 2022 PSUs will vest, if at all, after the completion of a three-year performance period, based: (1) 40% on our average EPS performance, excluding selected plan-defined items, for each of the three service periods during the performance period; (2) 40% on our average ROIC performance (net operating profit after-tax divided by invested capital for the fiscal year), excluding selected plan-defined items, for each of the three service periods during the performance period; (3) 20% on the percentile ranking of our total shareholder return compared to the total shareholder return of the members of the S&P 600 Specialty Retailing index based on the 30 days preceding the 2022 fiscal year as the starting point and the 30 days preceding the 2025 fiscal year as the ending point; and (4) on the named executive officer’s continued employment through the end of the performance period (except in the case of death, disability or retirement). The fiscal 2021 PSUs will vest, if at all, after the completion of a three-year performance period, based: (1) 50% on our average EPS performance, excluding selected plan-defined items, for each of the three service periods during the performance period; (2) 50% on our average ROIC performance (net operating profit after-tax divided by invested capital for the fiscal year), excluding selected plan-defined items, for each of the three service periods during the performance period; and (3) on the named executive officer’s continued employment through the end of the performance period (except in the case of death, disability or retirement).
The actual number of PSUs that will vest will increase to 200% of the target number if we achieve the maximum performance levels for all of the performance goals, and decrease to zero if we fail to meet the minimum performance levels for all of the performance goals. If we achieve the minimum performance levels for all of the performance goals, 50% of the target number of PSUs will vest. The percentage of the target number of PSUs that will vest for performance between the threshold and maximum performance levels will increase proportionately from 50% to 200% based on our actual performance.
In the event of a change in control (as defined in the 2020 LTIP) where the participant incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days before or 24 months following the change in control, all awards outstanding under the 2020 LTIP automatically become fully vested. For a discussion of the change in control provisions in our senior executive severance agreements and the 2020 LTIP, see the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below. See the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A and the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below for more information regarding the equity awards made under the 2020 LTIP in fiscal 2022.

Grants of Plan-Based Awards in Fiscal 2022
The following table sets forth each award made to our named executive officers in fiscal 2022 under the 2019 Bonus Plan and the 2020 LTIP.
Name (a)	Grant Date(1) (b)	Board Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh.) (k)	Grant Date Fair Value of Stock and Option Awards ($/ Shr.)(5) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Thorn	—	—	157,500	1,800,000	3,600,000	—	—	—	—	—	—	—
	3/21/22	3/7/22	—	—	—	9,914	99,135	198,270	—	—	—	4,175,764
	3/21/22	3/7/22	—	—	—	—	—	—	66,089	—	—	2,519,974
Mr. Ramsden	—	—	48,497	554,250	1,108,500	—	—	—	—	—	—	—
	3/21/22	3/7/22	—	—	—	2,528	25,280	50,560	—	—	—	1,064,844
	3/21/22	3/7/22	—	—	—	—	—	—	16,852	—	—	642,567
Mr. Schlonsky	—	—	28,053	320,610	641,220	—	—	—	—	—	—	—
	3/21/22	3/7/22				1,855	18,548	37,096	—	—	—	781,267
	3/21/22	3/7/22	—	—	—	—	—	—	12,365	—	—	471,477
Mr. Robins	—	—	28,053	320,610	641,220	—	—	—	—	—	—	—
	3/21/22	3/7/22	—	—	—	1,806	18,057	36,114		—	—	760,589
	3/21/22	3/7/22	—	—	—	—	—	—	12,037	—	—	458,971
Mr. Burt	—	—	25,436	290,700	581,400	—	—	—	—	—	—	—
	3/21/22	3/7/22	—	—	—	1,682	16,818	33,636		—	—	708,416
	3/21/22	3/7/22	—	—	—	—	—	—	11,211	—	—	427,475
Mr. Pestello	—	—	35,989	411,300	822,600	—	—	—	—	—	—	—
	3/21/22	3/7/22	—	—	—	2,311	23,113	46,226	—	—	—	973,554
	3/21/22	3/7/22	—	—	—	—	—	—	15,408	—	—	587,507

(1)
As discussed in the “Compensation Policies & Practices — Equity Grant Timing” section of the CD&A, in fiscal 2022, the Board set the grant date for the RSU awards and the service inception date for the PSU awards on such future date to allow the market to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Compensation Committee or any employee manipulated the terms or timing of the equity awards.

(2)
The amounts in columns (c), (d) and (e) represent our named executive officers’ threshold, target and maximum annual incentive award levels, respectively, for fiscal 2022 pursuant to the 2019 Bonus Plan. These awards are further described in the “Components of our Executive Compensation Program — Annual Cash Incentive Awards” section of the CD&A.

(3)
The amounts in columns (f), (g) and (h) represent the threshold, target and maximum number of PSUs awarded pursuant to the 2020 LTIP that each named executive officer is eligible to earn depending on the level of achievement of the applicable performance metrics over the three-year performance period. For more information on PSUs, see the narrative discussion preceding this table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(4)
The amounts in column (i) represent RSUs awarded pursuant to the 2020 LTIP, which awards are described in the narrative discussion preceding this table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(5)
This column represents the aggregate grant date fair value of the RSUs and the PSUs, in each case as calculated in accordance with ASC 718.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth, as of the end of fiscal 2022, all equity awards outstanding under our equity compensation plans for each named executive officer.
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Mr. Thorn	—	—	—	—	—	126,321	2,129,772	145,752	2,457,379
Mr. Ramsden	—	—	—	—	—	36,922	622,505	38,630	651,302
Mr. Schlonsky	—	—	—	—	—	27,091	456,754	28,343	477,863
Mr. Robins	—	—	—	—	—	26,373	444,649	27,593	465,218
Mr. Burt						22,109	372,758	25,877	436,286
Mr. Pestello	—	—	—	—	—	1,009	17,012	—	—

(1)
The awards reported in column (g) reflect the unvested RSUs awarded to Mr. Pestello in fiscal 2022, fiscal 2021 and fiscal 2020 under the 2020 LTIP and the unvested RSUs awarded to our other named executive officers in fiscal 2022 and fiscal 2021 under the 2020 LTIP and in fiscal 2020 under the 2017 LTIP. The first third of the fiscal 2021 RSU awards and the second third of the fiscal 2020 RSU awards vested during fiscal 2021. For additional information regarding the fiscal 2022 RSU awards, including the vesting terms, see the narrative discussion preceding the Grants of Plan-Based Awards in Fiscal 2022 table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(2)
The awards reported in column (i) reflect a PSU award under the 2020 LTIP in fiscal 2022 and in fiscal 2021 (each at the target amount). If we achieve the maximum performance levels applicable to the PSU awards in fiscal 2021 and fiscal 2022, the total number of PSUs that would vest and be earned for such PSU awards would be: (1) 291,504 for Mr. Thorn; (2) 77,260 for Mr. Ramsden; (3) 56,686 for Mr. Schlonsky; (4) 55,186 for Mr. Robins; and (5) 51,754 for Mr. Burt.

(3)
The market value was computed by multiplying the number of units or shares by $16.86, the closing price of our Common Shares on January 27, 2023 (the last trading day of fiscal 2022). If we achieve the maximum performance levels applicable to the PSU awards in fiscal 2021 and fiscal 2022, the aggregate market value for such PSU awards would be: (1) $4,914,757 for Mr. Thorn; (2) $1,302,604 for Mr. Ramsden; (3) $955,726 for Mr. Schlonsky; (4) $930,436 for Mr. Robins; and (5) $872,572 for Mr. Burt. For additional information on the fiscal 2022 PSU awards, see the narrative discussion in the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

Option Exercises and Stock Vested in Fiscal 2022
The following table reflects all stock option exercises and the vesting of restricted stock held by each of our named executive officers during fiscal 2022.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Thorn	—	—	169,748	6,256,597
Mr. Ramsden	—	—	53,590	1,944,401
Mr. Schlonsky	—	—	44,043	1,693,570
Mr. Robins	—	—	41,252	1,584,322
Mr. Burt	—	—	22,413	856,418
Mr. Pestello	—	—	9,294	231,236

(1)
The amounts shown reflect the number of Common Shares issued to the named executive officer in settlement of the vesting of stock awards multiplied by the closing price of our Common Shares on the trading day before the vesting date.

Nonqualified Deferred Compensation
All of our named executive officers, as well as substantially all other employees, are eligible to participate in our tax-qualified Savings Plan, our “401(k) plan.” In order to participate in the Savings Plan, an eligible employee must satisfy applicable service requirements and must make contributions to such plans (“Participant Contributions”). Participant Contributions are made through authorized payroll deductions to one or more of the several investment funds available under the Savings Plan and selected at the discretion of the participant. All Participant Contributions are matched by us (“Registrant Contributions”) at a rate of 100% for the first 3% of salary contributed and 50% for the next 2% of salary contributed. Additionally, the amount of the Registrant Contribution is subject to the maximum annual compensation that may be taken into account for benefit calculation purposes under the IRC ($305,000 for calendar year 2022). Accordingly, the maximum aggregate Registrant Contribution that could be made to a named executive officer participating in the Savings Plan was $12,200 for fiscal 2022. All Registrant Contributions vest immediately and a participant in the Savings Plan who has terminated employment will be entitled to all funds in his or her account.
Our non-qualified supplemental defined contribution plan terminated in December 2020 and the balances thereunder were distributed to the participants in fiscal 2021.
Potential Payments Upon Termination or Change in Control
The “Rights Under Post-Termination and Change in Control Arrangements” section below summarizes the rights of our named executive officers under their employment agreements and other compensation arrangements upon a change in control or in the event their employment with us is terminated.
The “Estimated Payments if Triggering Event Occurred at 2022 Fiscal Year End” section below sets forth the payments that would have been received by each executive (or his or her beneficiaries, as applicable) upon a change in control or in the event the executive’s employment with us terminated on January 28, 2023: (1) voluntarily or for cause; (2) involuntarily without cause (including a constructive termination (as defined in the Severance Plan)); (3) in connection with the executive’s disability; (4) upon the executive’s death; (5) upon the executive’s retirement (none of the named executive officers was retirement eligible at the end of fiscal 2022 other than Mr. Schlonsky and Mr. Robins); or (6) in connection with a change in control.
Rights Under Post-Termination and Change in Control Arrangements
Termination for Cause
If a named executive officer is terminated for cause or due to his or her voluntary resignation, we have no obligation to pay any unearned compensation or to provide any future benefits to the executive.

Involuntary Termination Without Cause
If a named executive officer is involuntarily terminated without cause (including a constructive termination), the Severance Plan would entitle the named executive officer to:
•
a cash payment equal to the product of (1) the named executive officer’s annualized base salary in effect on the date of termination and (2) a multiple thereof;

•
a cash payment equal to a prorated portion of the annual incentive award that the named executive officer would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•
a cash payment for outplacement assistance;

•
continued coverage for the named executive officer under our health plans until the last day of the calendar month in which the post-termination restriction period applicable to the named executive officer elapses, plus the amount necessary to reimburse the named executive officer for the taxes he would be liable for as a result of such continued coverage; and

•
prorated vesting of all unvested, outstanding RSU awards granted to the named executive officer upon achievement of the applicable performance trigger.

Termination due to Disability or Death
If a named executive officer is terminated as a result of his or her disability or death:
•
the Severance Plan would entitle the named executive officer to a cash payment equal to a prorated portion of the annual incentive award that the named executive officer would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•
a prorated portion of the unvested PSUs granted under the 2020 LTIP that the named executive officer would have earned had the named executive officer remained employed for the entire performance period would vest upon the certification of the applicable performance condition; and

•
a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP would vest on the termination date.

Termination Upon Retirement
If a named executive officer is terminated as a result of his or her retirement (as defined in the applicable award agreement):
•
a prorated portion of the unvested PSUs granted under the 2020 LTIP that the named executive officer would have earned had the named executive officer remained employed for the entire performance period would vest upon the certification of the applicable performance condition; and

•
a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP would vest on the termination date.

Termination in connection with Change in Control
If terminated without cause (including a constructive termination) within 24 months after a change in control, the senior executive severance agreements would entitle the named executive officers to (1) a lump-sum payment equal to 200% of the executive’s then current annual base salary and target annual incentive award, (2) a lump-sum payment equal to executive’s target bonus prorated for the number of days the executive worked during the applicable performance period prior to the executive’s termination and (3) continued coverage under our health plans for up to two years after the date of termination.

In addition, upon a change in control:
•
if the change in control occurs before the third anniversary of the grant date, all unvested RSUs granted to the named executive officer under the 2017 LTIP would vest;

•
if the change in control occurs before the third anniversary of the grant date and the named executive officer incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days before or 24 months following the change in control, all unvested RSUs granted to the named executive officer under the 2020 LTIP would vest; and

•
if the change in control occurs before the end of the applicable performance period, the greater of (1) the target number of PSUs and (2) a number of PSUs calculated based on the satisfaction of the applicable performance conditions before the change in control, would vest for each named executive officer.

Change in Control Described
Under the 2017 LTIP, the 2020 LTIP and the Severance Plan, a change in control generally occurs upon: (i) certain acquisitions of 20% or more of our outstanding voting securities; (ii) an unapproved change in the majority of the Board during any two-year period; or (iii) certain corporate transactions, including certain mergers, consolidations or the sale of substantially all of the Company’s assets.
Under the senior executive severance agreements and the 2019 Bonus Plan, a change in control generally occurs upon: (i) certain acquisitions of more than 50% of the total fair market value or voting power in our outstanding voting securities; (ii) certain acquisitions during a one-year period of 30% or more of our outstanding voting securities; (iii) an unapproved change in the majority of the Board during any one-year period; or (iv) the disposition, during any one-year period, of 40% or more of the total gross fair market value of all of our assets.
Estimated Payments if Triggering Event Occurred at 2022 Fiscal Year-End
The amounts in the following tables are approximations based on various assumptions and estimates. The actual amounts to be paid can only be determined at the time of the change in control or termination of employment, as applicable. In the tables that follow, we have made the following material assumptions, estimates and characterizations:
•
Except as otherwise provided in the tables below, the amounts are calculated based on compensation levels and benefits effective at January 28, 2023, the last day of fiscal 2022.

•
We have not taken into account the possibility that a named executive officer may be eligible to receive healthcare benefits from another source following his or her termination. Therefore, the amounts shown in the “Healthcare Coverage” row in the tables below reflect, consistent with the assumptions that would be used to estimate the cost of these benefits for financial reporting purposes under generally accepted accounting principles, the current monthly cost to provide continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) applied to each month these benefits would be provided to the named executive officer. Included in the amounts shown in the “Healthcare Coverage” row in the tables below are the related tax gross-up amounts. The amounts shown in the “Long-Term Disability Benefit” row in the tables below represent 67% of the named executive officer’s monthly salary, up to a maximum of $25,000 per month in accordance with the long-term disability insurance we maintain for our named executive officers. This benefit is payable until the named executive officer is no longer disabled or age 65, whichever occurs earlier. Due to the speculative nature of estimating the period of time during which a named executive officer may be disabled, we have presented only one month of disability benefits in the tables below.

•
The amounts in the “Accelerated Equity Awards” row under the “Termination upon Disability,” “Termination upon Death” and “Retirement” columns in the tables below represent the value (as of the final trading day on the NYSE during fiscal 2022) of (1) a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP, and (2) a prorated portion of the unvested PSUs granted under the 2020 LTIP in fiscal 2022 and in fiscal 2021, assuming that the applicable performance goals will be achieved at the target level.
•
The amounts in the “Accelerated Equity Awards” row under the “Termination in Connection with a Change in Control” and “Change in Control (without termination)” columns in the tables below include all unvested RSUs and PSUs that would have vested on an accelerated basis had a change in control occurred as of the end of fiscal 2022. These amounts do not reflect any equity awards that vested in fiscal 2022.

•
The closing market price of our Common Shares on the final trading day on the NYSE during fiscal 2022 was $16.86 per share.

Bruce K. Thorn
The following table reflects the payments that would have been due to Mr. Thorn in the event of a change in control and/or the termination of his employment on January 28, 2023.
	Event Occurring at January 28, 2023
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	2,400,000	—	—	—	2,400,000	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	5,400,000	—
Healthcare Coverage ($)	—	59,473	—	—	—	59,473	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	40,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	1,157,249	—	2,327,971	2,327,971	5,007,527	794,506
Total ($)	—	3,656,722	—	2,352,971	2,327,971	12,867,000	794,506
Jonathan E. Ramsden
The following table reflects the payments that would have been due to Mr. Ramsden in the event of a change in control and/or the termination of his employment with us on January 28, 2023.
	Event Occurring at January 28, 2023
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,478,000	—	—	—	1,478,000	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	1,662,750	—
Healthcare Coverage ($)	—	85,748	—	—	—	85,748	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	367,511	—	684,467	684,467	1,398,836	284,397
Total ($)	—	1,956,259	—	709,467	684,467	4,625,334	284,397

Michael A. Schlonsky
The following table reflects the payments that would have been due to Mr. Schlonsky in the event of a change in control and/or the termination of his employment with us on January 28, 2023.
	Event Occurring at January 28, 2023
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,068,700	—	—	—	1,068,700	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	961,830	—
Healthcare Coverage ($)	—	85,748	—	—	—	85,748	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	269,663	502,212	502,212	502,212	1,026,354	208,676
Total ($)	—	1,449,111	502,212	527,212	502,212	3,142,632	208,676
Ronald A. Robins, Jr.
The following table reflects the payments that would have been due to Mr. Robins in the event of a change in control and/or the termination of his employment with us on January 28, 2023.
	Event Occurring at January 28, 2023
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,068,700	—	—	—	1,068,700	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	961,830	—
Healthcare Coverage ($)	—	85,748	—	—	—	85,748	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	262,507	488,899	488,899	488,899	999,175	203,152
Total ($)	—	1,441,955	488,899	513,899	488,899	3,115,453	203,152

Gene Eddie Burt
The following table reflects the payments that would have been due to Mr. Burt in the event of a change in control and/or the termination of his employment with us on January 28, 2023.
	Event Occurring at January 28, 2023
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	969,000	—	—	—	969,000	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	872,100	—
Healthcare Coverage ($)	—	37,515	—	—	—	37,515	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	203,248	—	416,349	416,349	884,402	138,136
Total ($)	—	1,234,763	—	441,349	416,349	2,763,017	138,136
Jack A. Pestello
The following table reflects the payments due to Mr. Pestello following his termination of employment on May 31, 2022.
	Event Occurring at May 31, 2022
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,371,000	—	—	—	—	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	—	—
Healthcare Coverage ($)	—	85,748	—	—	—	—	—
Long-Term Disability Benefit ($)	—	—	—	—	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	199,971	—	—	—	—	—
Total ($)	—	1,681,719	—	—	—	—	—

PROPOSAL THREE:   APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE CD&A, COMPENSATION TABLES AND THE NARRATIVE DISCUSSION ACCOMPANYING THE TABLES
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The following summary of our executive compensation program describes our compensation philosophy and the key objectives identified by our Human Capital and Compensation Committee to implement our compensation philosophy.
Our executive compensation program is designed to: (1) pay for superior results by rewarding executives for achieving short- and long-term performance goals and creating long-term shareholder value; (2) align the interests of our executives with the interests of our shareholders through performance- and equity-based compensation; and (3) attract and retain talented executives by paying compensation that is competitive with the compensation paid by the companies in our peer group. We use a balanced mix of salary, annual cash incentive awards and equity awards to promote these objectives. For a more detailed discussion of how our executive compensation program promotes these objectives and our executive compensation philosophy, including information about the fiscal 2022 compensation of our named executive officers, we encourage you to read the CD&A as well as the Summary Compensation Table and other compensation tables in this Proxy Statement and the narrative discussion accompanying the tables.
The Human Capital and Compensation Committee determined to retain the same mix of compensation elements for our named executive officers in fiscal 2022 that was in place in fiscal 2021 and before the onset of the COVID-19 pandemic (base salary merit increases, annual cash incentive awards based entirely on annual Company financial goals, and long-term equity incentive awards consisting of PSUs and RSUs).
•
Annual Cash Incentive Awards.   Each named executive officer was eligible to receive a cash performance bonus based on our operating profit (weighted 65%) and total annual sales (weighted 35%). The Human Capital and Compensation Committee selected adjusted operating profit as the primary performance measure because they believe it represents a key indicator of the strength of our operating results and financial condition and incentivizes the participants in our annual cash incentive award program to achieve strong earnings growth. The Human Capital and Compensation Committee selected total annual sales as the other performance measure because they believe it captures the full impact of our growth initiatives, including new store growth, merchandising initiatives and e-commerce growth. The Committee increased weighting of the total annual sales performance measure from 25% in fiscal 2021 to 35% in fiscal 2022 to reinforce our strategy to drive total sales through new store growth. The Human Capital and Compensation Committee established the performance goals for the adjusted operating profit and total annual sales performance measures in March 2022 based on management’s projected results for fiscal 2022 which considered, among other things, the impacts of (1) stimulus payments on sales in spring of fiscal 2021, (2) anticipated capital expenditures and initiatives on fiscal 2022 sales, (3) anticipated increases in merchandise purchases for the fiscal 2022 spring Holiday season and (4) inflation and mandatory minimum wage increases. Based on our adjusted operating profit and total annual sales in fiscal 2022, our named executive officers did not earn any annual incentive award for fiscal 2022.

•
Performance Share Unit Awards.   All of our named executive officers received a significant portion (60%) of their equity awards in the form of PSUs. The PSUs awarded to our named executive officers in fiscal 2022 will vest, if at all, after the completion of a three-year performance period based: (1) 40% on our average EPS performance, excluding plan-defined items, for each of the three service periods during the performance period; (2) 40% on our average ROIC performance, excluding plan-defined items, for each of the three service periods during the performance period; (3) 20% on our total shareholder return compared to the total shareholder return of the members of the S&P 600 Specialty Retailing index during the performance period; and (4) on the named executive officer’s continued employment through the end of the performance period. The Compensation Committee and other outside directors selected EPS, ROIC and rTSR as the financial measures applicable to the PSUs to incentivize our named executive officers to achieve long-term financial results that we believe will create shareholder value. Based on EPS of $(6.05) and ROIC of (13.2)%, we achieved 0% of the targeted goal for EPS and 0% of the targeted goal for ROIC for the first service period of the performance period applicable to the PSUs awarded to our named executive officers in fiscal 2022. Our rTSR result after the first year of the three-year performance period is the 13.3 percentile, which currently places us below the threshold payout level applicable to the PSUs awarded to our named executive officers in fiscal 2022.
•
Restricted Stock Unit Awards.   All of our named executive officers received the remaining portion (40%) of their equity awards in the form of RSUs. RSUs are primarily intended to align the interests of our named executive officers and our shareholders and help retain and motivate our named executive officers. The RSUs will vest ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date and are subject to an operating profit performance component. Based on the Company’s operating loss in fiscal 2022, none of the RSUs awarded to our named executive officers in fiscal 2022 will vest in fiscal 2023.

We request that our shareholders indicate their support for the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K by approving the following resolution:
“RESOLVED, that the shareholders of Big Lots approve, on an advisory basis, the compensation of the named executive officers of Big Lots, as disclosed in Big Lots’ Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables.”
The vote on the approval of the compensation of our named executive officers is advisory, which means that the vote is not binding on the Board, the Human Capital and Compensation Committee or us. If a majority of the votes are cast against the approval of the compensation of our named executive officers, the Board and the Human Capital and Compensation Committee will evaluate whether to take any actions to address the concerns of the shareholders with respect to our executive compensation program.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE CD&A, COMPENSATION TABLES AND THE NARRATIVE DISCUSSION ACCOMPANYING THE TABLES.

PROPOSAL FOUR:   APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory basis, whether future advisory votes on compensation of our executive officers (of the nature reflected in Proposal Three above, and commonly referred to as “Say-on-Pay”) should occur every one, two or three years (commonly referred to as “Say-on-Frequency”).
At our 2017 annual meeting of shareholders, a plurality of our shareholders voted for annual Say-on-Pay advisory votes on executive compensation. The Company has held advisory Say-on-Pay votes on the compensation of our executive offices at every subsequent annual meeting.
We are required to hold a Say-on-Frequency vote every six years. After careful consideration, the Board has determined that continuing to hold an advisory vote on executive compensation every year remains the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year.
The Say-on-Frequency vote is advisory, which means that the vote on frequency is not binding on us, our Board or our Compensation Committee.
THE BOARD RECOMMENDS THAT YOU VOTE FOR EVERY ONE YEAR AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is disclosing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our employees (other than the CEO) for our 2022 fiscal year:
•
The annual compensation of our CEO (Bruce K. Thorn) was $8,523,181.

•
The annual total compensation of our median employee, a part-time store associate, was $9,113.

•
The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 935 to 1.

We identified our median employee for our 2022 fiscal year using the following methodology and material assumptions and adjustments. To identify the median of the annual total compensation of our active employees as of January 28, 2023, including any full-time, part-time, temporary or seasonal employees but excluding our CEO, we used total wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022. In making this determination, we did not annualize compensation for any full-time or part-time permanent employees who were employed on January 28, 2023 but did not work for us the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.
We determined the annual total compensation for fiscal year 2022 of our median employee (who was calculated to be a part-time store associate) in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our CEO for fiscal 2022, we used the amount for fiscal 2022 reported in the “Total” column of the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Human Capital and Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to non-PEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in millions) ($)(6)	Total Annual Sales (in millions) $(7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2022	8,523,181	(529,993)	2,319,423	182,859	70	124	(211)	5,468
2021	9,042,187	3,694,088	2,503,369	1,371,128	158	150	178	6,151
2020	7,725,640	25,188,735	2,687,139	5,384,381	232	141	629	6,199

(1)
Bruce K. Thorn was our Chief Executive Officer in 2022, 2021 and 2020. The amounts shown reflect the amounts of total compensation reported for Mr. Thorn for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The amounts shown reflect the amounts of “compensation actually paid” to Mr. Thorn as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Thorn during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation reported for Mr. Thorn for each corresponding year in the “Total” column of the Summary Compensation Table:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	8,523,181	(6,695,738)	(2,357,436)	(529,993)
2021	9,042,187	(5,499,958)	151,859	3,694,088
2020	7,725,640	(3,667,424)	21,130,519	25,188,735

(a)
The amounts shown reflect the amounts reported for Mr. Thorn in the “Stock Awards” column of the Summary Compensation Table for the corresponding year.

(b)
The amounts shown reflect the addition or subtraction, as applicable, of the following: (i) the fair value as of the end of the corresponding year of the equity awards that we granted to Mr. Thorn during such year that were unvested and outstanding as of the end of such year; (ii) the change (positive or negative) in the fair value as of the end of the corresponding year from the end of the prior year of any equity awards that we granted to Mr. Thorn in prior years that were unvested and outstanding as of the end of the corresponding year; and (iii) the change (positive or negative) in the fair value as of the vesting date from the end of the prior year of any equity awards that we granted to Mr. Thorn in prior years that vested during the corresponding year. The valuation assumptions used to calculate the fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2022	1,429,113	(3,019,266)	(767,283)	(2,357,436)
2021	2,972,615	(3,976,229)	1,155,473	151,859
2020	14,085,505	6,699,026	345,988	21,130,519

(3)
During 2022, our other named executive officers consisted of Jonathan E. Ramsden, Michael A. Schlonsky, Ronald A. Robins, Jr., Gene Eddie Burt and Jack A. Pestello. During 2021, our other named executive officers consisted of Mr. Ramsden, Mr. Pestello, Mr. Schlonsky and Mr. Robins. During 2020, our other named executive officers consisted of Mr. Ramsden, Mr. Schlonsky, Mr. Robins, Mr. Pestello and Lisa M. Bachmann. The amounts shown reflect the average of the amounts of total compensation reported for our other named executive officers for each corresponding year in the “Total” column of the Summary Compensation Table.

(4)
The amounts shown reflect the average amount of “compensation actually paid” to our other named executive officers as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the average of the actual amount of compensation earned by or paid to the other named executive officers during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation reported for our other named executive officers for each corresponding year in the “Total” column of the Summary Compensation Table:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards for Non-PEO NEOs ($)(a)	Average Equity Award Adjustments for Non- PEO NEOs ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)(d)
2022	2,319,423	(1,375,333)	(761,231)	182,859
2021	2,503,369	(1,323,897)	191,656	1,371,128
2020	2,687,139	(1,163,824)	3,861,066	5,384,381

(a)
The amounts shown reflect the average of the amounts reported for our other named executive officers in the “Stock Awards” column of the Summary Compensation Table for the corresponding year.

(b)
The amounts shown reflect the addition or subtraction, as applicable, of the following: (i) the average fair value as of the end of the corresponding year of the equity awards that we granted to our other named executive officers during such year that were unvested and outstanding as of the end of such year; (ii) the average change (positive or negative) in the fair value as of the end of the corresponding year from the end of the prior year of any equity awards that we granted to our other named executive officers in prior years that were unvested and outstanding as of the end of the corresponding year; (iii) the average change (positive or negative) in the fair value as of the vesting date from the end of the prior year of any equity awards that we granted to our other named executive officers in prior years that vested during the corresponding year; and (iv) a deduction for the average fair value as of the end of the prior year of equity awards granted in prior years that fail to meet the applicable vesting conditions during the corresponding year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Average Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2022	230,486	(567,284)	(219,571)	(204,862)	(761,231)
2021	693,827	(856,597)	354,426	0	191,656
2020	2,724,653	1,477,646	(155,705)	(185,528)	3,861,066

(5)
The amounts shown reflect the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Standard & Poor’s 500 Retailing Index, which is the same index that we use in our 2022 Form 10-K. The comparison assumes $100 was invested for the period starting February 1, 2020, through the end of the listed year in the Company and in the Standard & Poor’s 500 Retailing Index, respectively.
(6)
The amounts shown reflect the net income reported in the Company’s audited financial statements for the corresponding year.

(7)
Total annual sales represents the most important performance measure used by the Company to align the compensation actually paid to our named executive officers to Company performance for 2022. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures
Pay-for-performance is the fundamental objective of our executive compensation philosophy. As a result, the Compensation Committee believes that a majority of each named executive officer’s total compensation should be at risk or variable based on our performance and/or stock price (i.e., performance-based). The Compensation Committee selects the metrics used for both our short-term and long-term incentive awards because it believes they (1) effectively motivate our executives to achieve performance objectives that directly relate to our operating, financial and strategic goals and create long-term shareholder value and (2) align the interests of our executives with the interests of our shareholders. The financial performance measures used by the Company for 2022 to align the compensation actually paid to the Company’s named executive officers to Company performance are as follows:
• Adjusted Operating Profit	• Total Annual Sales
• Adjusted Earnings Per Share — Diluted	• Adjusted Return on Invested Capital
• Relative Total Shareholder Return
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the “Pay Versus Performance” table above.

Relationship of Compensation Actually Paid and Cumulative Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other named executive officers, and the Company’s cumulative total shareholder return over the three most recently completed fiscal years.

CAP vs. Cumulative Total Shareholder Return
Compensation Actually Paid (CAP) $000's
Total Shareholder Return (TSR)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$250
$200
$150
$100
$50
$-
$25,189
$5,384
$3,694
$1,371
-$530
$183
$232
$158
$70
$141
$150
$124
2020
2021
2022
CAP to PEO
Average CAP to non-PEO NEOs
Company TSR
Peer Group TSR

Relationship of Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other named executive officers, and our net income during the three most recently completed fiscal years.

CAP vs. Net Income
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
Compensation Actually Paid (CAP) $000's
$650
$550
$450
$350
$250
$150
$50
$(50)
$(150)
$(250)
$(350)
Net Income (Loss) $000's
$629
$25,189
$5,384
$178
$3,694
$1,371
$183
-$530
$(211)
2020
2021
2022
CAP to PEO
Average CAP to non-PEO NEOs
Net Income (Loss) $000's

Relationship of Compensation Actually Paid and Total Annual Sales
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other named executive officers, and our total annual sales during the three most recently completed fiscal years.

CAP vs. Total Annual Sales
Compensation Actually Paid (CAP) $000's
Total Annual Sales $000's
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
6,400
6,200
6,000
5,800
5,600
5,400
5,200
5,000
$25,189
$6,199
$6,151
$5,384
$3,694
$1,371
$5,468
$183
-$530
2020
2021
2022
CAP to PEO
Average CAP to non-PEO NEOs
Total Annual Sales $000's

Comparison of Cumulative Total Shareholder Return of the Company and Cumulative Total Shareholder Return of the Peer Group
The following chart compares our cumulative total shareholder return over the three most recently completed fiscal years to the cumulative total shareholder return of the Standard & Poor’s 500 Retailing Index over the same period.

Company Cumulative TSR vs Peer Group Cumulative TSR
Total Shareholder Return (TSR)
$250
$200
$150
$100
$50
$0
$232
$158
$70
$141
$150
$124
2020
2021
2022
Company TSR
Peer Group TSR

AUDIT COMMITTEE DISCLOSURE
General Information
The Audit Committee consists of five non-employee directors of the Board. The members of the Audit Committee have been reviewed by the Board and determined to be independent within the meaning of all applicable SEC regulations and NYSE listing standards.
The charter of the Audit Committee states that the purpose of the Audit Committee is to assist the Board in its oversight of:
•
the integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

•
our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

•
the annual independent audit of our financial statements, the engagement of our independent registered public accounting firm, and the evaluation of the firm’s qualifications, independence and performance;

•
the performance of our internal audit function;

•
the evaluation of enterprise risk issues; and

•
the fulfillment of other responsibilities set forth in its charter.

The full text of the Audit Committee’s charter is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda that addresses all of its responsibilities and conducts a self-assessment and review of the charter annually. The Audit Committee believes it fulfilled its responsibilities under the charter in fiscal 2022.
The Audit Committee schedules its meetings with a view towards ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm, the Company’s Vice President, Internal Audit and our Chief Financial Officer, in each case without the presence of management. The Audit Committee also meets in executive session without the presence of anyone else, whenever appropriate.
During fiscal 2022, our management completed an assessment of our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the assessment and provided oversight and advice to management during the process. In connection with its oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in our Form 10-K, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Form 10-K related to its audit of (1) our financial statements and (2) the effectiveness of our internal control over financial reporting. The Audit Committee continues to oversee efforts related to our system of internal control over financial reporting and management’s preparations for the assessment thereof in fiscal 2022. The Audit Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure.
Independent Registered Public Accounting Firm
The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for fiscal 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since October 1989. The Audit Committee annually selects and evaluates our independent registered public accounting firm and reviews the scope of and plans for the audit by the independent registered public accounting firm. Some of the factors the Audit Committee considers in its evaluation include the independent auditor’s qualifications, performance, independence and tenure. Based on its evaluation and review, the Audit Committee believes that it is in the best interest of the Company to retain Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.
Audit and Non-Audit Services Pre-Approval Policy
Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2022 and fiscal 2021, including the related fees, were pre-approved by the Audit Committee. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm to assure that the provision of those services does not impair the firm’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees incurred for each category of service at Audit Committee meetings throughout the year.
During the year, it may become necessary to engage the independent registered public accounting firm for additional services that have not been pre-approved. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm
The fees billed to us for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:
($ in thousands)	Fiscal 2021 ($)	Fiscal 2022 ($)
Audit Fees	1,450	1,520
Audit-Related Fees(1)	8	75
Tax Fees	44	37
All Other Fees(2)	2	2
Total Fees	1,504	1,634

(1)
For fiscal 2021 and fiscal 2022, the audit-related fees principally related to implementation of new accounting standards and significant non-routine transactions.

(2)
For fiscal 2021 and fiscal 2022, the other fees include fees related to online subscription fees for technical support.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2022 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. Based on these reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal 2022 be included in our Form 10-K for filing with the SEC.
Members of the Audit Committee:
Marla C. Gottschalk, Chair
Sandra Y. Campos
Sebastian J. DiGrande
Kimberley A. Newton
Wendy L. Schoppert

PROPOSAL FIVE:   RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023
At its February 27, 2023 meeting, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023, subject to our entry into a mutually agreed upon services contract with Deloitte & Touche LLP. The submission of this matter for approval by shareholders is not legally required; however, we believe that such submission is consistent with best practices in corporate governance and is another opportunity for shareholders to provide direct feedback on an important issue of our corporate governance. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.
SHAREHOLDER PROPOSALS
Any proposals of shareholders that are intended to be presented at our 2024 annual meeting of shareholders must be received by our Corporate Secretary at our corporate offices on or before December 14, 2023 to be eligible for inclusion in our 2024 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at our 2024 annual meeting of shareholders without inclusion of that proposal in our 2024 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our corporate offices on or before February 27, 2024, or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2024 annual meeting of shareholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies for our 2024 annual meeting of shareholders in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 24, 2024.
Our Amended Code of Regulations permits a shareholder, or a group of shareholders, who has continuously owned at least 3% of our outstanding Common Shares for at least 3 years, to nominate and include in our proxy statement candidates for the Board, subject to certain requirements. Each eligible shareholder, or group of shareholders that together is an eligible shareholder, may nominate candidates for director, up to a limit of 25% of the number of directors on the Board. Any nominee must meet the qualification standards set forth in our Amended Code of Regulations. Any such notice and nomination materials must be delivered to, or mailed to and received by, our Corporate Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting has changed by more than 30 calendar days from the previous year, then the eligible shareholder must deliver the notice and nomination materials to our Corporate Secretary a reasonable time before we issue our proxy materials. Based on the anticipated one-year anniversary of the date that we issued our proxy statement for the 2024 Annual Meeting, an eligible shareholder wishing to nominate a candidate for election to the Board at the 2024 annual meeting must provide such notice no earlier than November 14, 2023 and no later than December 14, 2023. Any such notice and accompanying nomination materials must meet the requirements set forth in our Amended Code of Regulations, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
PROXY SOLICITATION COSTS
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders and the proxy card) to shareholders of record on the Record Date, the brokers and banks holding our Common Shares for beneficial shareholders must, at our expense, provide our proxy materials to persons for whom they hold our Common Shares in order that such Common Shares may be voted. Solicitation of proxies may also be made by our officers and regular employees personally or by telephone, mail or electronic mail. Officers and employees who assist with the solicitation will not receive any additional compensation. The cost of the solicitation will be borne by us. We have also retained Georgeson LLC to aid in the solicitation of proxies for a fee estimated to be $13,000, plus reasonable out-of-pocket expenses.
OTHER MATTERS
As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than as referred to in Proposal One, Proposal Two, Proposal Three, Proposal Four and Proposal Five above. If any other matter is properly brought before the Annual Meeting for action by shareholders, Common Shares represented by proxies returned to us and not revoked will be voted on such matter in accordance with the recommendations of the Board.
By order of the Board of Directors,
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and
Governance Officer, General Counsel and
Corporate Secretary
April 12, 2023

Appendix A
AMENDED AND RESTATED BIG LOTS 2020 LONG-TERM INCENTIVE PLAN

BIG LOTS
AMENDED AND RESTATED 2020 LONG-TERM INCENTIVE PLAN
EFFECTIVE ~~JUNE 10, 2020~~MAY 23, 2023

Big Lots Amended and Restated 2020 Long-Term Incentive Plan
ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
1.1   Establishment.   Big Lots, Inc., an Ohio corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Big Lots Amended and Restated 2020 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
This Plan shall become effective upon shareholder approval ~~(the “Effective Date”)~~ and shall remain in effect as provided in Section 1.3 (Establishment, Purposes, and Duration/Duration of this Plan) hereof.
1.2   Purpose of this Plan.   This Plan is intended to promote the Company’s long-term financial success by motivating performance through incentive compensation and to encourage Participants to acquire ownership interests in the Company. This Plan is also intended to provide a means whereby Employees, Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company and its Affiliates may attract able individuals to become Employees or serve as Directors or Third Party Service Providers of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3   Duration of this Plan.   Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.
1.4   No More Grants Under Prior Plan.   After the Effective Date, no more grants will be made under the Prior Plan.
ARTICLE 2. DEFINITIONS
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1   “Affiliate” shall mean (a) in the case of an ISO, a “parent corporation” or a “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), respectively; and (b) in all other cases, any other entity regardless of its form (including, but not limited to, a partnership or a limited liability company) that directly or indirectly controls, is controlled by or is under common control with, the Company within the meaning of Code Section 414(b), as modified by Code Section 409A.
2.2   “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3 (Shares Subject to this Plan and Award Limitations/Annual Award Limits).
2.3   “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan. At the Committee’s discretion, an Award may be granted as a Qualified Performance-Based Award.
2.4   “Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.5   “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6   “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7   “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 11 (Cash-Based Awards and Other Stock-Based Awards).
2.8   “Change in Control” means any one or more of the following events:
(a)   Any person or group (as defined for purposes of Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding equity securities of the Company entitled to vote for the election of directors;
(b)   A majority of the members of the Board of Directors then in office is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or
(c)   The consummation of a merger or consolidation with another entity or the sale or other disposition of all or substantially all of the Company’s assets (including, without limitation, a plan of liquidation), which has been approved by shareholders of the Company.
Provided, however, the other provisions of this Section 2.8 (Definitions/Change in Control) notwithstanding, the term “Change in Control” shall not mean any merger, consolidation, reorganization, or other transaction in which the Company exchanges or offers to exchange newly-issued or treasury Common Shares representing 20 percent or more, but less than 50 percent, of the outstanding equity securities of the Company entitled to vote for the election of directors, for 51 percent or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or an Affiliate (the “Acquired Corporation”), or for all or substantially all of the assets of the Acquired Corporation.
Provided further, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Code Section 409A, payments to be made upon a Change in Control shall only be made upon a “change in control event” within the meaning of Code Section 409A.
2.9   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable rules, regulations, and authoritative interpretations thereunder and any successor or similar provision.
2.10   “Committee” means the Compensation Committee of the Board or such other committee to which the Board assigns the responsibility of administering this Plan. The Committee shall consist of at least three members of the Board, each of whom may serve on the Committee only if the Board determines that he or she (a) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, (b) satisfies the requirements of an “outside director” as historically defined for purposes of Code Section 162(m), and (c) qualifies as “independent” in accordance with applicable stock exchange listing standards. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the members of the Board that each satisfy the requirements of an “outside director” as historically defined for purposes of Code Section 162(m) may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11   “Company” means Big Lots, Inc., an Ohio corporation, and any successor thereto as provided in Article 23 (Successors) herein.
2.12   “Deferred Annual Amount” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).
2.13   “Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event, as further described in Section 9.1 (Deferred Stock Units/In General).
2.14   “Deferral Election Form” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).
2.15   “Director” means any individual who is a member of the Board of Directors of the Company or the board of directors of any Affiliate of the Company.
2.16   “Disability” means:
(a)   With respect to ISOs, as that term is defined in Code Section 22(e)(3);
(b)   If Disability constitutes a payment event with respect to any Award that is subject to Code Section 409A, Disability shall mean, unless the Committee determines otherwise in accordance with Code Section 409A, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Participant’s employer, or (iii) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and
(c)   Unless the Committee determines otherwise, with respect to any other Award, a physical or mental condition that, for more than six (6) consecutive months, renders the Participant incapable, with reasonable accommodation, of performing his or her assigned duties on a full-time basis.
2.17   “Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to a Full Value Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.
2.18   “Effective Date” ~~has the meaning set forth in Section 1.01 (Establishment, Purpose and Duration/Establishment)~~ means June 10, 2020.
2.19   “Elective Deferred Stock Units” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).
2.20   “Eligible Individual” means an individual who is an Employee, Director, and/or Third Party Service Provider.
2.21   “Employee” means any employee of the Company or any of its Affiliates.
2.22   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.23   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.24   “Fair Market Value” or “FMV” means a price that is equal to the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee and, to the extent applicable, in a manner consistent with Code Section 409A. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price per Share reported on a consolidated basis for securities listed on the principal stock exchange or market on which Shares are traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported. . In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate taking into account all information material to the value of the Company within the meaning of Code Section 409A.
2.25   “Full Value Award” means an Award other than an ISO, NQSO, or SAR, which is settled by the issuance of Shares or their cash equivalent.
2.26   “Grant Date” means the later of (a) the date the Committee establishes the terms of an Award, or (b) any later date specified in the Award Agreement. In no event may the Grant Date be earlier than the Effective Date.
2.27   “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7 (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR.
2.28   “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 (Options) to an Employee and that is designated as an Incentive Stock Option and that meets the rules and requirements of Code Section 422, or any successor provision.
2.29   “Nonemployee Director” means a Director who is not an Employee.
2.30   “Nonemployee Director Award” means any Award granted to a Nonemployee Director as described in Article 12 (Nonemployee Director Awards).
2.31   “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.32   “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 (Options).
2.33   “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 11 (Cash-Based Awards and Other Stock-Based Awards).
2.34   “Participant” means any Eligible Individual as set forth in Article 5 (Eligibility and Participation) to whom an Award is granted.
2.35   “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.36   “Performance Share” means a grant of a stated number of Shares to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
2.37   “Performance Share Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
2.38   “Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.39   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.40   “Plan” means the Big Lots Amended and Restated 2020 Long-Term Incentive Plan.
2.41   “Plan Year” means the Company’s fiscal year.
2.42   “Prior Plan” means the Big Lots 2012 Long-Term Incentive Plan, as amended and restated, effective May 29, 2014, and the Big Lots 2017 Long-Term Incentive Plan, effective May 25, 2017.
2.43   “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units).
2.44   “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units), except no Shares are actually awarded to the Participant on the Grant Date.
2.45   “Restriction Period” means the period when Restricted Stock, Restricted Stock Units, Deferred Stock Units and/or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion).
2.46   “Share” means a common share of the Company, par value $.01 per share (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or a share of common stock of any successor pursuant to Article 22 (Successors).
2.47   “Share Authorization” has the meaning set forth in Section 4.1(a) (Shares Subject to this Plan and Award Limitations/Share Authorization).
2.48   “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 (Stock Appreciation Rights) herein.
2.49   “Termination of Employment or Service” means the occurrence of any act or event that causes a Participant to cease being an employee of the Company and any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale, or transfer by the Company or its Affiliates of a business owned or operated by the Company or any Affiliate. With respect to any Participant who is not an employee of the Company or any Affiliate, the Award Agreement shall establish what act or event shall constitute a Termination of Employment or Service for purposes of this Plan. A Termination of Employment or Service shall occur with respect to a Participant who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate. Notwithstanding the foregoing, as described in Section 14.4 (Impact of Termination of Employment or Service on Awards/Change in Participant Status), no Termination of Employment or Service shall occur if the Participant continues to be an Employee, Director, or Third Party Service Provider after such termination. Provided, however, if a Termination of Employment or Service constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Code Section 409A, payments to be made upon a Termination of Employment or Service shall only be made upon a “separation from service” within the meaning of Code Section 409A.
2.50   “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company or an Affiliate pursuant to a written agreement that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
ARTICLE 3. ADMINISTRATION
3.1   General.   The Committee shall be responsible for administering this Plan, subject to this Article 3 (Administration) and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2   Authority of the Committee.   The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (a) selecting Participants, (b) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (c) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (d) construing any ambiguous provision of the Plan or any Award Agreement, (e) establishing performance goals and certifying satisfaction of performance goals, (f) subject to Article 20 (Amendment, Modification, Suspension, and Termination), adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company or its Affiliates operate, and (g) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of the Plan and/or any Award Agreement.
3.3   Delegation.   The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Subject to applicable law, the Committee may authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards, (b) designate Third Party Service Providers to be recipients of Awards, and (c) determine the size of and make any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to a Nonemployee Director or an Employee who is considered an executive officer, as determined by the Board in accordance with Section 16 of the Exchange Act, and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND AWARD LIMITATIONS
4.1   Number of Shares Available for Awards.
(a)
Share Authorization.   Subject to adjustment as provided in Section 4.4 (Shares Subject to this Plan and Award Limitations/Adjustments in Authorized Shares) herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i)
~~3,600,000~~one million two hundred fifty thousand (1,250,000) Shares, plus

(ii)
the 36,800 Shares available for grant under this Plan as of April 7, 2023, plus

(iii)
any Shares subject to the ~~1,360,943~~3,563,319 outstanding full value awards as of ~~February 1, 2020~~April 7, 2023 that on or after ~~February 1, 2020~~April 7, 2023 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b)
Limits on ISOs.   The maximum number of Shares of the Share Authorization that may be issued pursuant to the exercise of ISOs granted under this Plan shall be ~~3,600,000~~one million two hundred fifty thousand (1,250,000) Shares.

4.2   Share Usage.   Subject to the terms of this Plan, Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards issued under the Plan on or after the Effective Date or under the Prior Plan before the Effective Date which (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (b) are settled in cash in lieu of Shares, or (c) are exchanged with the Committee’s permission prior to the issuance of Shares for Awards not involving Shares, shall be available again for grant under this Plan. Shares that are withheld from an Award of Restricted Stock, Restricted Stock Units, or Performance Share Units to satisfy the minimum required tax withholding obligations related to that Award shall be deemed to constitute Shares that are not issued under this Plan. To the extent that a Participant has elected to withhold Shares from an Award of Restricted Stock, Restricted Stock Units, or Performance Share Units in excess of the minimum required tax withholding, the Shares withheld for the excess withholding will no longer be eligible to be again available for grant under this Plan. Shares which are (i) not issued or delivered as a result of the net settlement of an Option or Share-settled SAR, (ii) withheld to satisfy tax withholding obligations on an Option or SAR issued under the Plan, (iii) tendered to pay the Exercise Price of an Option or the Grant Price of a Stock Appreciation Right under the Plan, or (iv) repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. To the extent permitted by applicable law or stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not be counted against Shares available for grant pursuant to the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
4.3   Adjustments in Authorized Shares.   In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limits, and (v) other value determinations applicable to outstanding Awards. Any such adjustment shall be done in a manner consistent with Code Section 409A and, where applicable, Code Section 424. The Committee may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods as the Committee otherwise determines. The determination of the Committee as to the foregoing adjustments, if any, shall be at the discretion of the Committee and shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 20 (Amendment, Modification, Suspension, and Termination) and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan), subject to compliance with the rules under Code Sections 409A, 422 and 424, to the extent applicable.
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
5.1   Eligibility.   Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.
5.2   Actual Participation.   Subject to the provisions of this Plan, the Committee may, from time to time, select from the Eligible Individuals, those individuals to whom Awards shall be granted. Awards need not be uniform as among Participants.
5.3   Conditions of Participation.   By accepting an Award, each Participant agrees in his or her own behalf and in behalf of his or her beneficiaries (1) to be bound by the terms of the Award Agreement and the Plan and (2) that the Committee (or the Board) may amend the Plan and the Award Agreement pursuant to Article 21 (Amendment, Modification, Suspension, and Termination).

ARTICLE 6. OPTIONS
6.1   Grant of Options.   Subject to the terms and provisions of this Plan, Options may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided that ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, unless legitimate business criteria exist (within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1)), an Eligible Individual may only be granted Options to the extent that such individual provides services to the Company or an Affiliate of the Company that is part of the Company’s controlled group for purposes of Code Section 409A.
6.2   Option Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3   Exercise Price.   The Exercise Price for each grant of an Option shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Exercise Price must be at least equal to (a) one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date, or (b) one hundred ten percent (110%) of the FMV of the Shares as determined on the Grant Date in the case of an ISO granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate, as determined under Code Section 422.
6.4   Term of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of the Grant Date.
6.5   Exercise of Options.   Options granted under this Article 6 (Options) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
Options granted under this Article 6 (Options) shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee (setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares), or by complying with any alternative exercise procedure(s) the Committee may authorize.
6.6   Payment.   A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full either: (a) in cash; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7   Minimum Vesting Conditions.   All Option Awards shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date (or 50 weeks for an Option granted to a Nonemployee Director at the regular annual meeting of shareholders that vests at the next regular annual meeting of shareholders); except that this minimum vesting condition need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting requirements.
6.8   Other Conditions and Restrictions.   The Committee may impose such other conditions and/or restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 (Options) as it may deem advisable or desirable. Such conditions and restrictions may include, but shall not be limited to, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.9   Notification of Disqualifying Disposition.   If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1   Grant of SARs.   Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. However, unless legitimate business criteria exist (within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1)), an Eligible Individual may only be granted SARs to the extent that such individual provides services to the Company or an Affiliate of the Company that is part of the Company’s controlled group for purposes of Code Section 409A.
7.2   SAR Award Agreement.   Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
7.3   Grant Price.   The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.
7.4   Term of SAR.   Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary date of the Grant Date.
7.5   Exercise of SARs.   SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.6   Settlement of SARs.   Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)
The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)
The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.7   Minimum Vesting Conditions.   All SAR Awards shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date (or 50 weeks for a SAR granted to a Nonemployee Director at the regular annual meeting of shareholders that vests at the next regular annual meeting of shareholders); except that this minimum vesting condition need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting requirements.
7.8   Other Conditions and Restrictions.   The Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. Such conditions and restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.
ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1   Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Eligible Individual on the Grant Date.
8.2   Restricted Stock or Restricted Stock Unit Award Agreement.   Each Award of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
8.3   Other Conditions and Restrictions.   The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable or desirable. Such conditions and restrictions may include, but shall not be limited to, without limitation, a requirement that the Participant pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, acceleration of a Restriction Period based on the achievement of performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
An Award of Shares of Restricted Stock or Restricted Stock Units shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date (or 50 weeks for an Award granted to a Nonemployee Director at the regular annual meeting of shareholders that vests at the next regular annual meeting of shareholders); except that this minimum vesting condition need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting requirements.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8 (Restricted Stock and Restricted Stock Units), Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4   Certificate Legend.   In addition to any legends placed on certificates pursuant to Section 8.3 (Restricted Stock and Restricted Stock Units/Other Conditions and Restrictions), each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Big Lots Amended and Restated 2020 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Big Lots, Inc.”

8.5   Rights.   Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any Dividend-Equivalent Rights pursuant to Article 16 (Dividend-Equivalent Rights) of this Plan. Any dividends paid on Restricted Stock will be subject to the same restrictions that affect the Restricted Stock with respect to which the dividend was paid. Dividends paid out of escrow will be treated as remuneration for employment unless an election has been made under Section 8.6 (Restricted Stock and Restricted Stock Units/Section 83(b) Election). A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. A Participant shall have no dividend rights with respect to any Restricted Stock Units granted hereunder unless the Participant is also granted Dividend-Equivalent Rights.
8.6   Section 83(b) Election.   The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
8.7   Deferral Rights.   The Committee may, in accordance with the requirements of Code Section 409A, permit an Employee or Director to elect to defer any Award of Restricted Stock and/or Restricted Stock Units. Any deferral of Restricted Stock shall be converted into a deferred Restricted Stock Unit. Any deferral of Restricted Stock or Restricted Stock Units shall be evidenced by a deferral election form containing such terms and conditions not inconsistent with this Plan or Code Section 409A as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Any Dividend Equivalent Rights provided a Participant with respect to deferred Restricted Stock or Restricted Stock Units shall be subject to Article 16 (Dividend-Equivalent Rights).
ARTICLE 9. DEFERRED STOCK UNITS
9.1   In General.   The Committee may, in accordance with the requirements of Code Section 409A, permit an Employee or Director to elect to defer receipt of all or a portion of his annual compensation, annual incentive bonus and/or long-term compensation (other than Options or SARs) (“Deferred Annual Amount”) payable by the Company or an Affiliate and receive in lieu thereof an Award of elective Deferred Stock Units equal to the number which may be obtained by dividing (a) the amount of the Deferred Annual Amount, by (b) the Fair Market Value of a Share on the date such compensation and/or annual bonus would otherwise have been paid (“Deferred Stock Units”). Deferred Stock Units shall be evidenced by a deferral election form (“Deferral Election Form”) containing such terms and conditions not inconsistent with this Plan or Code Section 409A as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. The Deferral Election Form shall serve as the Award Agreement for the Deferred Stock Units. Upon receipt of a Deferral Election Form, the Company shall establish a notional account for the Participant and will record in such account the number of Shares underlying the Deferred Stock Units awarded to the Participant. No Shares will be issued to the Participant at the time Deferred Stock Units are credited in connection with a Deferral Election Form.
9.2   Rights as a Stockholder.   The Committee may, in its discretion, provide in the Deferral Election Form related to a Deferred Stock Unit, that Dividend Equivalent Rights shall be granted with respect to such Deferred Stock Unit, and if Dividend Equivalent Rights are granted, when such Dividend Equivalent Rights shall be accrued, paid to, or credited to the account of, a Participant credited with Deferred Stock Units pursuant to Article 16 (Dividend-Equivalent Rights) of this Plan. Unless otherwise provided by the Committee in the Deferral Election Form, (a) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock Units on the record date established for the related dividend or distribution in an amount equal to the number which may be obtained by dividing (i) the value of such dividend or distribution on the record date by (ii) the Fair Market Value of a Share on such date, and such additional Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock Units with respect to which such dividends or distributions were payable, and (b) if any such dividends or distributions are paid in Shares or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions, if any, as apply to the Deferred Stock Units with respect to which they were paid. A Participant shall not have any rights as a shareholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s shareholders) until such time as the Shares attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.
9.3   Vesting.   Unless otherwise provided in the Deferral Election Form related to a Deferred Stock Unit, each Deferred Stock Unit, together with any Dividend — Equivalent Rights credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times. For purposes of clarity, any Deferred Stock Unit (and any related Dividend Equivalent Right) issued in connection with the deferral of any Award of long-term compensation that would have been granted under the Plan shall be subject to the same Restriction Period that would have applied to such Award had it not been deferred. Elective deferrals of other compensation that would otherwise have been payable in cash shall not be subject to any Restriction Period.
9.4   Settlement.   Subject to Article 23 (General Provisions), and the last sentence of Section 9.1 (Deferred Stock Units/In General), unless otherwise provided in the Deferral Election Form related to a Deferred Stock Unit, the Company shall issue the Shares underlying any of a Participant’s Deferred Stock Units (and any related Dividend-Equivalent Rights) credited to such Participant’s account under this Plan within ninety (90) days following the date of such Participant’s Termination of Employment or Service (or such other Code Section 409A-compliant distribution event as may be elected by the Participant in the initial Deferral Election Form in accordance with the rules and procedures of the Committee and Code Section 409A). The Committee may provide, or the Participant may elect, in the Deferral Election Form applicable to any Deferred Stock Unit that, in lieu of issuing Shares in settlement of that Deferred Stock Units, the Fair Market Value of the Shares corresponding to such Deferred Stock Units shall be paid in cash. For each Share received in settlement of Deferred Stock Units, the Company shall deliver to the Participant a certificate representing such Share, bearing appropriate legends, if applicable. Notwithstanding any other provision of the Plan to the contrary, any distribution that complies with Code Section 409A shall be deemed for all purposes to comply with the Plan requirements regarding the time and form of distributions.
9.5   Further Deferral Elections.   If permitted by the Committee in the Deferral Election Form, a Participant may, elect to further defer receipt of Shares issuable in respect of Deferred Stock Units in accordance with the requirements of Code Section 409A. Any such redeferral election shall be valid only if : (a) such election does not take effect until at least twelve (12) months after the date on which it is made; (b) in the case of an election not related to a payment on account of Disability, death, or an unforeseeable emergency (within the meaning of Code Section 409A), the distribution is deferred for at least five (5) years from the date such distribution would otherwise have been paid; and (c) any election related to a distribution at a specified time or pursuant to a fixed schedule (within the meaning of Code Section 409A) is made at least twelve (12) months prior to the date on which distributions are otherwise scheduled to be paid. Any redeferral election in accordance with this paragraph shall be irrevocable on the date it is filed with the Committee unless subsequently changed pursuant to this paragraph.
ARTICLE 10. PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE UNITS
10.1   Grant of Performance Shares, Performance Share Units, and Performance Units.   Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units, and/or Performance Units to Eligible Individuals in such amounts and upon such terms as the Committee shall determine. With respect to any Award of Performance Shares, Performance Share Units or Performance Units, the Committee shall establish in writing (a) the performance goals or measures (as described in Article 10 (Performance Shares, Performance Share Units, and Performance Units)) applicable to a given Performance Period, and (b) such performance goals shall state the method for computing the amount of compensation payable to the Covered Employee Participant if such performance goals are attained.

10.2   Performance Goals.   Performance objectives will be based on the performance of the Company or one or more subsidiary, Affiliate, business unit, business group, business venture or legal entity on an absolute, relative, adjusted or per-share basis, individual performance goals, strategic and business unit operational goals, subjective goals and any other performance measures and goals that the Committee determines to be appropriate. Financial performance measures may include, but are not limited to: earnings, profits, income (on a gross or net basis), EBIT, EBITDA, return measures, cash flow, or any other financial measure that appears as a line item in Company’s filings with the Securities and Exchange Commission or the annual report to shareholders; the price per share of the Company’s common stock; total shareholder return; market shares; or working capital. Non-financial performance measures may include, but are not limited to: productivity ratios; customer satisfaction; ESG; individual performance goals or any other performance measure or goal that the Committee determines to be appropriate. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.
The Committee may establish any of the performance measures above computed without taking into account an amount reflected therein related to Awards under the Plan. The Committee shall explicitly state such exclusion of the Awards when establishing the material terms of the performance measure. If the performance measure (considered without this exclusion of the Awards) reflects an income tax effect of the Awards, this exclusion should reflect the corresponding income tax effects attributable thereto.
In its sole discretion in setting the performance objectives, the Committee may provide for the making of equitable adjustments in recognition of unusual or non-recurring events, transactions and accruals, such as (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) acquisitions, mergers, or divestitures (including non-recurring transaction-related expenses); (f) securities offerings; and (g) other special charges or extraordinary items as approved by the Committee, in its sole discretion.
10.3   Evaluation of Performance.   Effective as of the Effective Date, the Committee may provide in any Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period (including the income tax effects attributable thereto), singularly or in combination, to the goals/targets in recognition of the following categories (or any particular item(s) within the following categories or portion(s) thereof):
(a)   Asset impairments as described in ASC 360, Property, Plant and Equipment, as amended, revised or superseded; or
(b)   Costs associated with exit or disposal activities as described in ASC 420, Exit or Disposal Cost Obligations, as amended, revised or superseded; or
(c)   Impairment charges (excluding the amortization thereof) related to goodwill or other intangible assets, as described in ASC 350, Intangibles — Goodwill and Other, as amended, revised or superseded; or
(d)   Integration costs related to all merger and acquisition activity of the Company and/or its Affiliates, including, without limitation, any merger, acquisition, reverse merger, triangular merger, tender offer, consolidation, amalgamation, arrangement, security exchange, business combination or any other purchase or sale involving the Company and/or its Affiliates (or foreign equivalent of any of the foregoing); or
(e)   Transaction costs related to all merger and acquisition activity of the Company and/or its Affiliates, including, without limitation, any merger, acquisition, reverse merger, triangular merger, tender offer, consolidation, amalgamation, arrangement, security exchange, business combination or any other purchase or sale involving the Company and/or its Affiliates (or foreign equivalent of any of the foregoing); or
(f)   Any profit or loss attributable to the business operations of a specified segment as described in ASC 280, Segment Reporting, as amended, revised or superseded; or

(g)   Any profit or loss attributable to a specified segment as described in ASC 280, Segment Reporting, as amended, revised or superseded acquired during the Performance Period or an entity or entities acquired during the Performance Period to which the performance goal relates; or
(h)   Any tax settlement(s) with a tax authority; or
(i)   Any gains and losses that are treated as unusual in nature or infrequent in their occurrence as described in ASC 225-20, Income Statement — Unusual or Infrequently Occurring Items, as amended, revised or superseded; or
(j)   Any other non-recurring items, any events or transactions that do not constitute ongoing operations, or other non-GAAP financial measures (not otherwise listed); or
(k)   Any change in accounting principle as described in ASC 250-10, Accounting Changes and Error Corrections, as amended, revised or superseded; or
(l)   Unrealized gains or losses on investments in debt and equity securities as described in ASC 320, Investments — Debt and Equity Securities, as amended, revised or superseded; or
(m)   Any gain or loss recognized as a result of derivative instrument transactions or other hedging activities as described in ASC 815, Derivatives and Hedging, as amended, revised or superseded; or
(n)   Stock-based compensation charges as described in ASC 718, Compensation — Stock Compensation and ASC 505-50, Equity Based Payments to Non Employees, as amended, revised or superseded; or
(o)   Any gain or loss as reported as a component of other comprehensive income as described in ASC 220, Comprehensive Income, as amended, revised or superseded; or
(p)   Any expense (or reversal thereof) as a result of incurring an obligation for a direct or indirect guarantee, as described in ASC 460, Guarantees, as amended, revised or superseded; or
(q)   Any gain or loss as the result of the consolidation of a variable interest entity as described in ASC 810, Consolidation, as amended, revised or superseded; or
(r)   Any expense, gain or loss (including, but not limited to, judgments, interest on judgments, settlement amounts, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation or lawsuit settlement (including collective actions or class action lawsuits); or
(s)   Any charges associated with the early retirement of debt; or
(t)   The relevant tax effect(s) of tax laws or regulations, or amendments thereto, that become effective after the beginning of the applicable Performance Period.
10.4   Value of Performance Shares, Performance Share Units, and Performance Units.   Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units, and/or Performance Units that will be paid out to the Participant.
10.5   Earning of Performance Shares, Performance Share Units, and Performance Units.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Share Units, and/or Performance Units shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units, and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Performance goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares, Performance Share Units or Performance Units or the vesting or lapse of restrictions with respect thereto, based on the level attained. The Committee may also provide in any such Award that any evaluation of performance against a performance goal may include or exclude events that occur during a Performance Period (including the income tax effects attributable thereto), singularly or in combination.
10.6   Form and Timing of Payment of Performance Shares, Performance Share Units, and Performance Units.   Payment of earned Performance Shares, Performance Share Units, and/or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Share Units, and/or Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares, Performance Share Units, and/or Performance Units at the close of the applicable Performance Period, but no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
10.7   Minimum Vesting Conditions.   All Awards of Performance Shares, Performance Share Units, and Performance Units shall have a minimum vesting period of one year from the date of its grant, with no vesting prior to the first anniversary of the grant date; except that this minimum vesting condition need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting requirements.
10.8   Deferral Rights.   The Committee may, in accordance with the requirements of Code Section 409A, permit an Employee or Director to elect to defer any Award of Performance Shares, Performance Share Units and/or Performance Units. Any deferral of Performance Shares shall be converted into a deferred Performance Share Unit. Any deferral of Performance Shares, Performance Share Units and/or Performance Units shall be evidenced by a deferral election form containing such terms and conditions not inconsistent with this Plan or Code Section 409A as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Any Dividend Equivalent Rights provided a Participant with respect to deferred Performance Shares, Performance Share Units or Performance Units shall be subject to Article 16 (Dividend-Equivalent Rights).
ARTICLE 11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
11.1   Grant of Cash-Based Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Eligible Individuals in such amounts and upon such terms as the Committee may determine.
11.2   Other Stock-Based Awards.   The Committee, at any time and from time to time, may grant to Eligible Individuals other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Notwithstanding the foregoing, in no event may more than an aggregate of 5% of the shares of Stock authorized under the Plan be granted as~~an~~ stock-based Awards (including Other Stock-Based Awards) that ~~is~~are not subject to a minimum vesting period of one year from the date of its grant (or 50 weeks for an Other Stock-Based Award granted to a Nonemployee Director at the regular annual meeting of shareholders that vests at the next regular annual meeting of shareholders).
11.3   Value of Cash-Based and Other Stock-Based Awards.   Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
11.4   Payment of Cash-Based Awards and Other Stock-Based Awards.   Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the

Award, in cash or Shares as the Committee determines. The Company may pay earned Cash-Based Awards and Other Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Award at the close of the applicable Performance Period, if any, but no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended, the award vests (unless a valid deferral election has been made), or the date the payment was otherwise scheduled to be made.
ARTICLE 12. NONEMPLOYEE DIRECTOR AWARDS
The Board or a committee of the Board shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement. Nonemployee Directors, pursuant to this Article 12 (Nonemployee Director Awards), may be awarded, or may be permitted to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainer, meeting fees or other fees in Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Awards as contemplated by this Plan in lieu of cash. Notwithstanding Section 4.4 (Shares Subject to this Plan and Award Limitations/Annual Award Limits), a Nonemployee Director may not receive equity-based Awards under this Plan in any one Plan Year which have an aggregate grant date “fair value’ that exceeds five hundred thousand dollars ($500,000), with fair value determined under applicable accounting standards. All Awards to Nonemployee Directors shall have a minimum vesting period of one year from the date of its grant (or 50 weeks for an Award granted to a Nonemployee Director at the regular annual meeting of shareholders that vests at the next regular annual meeting of shareholders); except that this minimum vesting condition need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting requirements.
ARTICLE 13. TRANSFERABILITY OF AWARDS
During a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant (or by the Participant’s legal representative in the event of the Participant’s incapacity). Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. For purposes of clarity, this limitation on the transferability of Awards does not restrict transfers of unrestricted Shares that have been issued in connection with a vested Award.
ARTICLE 14. IMPACT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
14.1   In General.   Unless otherwise determined by the Committee and set forth in the Award Agreement, upon a Participant’s Termination of Employment or Service with or to the Company or an Affiliate, for any reason whatsoever, except as otherwise set forth in this Article 14 (Impact of Termination of Employment or Service on Awards), in an Award Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Awards granted to such Participant will be treated as follows:
(a)   Any Options and SARs will (i) to the extent not vested and exercisable as of the date of such Termination of Employment or Service with or to the Company or an Affiliate, terminate on the date of such termination, and (ii) to the extent vested and exercisable as of the date of such Termination of Employment or Service with or to the Company or an Affiliate, remain exercisable for a period of one (1) year following the date of such termination (but in no event beyond the maximum term of such Award); provided, however, that a Participant may not exercise an ISO more than three (3) months following the date of such termination for any reason other than death or Disability (but in no event beyond the maximum term of such Award).
(b)   Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will be immediately forfeited.
(c)   Any Performance Shares, Performance Share Units, or Performance Units will be immediately forfeited and terminate.

(d)   Any other Awards, including, but not limited to, Cash-Based Awards and Other Stock-Based Awards, to the extent not vested will be immediately forfeited and terminate.
14.2   Upon Termination of Employment or Service in Connection with a Change in Control.   Except as otherwise provided in an Award Agreement, upon a Termination of Employment or Service in connection with a change in control, Awards granted to a Participant will be treated as set forth in Article 19 (Change in Control).
14.3   Bona Fide Leave.   Notwithstanding the fact that a Participant’s employment ostensibly terminates and except as otherwise provided in an Award Agreement, if the Participant is on a bona fide leave of absence, as defined in Treas. Reg. Section 1.409A-1(h)(1), then the Participant will be treated as having a continuing employment relationship (and not as having terminated employment for purposes of this Plan) so long as the period of the leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company or an Affiliate under an applicable statute or by contract.
14.4   Change in Participant Status.   If a Participant changes status from an Employee, Director, or Third Party Service Provider to an Employee, Director, and/or Third Party Service Provider, without interruption, the Committee, in its sole discretion, may permit any Award held by such Participant at the time of such change in status to be unaffected by such status change; provided, however, that an ISO held by an Employee shall be treated as a NQSO on the first (1st) day that is three (3) months after the date that the Participant ceases to be an Employee.
ARTICLE 15. SUBSTITUTION AWARDS
Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company or its Affiliate with another corporation, or the acquisition by the Company or its Affiliate of substantially all the assets of another corporation, or the acquisition by the Company or its Affiliate of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted to ensure that the requirements imposed under Code Section 409A and 424, to the extent applicable, are satisfied.
ARTICLE 16. DIVIDEND-EQUIVALENT RIGHTS
Any Participant selected by the Committee may be granted Dividend-Equivalent Rights (in connection with any Award other than an Option of SAR) based on the dividends declared on Shares that are subject to the Award to which they relate, to be accrued as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend-Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing or any provision of the Plan to the contrary, if any Award for which Dividend-Equivalent Rights have been granted has its vesting or grant dependent upon the satisfaction of (i) a service condition, (ii) one or more performance conditions, or (iii) both a service condition and one or more performance conditions, then such Dividend-Equivalent Rights shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award. For purposes of clarity, no amount shall be paid or settled in connection with a Dividend-Equivalent Right until the underlying Award has become vested. Under no circumstances may Dividend-Equivalent Rights be granted for any Option or SAR.

ARTICLE 17. BENEFICIARY DESIGNATION
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or the Participant’s executor, administrator, or legal representative.
ARTICLE 18. RIGHTS OF PARTICIPANTS
18.1   Employment/Service.   Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company or its Affiliates at any time or for any reason, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any of its Affiliates and, accordingly, subject to Article 3 (Administration) and Article 20 (Amendment, Modification, Suspension, and Termination), this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or its Affiliates. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship.
18.2   Participation.   No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
18.3   Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
ARTICLE 19. CHANGE IN CONTROL
19.1   Impact of Event.   Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Award Agreement, but subject to Section 4.4 (Shares Subject to this Plan and Award Limitations/Adjustments in Authorized Shares), in the event of a Change in Control and where the Participant incurs a separation from service (as defined in Code Section 409A) within the thirty (30) days preceding or the twenty-four (24) months following the Change in Control:
(a)   Any Options and SARs outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;
(b)   All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Awards shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;
(c)   All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Units shall lapse and such Restricted Stock Units shall become free of all restrictions and become fully vested and redeemed to the full extent of the original grant (i.e., the Restriction Period shall lapse);
(d)   Any performance goal or other condition with respect to any Performance Units, Performance Shares, and Performance Share Units shall be deemed to have been satisfied in an amount equal to the greater of (i) the target number of Performance Units, Performance Shares, or Performance Share Units or (ii) the actual performance earned as measured on the date of the Change in Control; and the Common Shares or cash subject to such Award shall be fully distributable;

(e)   Any remaining restrictions, performance goals or other conditions with respect to any Deferred Stock Units shall lapse and such Deferred Stock Unit shall be deemed to have been satisfied in full and in the case of performance goals, as if target was achieved, and the Common Shares or cash subject to such Award shall be fully distributable; and
(f)   Any Cash-Based Awards and Other Stock-Based Awards outstanding as of the date of such Change in Control and not then vested shall vest to the full extent of the original grant, and shall be fully distributable.
Notwithstanding the foregoing, with respect to any Award that provides for the deferral of compensation and is subject to Code Section 409A, unless the Committee determines otherwise in the Award Agreement, such Award shall be paid, distributed or settled, as applicable: (i) on the occurrence of a Change in Control if that Change in Control constitutes a “change in control event” within the meaning of Code Section 409A; or (ii) in accordance with the terms provided in the Award Agreement if that Change in Control does not constitute a “change in control event” within the meaning of Code Section 409A.
19.2   Effect of Code Section 280G.   Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Affiliate in effect on the date of the Change in Control, if the sum (or value) due under Section 19.1 (Change in Control/Impact of Event) that are characterizable as parachute payments, when combined with other parachute payments attributable to the same Change in Control, constitute “excess parachute payments” as defined in Code Section 280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under the Plan by the smaller of (a) the value of the sum or the value of the payments due under Section 19.1 (Change in Control/Effect of Code Section 280G), or (b) the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code Section 280G(b)(2)(A) under the Plan and all other agreements will be $1.00 less than the amount that would generate an excise tax under Code Section 4999. Any reduction pursuant to this Section 19.2 (Change in Control/Effect of Code Section 280G) shall be first applied against parachute payments (as determined above) that are not subject to Code Section 409A and, thereafter, shall be applied against all remaining parachute payments (as determined above) subject to Code Section 409A on a pro rata basis.
ARTICLE 20. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION
20.1   Amendment, Modification, Suspension, and Termination.   Subject to Section 20.3 (Amendment, Modification, Suspension, and Termination/Awards Previously Granted) and Section 20.5 (Amendment, Modification, Suspension, and Termination/Repricing Prohibition), the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
20.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.   Except to the extent prohibited under Code Sections 409A and 424, to the extent applicable, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.4 (Shares Subject to this Plan and Award Limitations/Adjustments in Authorized Shares) hereof), affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
20.3   Awards Previously Granted.   Notwithstanding any other provision of this Plan to the contrary (other than Section 20.4 (Amendment, Modification, Suspension, and Termination/Amendment to Conform to Law)), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
20.4   Amendment to Conform to Law.   Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (a) conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A to the extent applicable), and to the administrative regulations and rulings promulgated thereunder; (b) permitting the Company or its Affiliates to receive a tax deduction under applicable law; or (c) avoiding an expense charge to the Company or its Affiliates. By accepting an Award under this Plan, a Participant consents to any amendment made pursuant to this Section 20.4 (Amendment, Modification, Suspension, and Termination/Amendment to Conform to Law) to any Award granted under the Plan without further consideration or action.
20.5   Repricing Prohibition.   Except to the extent (a) approved by the Company’s shareholders, or (b) provided in Section 4.4 (Shares Subject to this Plan and Award Limitations/Adjustments in Authorized Shares), the Committee shall not have the power or authority to (i) reduce, whether through amendment or otherwise, the Exercise Price or the Grant Price of any outstanding Option or SAR; (ii) grant any new Option or SAR with a lower Exercise Price or Grant Price, as applicable, in substitution for or upon cancellation of an Option or SAR, or (iii) grant any new Award, or make any cash or in-kind payment, in substitution for or upon the cancellation of any Option or SAR at a time when the Exercise Price of the Option or the Grant Price of the SAR being substituted or cancelled is greater than the current Fair Market Value of a Share.
20.6   Reload Prohibition.   Regardless of any other provision of the Plan, no Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards in connection with the exercise of an Option or otherwise.
ARTICLE 21. WITHHOLDING
21.1   Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company, to satisfy federal, state, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant (but no later than the last business day of the calendar quarter during which the amount first becomes includible in gross income), the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, provincial, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company
21.2   Share Withholding.   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, unless the Participant has elected, with the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by paying the taxes in cash or transferring to the Company Shares owned by the Participant that would satisfy no less than minimum statutory total tax but no more than the maximum statutory total tax with respect to the Company’s withholding obligation, the Participant shall be deemed to have elected to have the Company withhold a number of Shares that would satisfy no less than the minimum statutory total tax and, in the Committee’s discretion, up to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made by the Participant in a manner approved by the Committee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 22. SUCCESSORS
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon each Participant’s heirs, legal representatives, and successors.
ARTICLE 23. GENERAL PROVISIONS
23.1   Recovery of Compensation.   Any Award issued under this Plan will be subject to any clawback policy developed by the Board of Directors or the Committee ~~that is consistent with applicable law~~, whether such Award was granted before or after the effective date of any such clawback policy.
23.2   Legend.   The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
23.3   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the singular shall include the plural, and the plural shall include the singular.
23.4   Severability.   In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
23.5   Compliance with Legal and Exchange Requirements.   The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any stock exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its Affiliates, or the directors or officers of any such entities, shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.
23.6   No Limitation on Compensation.   Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
23.7   Investment Representations.   The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
23.8   Employees Based Outside of the United States.   Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Affiliates operate or have Employees, Directors or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)   Determine which Affiliates shall be covered by this Plan;
(b)   Determine which Employees, Directors and/or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)   Modify the terms and conditions of any Award granted to Employees, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;
(d)   Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 23.8 (General Provisions/Employees Based Outside of the United States) by the Committee shall be attached to this Plan document as appendices; and
(e)   Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
23.9   Uncertificated Shares.   To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.10   Unfunded Plan.   It is intended that this Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan and Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or its Affiliates may make to aid it in meeting its obligations under this Plan.
23.11   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated (i.e., rounded down to the nearest whole Share).
23.12   No Impact on Benefits.   Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
23.13   Compliance with Code Section 409A.
(a)   In General.   The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. All Award Agreements shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. To the extent that any provision of the Plan or an Award Agreement would cause a conflict with the requirements of Code Section 409A, or would cause the administration of the Plan or an Award to fail to satisfy the requirements of Code Section 409A, such provision shall be deemed amended to the extent practicable to avoid adverse tax consequences under Code Section 409A for the Participant (including his or her beneficiaries). In no event shall a Participant, directly or indirectly, designate the calendar year in which payment, distribution or settlement, as applicable, of an Award subject to Code Section 409A is made, except in accordance with Code Section 409A. Notwithstanding any provision in this Plan to the contrary, neither the Company nor the Committee shall have any liability to any person in the event such Code Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries.
(b)   Six-Month Delay for Specified Employees.   Notwithstanding anything in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee,” within the meaning of Code Section 409A and as determined under the Company’s policy for determining specified employees, on the date of his “separation from service”, within the meaning of Code Section 409A, the distribution, payment or settlement, as applicable, of all of Participant’s Awards that are both (i) subject to Code Section 409A and (ii) distributable, payable or settleable, as appropriate, on account of a separation from service, shall be postponed for six (6) months following the date of the Participant’s separation from service. If a distribution, payment or settlement, as applicable, is delayed pursuant to this paragraph, the distribution, payment or settlement, as applicable, shall be made within the thirty (30)-day period following the first (1st) business day of the seventh (7th) month following the Participant’s separation from service; provided that if the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. This distribution, payment or settlement, as applicable, shall include the cumulative amount of any amount that could not be paid or provided during such period.
(c)   Elective Deferrals.   No Participant elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) other than in regard to Deferred Stock Units are permitted under this Plan. Instead, any such elective deferrals of compensation shall only be permitted pursuant to the Company’s nonqualified deferred compensation plan. To the extent elective deferrals or re-deferrals are permitted under this Plan, such elections shall be made in accordance with the requirements of Code Section 409A and the rules, procedures and forms specified from time to time by the Committee.
(d)   Mandatory Deferrals.   If, at the grant of an Award under this Plan, the Committee decides that the payment of compensation with respect to such Award shall be deferred compensation within the meaning of Code Section 409A, then, the Committee shall set forth the time and form of payment in the Award Agreement in a manner consistent with Code Section 409A.
(e)   Timing of Payments.   Payment(s) of compensation that is subject to Code Section 409A shall only be made in the form and upon an event or at a time permitted under Code Section 409A.
23.14   Nonexclusivity of this Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
23.15   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.
23.16   Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
23.17   Offset.   Subject to the requirements of Code Section 409A, if applicable, (a) any amounts owed to the Company or an Affiliate by a Participant of whatever nature up to the fullest extent permitted by applicable law may be offset by the Company from the value of any Award to be transferred to the Participant, and (b) no Shares, cash or other thing of value under the Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and its Affiliates. However, no waiver of any liability (or the right to apply the offset described in this Section 23.17 (General Provisions/Offset) may be inferred because the Company pays an Award to a Participant with an outstanding liability owed to the Company or an Affiliate.
23.18   Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. The Plan shall be construed to comply with all applicable law and to avoid liability (other than a liability expressly assumed under the Plan or an Award Agreement) to the Company, an Affiliate or a Participant. Recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in Franklin County, Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
23.19   Delivery and Execution of Electronic Documents.   To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or an Affiliate or by a third party under contract with the Company or an Affiliate) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.
23.20   No Representations or Warranties Regarding Tax Affect.   Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
23.21   Indemnification.   To the maximum extent permitted under the Company’s Articles of Incorporation and Code of Regulations, each person who is or shall have been a member of the Board, a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 (Administration), shall be indemnified and held harmless by the Company against and from any (a) loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
23.22   No Obligation to Disclose Material Information.   Except to the extent required by applicable securities laws, none of the Company, an Affiliate, the Committee, or the Board shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Shares that may be issued or acquired under the Plan.
23.23   Entire Agreement.   Except as expressly provided otherwise, this Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and any Award Agreement, the terms and conditions of the Plan shall control.
*****

Appendix B
BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
The following tables reconcile net income (loss) and diluted earnings (loss) per share (GAAP financial measures) to adjusted net income (loss) and adjusted diluted earnings (loss) per share (non-GAAP financial measures) for fiscal 2022, fiscal 2021 and fiscal 2020.
Fiscal 2022
	As Reported	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Net loss	$(210,708)	$51,657	$12,807	$(171,858)
Diluted loss per share	$(7.30)	$1.79	$(0.44)	$(5.96)
The above adjusted net loss and adjusted diluted loss per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $68,396 ($51,657, net of tax) and a gain on sale of real estate and related expenses of $16,847 ($12,807, net of tax). The depreciation expense included within the adjustment to exclude gain on sale of real estate and related expenses is the accelerated depreciation associated with the disposal of fixtures and equipment at each of the store locations included in the sale.
Fiscal 2021
	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Net income	$177,778	$3,782	$181,560
Diluted earnings per share	$5.33	$0.11	$5.44
The above adjusted net income and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $5,033 ($3,782, net of tax).
Fiscal 2020
	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Net income	$629,191	$(341,903)	$287,288
Diluted earnings per share	$16.11	$(8.75)	$7.35
The above adjusted net income and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

B-1

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

B-2

SCAN TO VIEW MATERIALS & VOTE ® VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATTN: GENERAL COUNSEL 4900 EAST DUBLIN-GRANVILLE ROAD COLUMBUS, OH 43081 V06745-P90299-Z84641 For All Against All For All Except BIG LOTS, INC. To vote against any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the election of the nominees named below: ! ! ! 01) Sandra Y. Campos 02) James R. Chambers 03) Sebastian J. DiGrande 04) Marla C. Gottschalk 05) Cynthia T. Jamison 06) Christopher J. McCormick 07) Kimberley A. Newton 08) Nancy A. Reardon 09) Wendy L. Schoppert 10) Bruce K. Thorn If any nominee named for election as a director is unable to serve or for good cause will not serve, common shares represented by proxies will be voted for such substitute nominee(s) as recommended by Big Lots’ Board of Directors. For Against Abstain ! ! ! 2. APPROVAL OF THE AMENDED AND RESTATED BIG LOTS 2020 LONG-TERM INCENTIVE PLAN. The Board of Directors recommends a vote FOR the approval of the Amended and Restated Big Lots 2020 Long-Term Incentive Plan. 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. The Board of Directors recommends a vote FOR the approval of the compensation of Big Lots’ named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion accompanying the tables. ! ! ! 3 Years 1 Year 2 Years Abstain ! ! ! ! 4. VOTE, ON AN ADVISORY BASIS, ON THE FREQUENCY OF THE SAY ON PAY VOTE. The Board of Directors recommends that you vote for holding an advisory vote on the compensation of Big Lots named executive officers every 1 YEAR. For Against Abstain 5. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Big Lots’ independent registered public accounting firm for the 2023 fiscal year. ! ! ! If any other matter properly comes before the Annual Meeting, common shares represented by proxies will be voted in accordance with the recommendation of the Board of Directors on such matters. Only shareholders of record at the close of business on the record date, March 24, 2023, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint Owners should each sign personally. If a corporation, partnership or other entity, please sign in full entity name by authorized officer.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TUESDAY, MAY 23, 2023, AT 10:00 A.M. EDT Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Big Lots, Inc. To Be Held on May 23, 2023:Big Lots, Inc.’s Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 28, 2023 are available at www.proxyvote.com.V06746-P90299-Z84641® BIG LOTS, INC. Proxy Solicited on Behalf of the Board of Directors for the May 23, 2023Annual Meeting of Shareholders The individual(s) signing on the reverse side of this proxy card as a shareholder or an attorney, executor, administrator, authorized officer or other fiduciary of the shareholder (collectively referred to as the “Owner”) hereby appoint(s) Bruce K. Thorn, Jonathan E. Ramsden and Ronald A. Robins, Jr., and each of them, with full power of substitution, as proxies for the Owner to attend the Annual Meeting of Shareholders of Big Lots, Inc. (“Big Lots”), to be held at4900 East Dublin-Granville Road, Columbus, Ohio 43081, at 10:00 A.M. EDT on May 23, 2023, and at any postponement or adjournment thereof, and to vote and act with respect to all common shares of Big Lots which the Owner would be entitled to vote, with all the power the Owner would possess if present in person, as indicated on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner specified by the Owner. If the Owner does not specify a choice as to a proposal, excluding broker non-votes, the above-named proxies will vote the common shares: (i) FOR the election of each of the nominees named on the reverse side of this proxy card (Proposal One); (ii) FOR the approval of the Amended and Restated Big Lots 2020 Long-Term Incentive Plan (Proposal Two); (iii) FOR the approval of the compensation of Big Lots’ named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (Proposal Three); (iv) for holding an advisory vote on the compensation of Big Lots’ named executive officers every 1 YEAR (Proposal Four); and (v) FOR the ratification of Deloitte & Touche LLP as Big Lots’ independent registered public accounting firm for fiscal 2023 (Proposal Five). If any nominee named for the election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as recommended by Big Lots’ Board of Directors. The above-named proxies will vote the common shares in accordance with the recommendations of Big Lots’ Board of Directors on such other business as may properly come before the Annual Meeting of Shareholders. The Owner acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 23, 2023 meeting and the Annual Report on Form 10-K for the fiscal year ended January 28, 2023.PLEASE SIGN AND DATE ON THE REVERSE SIDE